UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement.
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒  Definitive Proxy Statement.
☐  Definitive Additional Materials.
☐  Soliciting material Pursuant to §240.14a-12.

KEITHLEY INSTRUMENTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common shares, without par value, of Keithley Instruments, Inc. (the “Registrant”)
Class B common shares, without par value, of the Registrant

(2)	Aggregate number of securities to which transaction applies:

As of October 7, 2010, 13,684,523 common shares, 2,150,502 Class B common shares, options to purchase 2,343,551 Common shares having an exercise price less than $21.60 per share, restricted share units representing 216,675 Common shares and performance share units representing 205,675 Common shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

As of October 7, 2010, there were (i) 13,684,523 common shares, (ii) 2,150,502 Class B common shares, (iii) options to purchase 2,343,551 common shares with an exercise price less than $21.60 per common share outstanding, and (iii) 216,675 restricted share units and 205,675 common shares issuable under performance award units granted under the Registrant’s stock incentive plans. The filing fee was determined by adding (x) the product of (I) the number of common shares and Class B common shares that are proposed to be acquired in the merger and (II) the merger consideration of $21.60 in cash per common share and Class B common share, plus (y) $18,479,820 expected to be paid to holders of options to purchase common shares with an exercise price of less than $21.60 per common share in exchange for the cancellation of such options, plus (z) the product of (I) the aggregate number of restricted share units and performance award units granted under the Registrant’s stock incentive plans and (II) the merger consideration of $21.60 in cash per common share (x, y and z together, the “Total Consideration”). The payment of the filing fee, calculated in accordance with Exchange Rule 0-11(c)(1), was calculated by multiplying the Total Consideration by 0.0000713.

(4)	Proposed maximum aggregate value of transaction: $369,639,120

(5)	Total fee paid: $26,355.27

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

October 25, 2010

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Keithley Instruments, Inc. to be held on Friday, November 19, 2010 at 9:00 a.m. local time. The meeting will take place at the Cleveland Marriott East, 26300 Harvard Road, Warrensville Heights, Ohio 44122.

At the special meeting, we will ask the holders of our common shares and Class B common shares to approve and adopt an Agreement and Plan of Merger, dated as of September 29, 2010, among Danaher Corporation, Aegean Acquisition Corp. and Keithley Instruments, Inc., and the transactions contemplated by the merger agreement. If the transactions contemplated by the merger agreement are completed, we will become an indirect, wholly-owned subsidiary of Danaher Corporation, and you will be entitled to receive $21.60 per share in cash, without interest and less any required withholding taxes, for each common share or Class B common share of Keithley Instruments, Inc. that you own at the time of the merger.

After careful consideration, our board of directors, by the unanimous vote of the directors voting on the matter, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Keithley Instruments, Inc. and our shareholders. Our board of directors recommends that our shareholders vote “FOR” approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. The merger agreement and the transactions contemplated by the merger agreement must be approved and adopted by the affirmative vote of holders of a majority of the voting power of our outstanding common shares and Class B common shares (voting together as one class) that are entitled to vote at the special meeting.

The proxy statement accompanying this letter provides you with information concerning the merger, the merger agreement and the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes carefully.

Your vote is very important, regardless of the number of common shares or Class B common shares you own.  Under Ohio law and our articles of incorporation and code of regulations, the merger cannot be completed unless holders of a majority of the voting power of our outstanding common shares and Class B common shares (voting together as one class) entitled to vote at the special meeting vote for the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. You will have one vote for each common share that you owned as of the record date, and you will have ten votes for each Class B common share you owned as of the record date. Pursuant to a voting agreement, a copy of which is attached to the proxy statement as Annex B, Keithley Investment Co. Limited Partnership, a partnership of which Joseph P. Keithley, our chairman of the board of directors, president and chief executive officer, is the general partner, agreed to vote a number of its Class B common shares representing 19.99% of the voting power of Keithley in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. If you do not vote, it will have the same effect as a vote against approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Whether or not you plan to attend the special meeting in person, please complete, sign, date and return promptly the enclosed proxy card or submit a proxy by telephone or on the Internet using the instructions provided on the enclosed proxy card. If you hold shares through a bank, brokerage firm or other nominee, you should follow the procedures provided by your broker or nominee. These actions will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

Thank you in advance for your cooperation and continued support.

Sincerely,
Joseph P. Keithley,
Chairman of the Board, President and Chief Executive Officer

The accompanying proxy statement is dated October 25, 2010 and is first being mailed to our shareholders on or about October 25, 2010.

KEITHLEY INSTRUMENTS, INC.
28775 AURORA ROAD
CLEVELAND, OHIO 44139
(440) 248-0400

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On November 19, 2010

To our Shareholders:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Keithley Instruments, Inc. (“Keithley” or “we,” “us,” or “our”) will be held on Friday, November 19, 2010 at 9:00 a.m. local time. The meeting will take place at the Cleveland Marriott East, 26300 Harvard Road, Warrensville Heights, Ohio 44122, for the purpose of acting upon the following matters:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 29, 2010, among Danaher Corporation, a Delaware corporation (“Danaher”), Aegean Acquisition Corp., an Ohio corporation and an indirect wholly-owned subsidiary of Danaher (“Merger Sub”), and Keithley, and the transactions contemplated by the merger agreement, pursuant to which Merger Sub will merge with and into Keithley and each of our outstanding common shares and Class B common shares (collectively, our “Common Shares”) (other than any Common Share that is held by Danaher or any of its subsidiaries, held in our treasury or by any of our subsidiaries, or held by shareholders who perfect dissenters’ rights under Ohio law) will be converted into the right to receive $21.60 per Common Share in cash, without interest and less any required withholding taxes.

2. To consider and act upon any other matters that may properly be brought before the special meeting.

After careful consideration, our board of directors, by the unanimous vote of the directors voting on the matter (with one director absent), approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of Keithley and our shareholders. Our board of directors recommends that holders of our Common Shares vote “FOR” approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

All holders of record of our Common Shares as of the close of business on October 22, 2010 are entitled to vote at the special meeting.

Approval and adoption of the merger agreement and the transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the voting power of our outstanding Common Shares that are entitled to vote at the special meeting. In connection with the execution of the merger agreement, Keithley Investment Co. Limited Partnership, a partnership of which Joseph P. Keithley, our chairman, president and chief executive officer, is the general partner, entered into a voting agreement pursuant to which it agreed to vote a number of its Class B common shares representing 19.99% of the voting power of our Common Shares in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Regardless of the number of Common Shares you own, your vote is important.  Even if you plan to attend the meeting in person, we request that you cast your vote by completing, signing, dating and promptly returning the enclosed proxy card in the enclosed postage-paid envelope or by submitting a proxy by telephone or on the Internet using the instructions provided on the enclosed proxy card. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. If you fail to return your proxy card, your Common Shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and such failure will have the same effect as voting against approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Your proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by your filing a written revocation of your proxy with our secretary at our address set forth above, by submitting a later proxy by telephone or on the Internet, or by revoking your proxy in open meeting at the special meeting. Simply attending the special meeting, however, will not revoke your proxy.

If you own Common Shares and you do not vote in favor of the merger, you can demand to be paid the fair cash value of your Common Shares. In order to do this, you must follow certain procedures mandated by Ohio law, including filing certain notices and not voting your shares in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. The provisions of the Ohio Revised Code relating to your dissenters’ rights are attached to the accompanying proxy statement as Annex D.

We encourage you to read this proxy statement carefully in its entirety. If you have any questions or need assistance voting your Common Shares, please contact our proxy solicitor, Georgeson Inc., at (212) 440-9800 (banks and brokers) or (866) 296-6841 (all others). In addition, you may obtain information about us from certain documents that we have filed with the Securities and Exchange Commission and from our website at www.keithley.com.

By Order of the Board of Directors,
John M. Gherlein
Secretary

October 25, 2010

IMPORTANT: Whether or not you plan to attend the special meeting, please promptly complete, sign, date and return the enclosed proxy card. A self-addressed, postage-paid envelope is enclosed for your convenience. Details are outlined in the enclosed proxy card. If you hold your Common Shares through a bank, brokerage firm or other nominee, you will need to submit your proxy in accordance with the instructions your bank, broker or other nominee provides. Returning a signed proxy will not prevent you from attending the meeting and voting in person, if you wish to do so. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous proxies.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of Keithley Instruments, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers, including the merger agreement and the voting agreement, copies of which are attached to this proxy statement as Annexes A and B, respectively. In this proxy statement, we refer to Keithley Instruments, Inc. as “we,” “us,” “our” or “Keithley.” We refer to Danaher Corporation as “Danaher” and Aegean Acquisition Corp. as “Merger Sub.” In addition, we refer to the merger of Keithley and Merger Sub as the “merger.” We refer to the time the merger becomes effective under all applicable laws as the “effective time,” we refer to our common shares and our Class B common shares as “Common Shares,” and we refer to holders of our Common Shares as “shareholders.”

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of shareholders.

Q:	What is the proposed transaction?

A:	The proposed transaction is the merger of Merger Sub with and into Keithley pursuant to the merger agreement. If the merger agreement and the transactions contemplated by the merger agreement are approved and adopted by our shareholders and the other closing conditions of the merger agreement are satisfied or waived, Merger Sub will merge with and into Keithley. Keithley will be the surviving corporation in the merger and will become an indirect, wholly-owned subsidiary of Danaher.

Q:	What will I receive in the merger?

A:	Upon completion of the merger, you will receive $21.60 in cash, without interest and less any required withholding taxes, for each outstanding Common Share that you own. Each Class B common share will receive the same per share amount as each common share. For example, if you own 100 Common Shares, you will receive $2,160.00 in cash for your Common Shares, less any required withholding taxes. You will not own shares in the surviving corporation.

Q:	When can I expect to receive the merger consideration for my shares?

A:	Once the merger is completed, you will be sent a letter of transmittal with instructions informing you how to send in your share certificates to the paying agent in order to receive the merger consideration. Once you have submitted your properly completed letter of transmittal, share certificates and other required documents to the paying agent, the paying agent will send you the merger consideration payable with respect to your Common Shares. You should not send your share certificates to us or anyone else until you receive the letter of transmittal.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at the Cleveland Marriott East, 26300 Harvard Road, Warrensville Heights, Ohio 44122, on Friday, November 19, 2010 at 9:00 a.m. local time.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors has approved the merger agreement, the merger and the transactions contemplated by the merger agreement by the unanimous vote of the directors voting on the matter (with one director absent) and has determined that the merger agreement, the merger and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Keithley and our shareholders. Our board of directors recommends that our shareholders vote “FOR” approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Q:	May I attend the special meeting?

A:	All shareholders of record at the close of business on October 22, 2010, the record date for the special meeting, may attend the special meeting. You may be asked to present photo identification and proof of ownership of Common Shares for admittance.

Q:	Who can vote at the special meeting?

A:	Our shareholders of record at the close of business on the record date are entitled to vote the Common Shares that they held on the record date at the special meeting. The holders of outstanding common shares on that date will be entitled to one vote for each share held, and the holders of outstanding Class B common shares on that date will be entitled to ten votes for each share held. As of the record date, there were outstanding 13,694,023 common shares and 2,150,502 Class B common shares.

Q:	What vote is required to approve the merger proposal?

A:	Approval and adoption of the merger agreement and the transactions contemplated by the merger agreement requires the affirmative vote of a majority of the voting power of our outstanding Common Shares that are entitled to vote at the special meeting. Because the required vote is based on the voting power of our Common Shares outstanding rather than on the number of votes cast, failing to vote your Common Shares (including as the result of broker non-votes) or abstaining will have the same effect as voting against approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. In connection with the execution of the merger agreement, Keithley Investment Co. Limited Partnership (the “Keithley Partnership”), a partnership of which Joseph P. Keithley, our chairman, president and chief executive officer is the general partner, entered into a voting agreement (the “Voting Agreement”) pursuant to which it agreed to vote a number of its Class B common shares representing 19.99% of the voting power of our outstanding Common Shares in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

We urge you to complete, sign, date and return the enclosed proxy card to assure the representation of your Common Shares at the special meeting.

Q:	What rights do I have if I own shares and oppose the merger?

A:	You can vote your Common Shares against approval and adoption of the merger agreement and the transactions contemplated by the merger agreement by indicating a vote against the proposal on your proxy card or by voting against the merger in person at the special meeting. Under the applicable provisions of Ohio law, dissenters’ rights are available to our shareholders who do not vote in favor of approval and adoption of the merger agreement.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date for the special meeting, October 22, 2010, is earlier than the date of the special meeting. If you hold Common Shares on the record date but transfer them before the special meeting without granting a proxy, you will retain your right to vote at the special meeting but not the right to receive the merger consideration for those Common Shares. The right to receive the merger consideration will pass to the person who owns your Common Shares when the merger is completed.

Q:	How do I vote my Common Shares?

A:	Complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope, submit a proxy by telephone or Internet using the instructions provided on the enclosed proxy card, or submit your proxy in accordance with the voting instruction form received from any bank, brokerage firm or other nominee that may hold your Common Shares on your behalf, as soon as possible so that your Common Shares can be voted at the special meeting.

Q:	What happens if I do not return a proxy card or vote at the special meeting?

A:	If you fail to return your proxy by mail, telephone or Internet, fail to vote in person at the special meeting, or if you mark your proxy “abstain,” the effect will be the same as voting against approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Q:	If my Common Shares are held for me by my broker, will my broker vote my Common Shares for me?

A:	If you hold your Common Shares through a bank, brokerage firm or other nominee (i.e., in “street name”), in order to vote your Common Shares you must provide voting instructions on the voting instruction card that your bank, brokerage firm or other nominee provides to you. You should instruct your bank, brokerage firm or other nominee as to how to vote your Common Shares following the directions contained in that voting instruction card. If you do not provide instructions to your bank, brokerage firm or other nominee, your Common Shares will not be voted, and this will have the same effect as voting against approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Q:	May I vote my Common Shares in person?

A:	Yes. You may vote in person at the special meeting, rather than by submitting a proxy, if you own Common Shares in your own name. If your shares are held in “street name” through a bank, brokerage firm or other nominee, you may vote in person at the special meeting by obtaining a legal proxy from your bank, brokerage firm or other nominee and presenting it at the special meeting.

Q:	May I change my vote after I have submitted my proxy?

A:	Yes. You may change your vote at any time before the Common Shares reflected on your proxy are voted at the special meeting. If you own Common Shares in your name, you can do this in one of three ways. First, you can send a written notice of revocation of your proxy to our secretary at our principal executive offices. Second, you can complete, sign, date and return a new proxy card with a later date than your previously submitted proxy or submit a later proxy by telephone or Internet. Third, you can attend the meeting and revoke your proxy in open meeting. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a bank, brokerage firm or other nominee to vote your Common Shares, you must follow the directions received from the bank, brokerage firm or other nominee to change your instructions.

Q:	What do I need to do now?

A:	This proxy statement contains important information regarding the merger, the merger agreement and the special meeting, as well as information about Keithley, Danaher and Merger Sub. It also contains important information about some of the factors our board of directors considered in approving the merger agreement, the merger and the other transactions related to the merger. We urge you to read this proxy statement carefully in its entirety, including the annexes. You may also want to review the documents referenced in the section captioned “Where You Can Find Additional Information” beginning on page 52.

Q:	Should I send my share certificates now?

A:	No. After the merger is completed, the paying agent will send each shareholder a letter of transmittal describing how to exchange share certificates for the merger consideration. At that time, a shareholder must send share certificates with a completed letter of transmittal to the paying agent in order to receive the merger consideration. You should not return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal.

Q:	Where can I find more information about Keithley?

A:	We file certain information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We refer to the Securities and Exchange Commission as the “SEC,” and we refer to the Securities Exchange Act of 1934, as amended, as the “Exchange Act.” You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and on our website at www.keithley.com. Information contained on our website is not part of, or incorporated into, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find Additional Information” beginning on page 52.

Q:	How will proxy holders vote my Common Shares?

A:	If you properly submit a proxy prior to the special meeting, your Common Shares will be voted as you direct. If you submit a proxy but no direction is otherwise made, your Common Shares will be voted “FOR” approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

v

Q:	Whom can I call with questions?

A:	We have appointed Georgeson Inc. as our proxy solicitor, whom you many contact as follows:

Georgeson Inc. 199 Water Street, 26th Floor New York, NY 10038 Banks and Brokers Call: (212) 440-9800 All Others Call Toll-Free: (866) 296-6841

Q:	Who will pay the cost of soliciting proxies?

A:	We will pay the costs of soliciting proxies for the special meeting. Our officers, directors and employees may solicit proxies by telephone, facsimile or mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We will also request that banks, brokerage firms and others holding Common Shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and, upon request, will reimburse those holders for their reasonable expenses in performing those services. We have retained Georgeson Inc. to assist us in the solicitation of proxies, and will pay it fees estimated to be approximately $8,000 plus reimbursement of out-of-pocket expenses. In addition, our arrangement with Georgeson Inc. includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

SUMMARY TERM SHEET

This summary highlights selected information in this proxy statement and may not contain all of the information that is important to you. To understand the merger fully, and for a more complete description of the legal terms of the merger and the other transactions contemplated by the merger agreement, we encourage you to carefully read this entire proxy statement, as well as the additional documents to which it refers, including the merger agreement and the voting agreement, copies of which are attached to this proxy statement as Annexes A and B, respectively. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our shareholders on or about October 25, 2010.

The Parties to the Merger (page 10)

Keithley Instruments, Inc.
28775 Aurora Road
Cleveland, Ohio 44139
(440) 248-0400

Keithley Instruments, Inc. is an Ohio corporation that designs, develops, manufactures and markets complex electronic instruments and systems geared to the specialized needs of electronics manufacturers for high-performance production testing, process monitoring, product development and research.

Danaher Corporation
2099 Pennsylvania Avenue N.W.
12th Floor
Washington, D.C. 20006
(202) 828-0850

Danaher Corporation is a Delaware corporation that derives its sales from the design, manufacture and marketing of professional, medical, industrial, commercial and consumer products, which are typically characterized by strong brand names, proprietary technology and major market positions.

Aegean Acquisition Corp.
2099 Pennsylvania Avenue N.W.
12th Floor
Washington, D.C. 20006
(202) 828-0850

Aegean Acquisition Corp. is an Ohio corporation and an indirect wholly-owned subsidiary of Danaher Corporation that was formed exclusively for the purpose of effecting the merger.

The Special Meeting (page 8)

Purpose (page 8)

The special meeting will be held on Friday, November 19, 2010 starting at 9:00 a.m. local time at the Cleveland Marriott East, 26300 Harvard Road, Warrensville Heights, Ohio 44122. At the special meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. In connection with the merger, each of our outstanding Common Shares (other than any Common Share that is owned by Danaher or its subsidiaries, held in our treasury or by any of our subsidiaries, or held by shareholders who perfect dissenters’ rights under Ohio law) will be converted into the right to receive $21.60 per share in cash, without interest and less any required withholding taxes.

The persons named in the accompanying proxy will have discretionary authority to vote upon other business that is unknown by us a reasonable time prior to the solicitation of proxies, if any, that properly comes before the special meeting.

Record Date and Voting (page 8)

All shareholders of record at the close of business on the record date, which was October 22, 2010, are entitled to receive notice of, to attend, and to vote at the special meeting. You will have one vote for each common share that you owned as of the record date, and you will have ten votes for each Class B common share you owned as of the record date. On the record date, there were outstanding 13,694,023 common shares and 2,150,502 Class B common shares.

The presence at the special meeting, either in person or by proxy, of the holders of a majority of the voting power of Common Shares that were outstanding on the record date will constitute a quorum for purposes of the special meeting. Abstentions and properly executed broker non-votes will be counted as Common Shares present at the special meeting for purposes of determining whether a quorum is present.

Required Vote (page 8)

Completion of the merger requires approval and adoption of the merger agreement and the transactions contemplated by the merger agreement by the affirmative vote of the holders of a majority of the voting power of our outstanding Common Shares entitled to vote at the special meeting. Because the required vote is based on the voting power of our Common Shares outstanding rather than on the number of votes cast, failing to vote your Common Shares (including as a result of broker non-votes) or abstaining will have the same effect as voting against approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

As of the record date, Joseph P. Keithley, our chairman, president and chief executive officer, together with his affiliates beneficially owned Common Shares representing approximately 61.5% of our total voting power. The Keithley Partnership has entered into the Voting Agreement pursuant to which it agreed to vote a number of its Class B common shares representing 19.99% of the voting power of our outstanding Common Shares in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. Mr. Keithley has indicated that as of the date hereof he and his affiliates intend to vote in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Proxies; Revocation (page 9)

Our shareholders of record entitled to vote at the special meeting may vote by returning the enclosed proxy, submitting a proxy by telephone or on the Internet, or by attending and voting at the special meeting. If your Common Shares are held in “street name” by a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your Common Shares using the instructions provided by that bank, brokerage firm or other nominee.

Any proxy may be revoked at any time prior to its exercise by your filing a written revocation of your proxy with our secretary, by your delivery of a properly executed, later-dated proxy card or by submitting a later proxy by telephone or on the Internet, or by your revoking your proxy in open meeting at the special meeting. Simply attending the special meeting, however, will not revoke your proxy.

The Merger (page 34)

On the closing date, upon the terms and subject to the conditions of the merger agreement, and in accordance with Ohio law, Merger Sub will be merged with and into Keithley, with Keithley surviving the merger as an indirect, wholly-owned subsidiary of Danaher. The merger of Merger Sub and Keithley will become effective under all applicable laws (1) at the time a certificate of merger is accepted for filing by the Secretary of State of the State of Ohio or (2) on such later date agreed to by us, Danaher and Merger Sub and specified in the certificate of merger.

Recommendation of Our Board of Directors (page 16)

After careful consideration, our board of directors, by unanimous vote of the directors voting on the matter (with one director absent):

•	approved the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•	declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Keithley and our shareholders; and

•	recommends that shareholders vote “FOR” approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Opinion of Stifel, Nicolaus & Company, Incorporated (page 17)

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus Weisel”), as successor to the investment banking business of Thomas Weisel Partners LLC, delivered its opinion to our board of directors on September 28, 2010 that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth in the opinion, the $21.60 in cash merger consideration to be received by the holders of Common Shares issued and outstanding immediately prior to the effective time of the merger, other than dissenting shares under applicable law and Common Shares held by Danaher or any subsidiary of Danaher or held by Keithley or any subsidiary of Keithley immediately prior to the effective time of the merger (the “Shares”), in connection with the merger pursuant to the merger agreement was fair to such holders of Shares, from a financial point of view (the “Opinion”).

The full text of the written Opinion of Stifel Nicolaus Weisel, dated September 28, 2010, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the Opinion, is attached as Annex C to this proxy statement. Shareholders should read the Opinion in its entirety. Stifel Nicolaus Weisel provided its Opinion for the information and assistance of our board of directors in connection with its consideration of the merger. Stifel Nicolaus Weisel’s Opinion is not a recommendation as to how any shareholder should vote with respect to the merger.

Financing (page 24)

Danaher has represented in the merger agreement that it has and will have at the effective time of the merger sufficient cash and cash equivalents and/or available amounts under existing credit facilities to consummate the merger upon the terms contemplated by the merger agreement and to make all payments contemplated by the merger agreement.

Treatment of Stock Options and Other Share-Based Awards (page 35)

Each option to purchase Common Shares, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, will become fully vested and will entitle the holder thereof to receive, without interest and less applicable withholding taxes, an amount in cash equal to the product of:

•	the total number of Common Shares underlying that option immediately prior to the effective time of the merger; and

•	the excess, if any, of $21.60 over the exercise price per Common Share subject to that option.

In addition, each right of any kind to receive Common Shares or benefits measured by the value of a number of Common Shares granted under the Company’s stock incentive plans and directors’ deferred stock plan (including restricted share units, deferred share units and performance award units) (other than stock options), whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will become fully vested and cease to represent a right or award with respect to Common Shares. Holders of restricted share units and deferred share units will receive, without interest and less applicable tax withholdings, an amount in cash equal to the product of the merger consideration multiplied by the number of restricted share units or deferred share units, as applicable, held by such person. Except as modified by a Change in Control Agreement or the Plush Employment Agreement, holders of performance award units will be entitled to receive, without interest and less applicable tax withholdings, an amount in cash equal to the product of the merger consideration multiplied by the number of Common Shares represented by the initial award value under the agreement evidencing such performance award units. For additional information concerning amounts receivable as a result of a Change in Control Agreement or the Plush Employment Agreement, see “Interests of Our Directors and Executive Officers in the Merger — Change in Control Agreements” and “Interests of Our Directors and Executive Officers in the Merger — Employment Agreement with Mark J. Plush.”

Interests of Our Directors and Executive Officers in the Merger (page 24)

Our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our shareholders, including the following:

•	each of our executive officers and certain other executives will be entitled to receive severance and other benefits in the event his or her employment with us terminates under certain circumstances within a specified period after the merger;

•	options to purchase Common Shares, restricted shares, restricted share units, and performance award units held by the executive officers and directors fully vest at the effective time of the merger and the merger agreement provides for the holders of such awards to receive the merger consideration or net cash payments in respect of those awards;

•	director fees deferred by certain of our directors under our outside directors’ deferred stock plan as cash or into a deemed investment in Common Shares will be paid out upon termination of the plan at the effective time of the merger, and the pay out of amounts deemed to be invested in Common Shares will be based on an amount equal to the merger consideration;

•	the merger triggers vesting and payout of cash compensation deferred by our executive officers under our deferred compensation plan and supplemental deferral plan;

•	the merger agreement provides for indemnification and liability insurance arrangements for each of our current and former directors and officers for a period of six years after the effective time of the merger, in each case for certain events occurring at or before the effective time of the merger; and

•	a partnership in which Mr. Keithley is the general partner has agreed to vote a number of its Class B common shares representing 19.99% of the voting power of Keithley in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement;

Our board of directors was aware of these interests and considered them, among other matters, in making its recommendation. See “The Merger Proposal — Reasons for the Merger” beginning on page 14.

No Solicitation of Transactions (page 41)

The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving Keithley or our subsidiaries. We may, however, engage in such discussions or negotiations with a third party in response to an unsolicited written acquisition proposal that our board of directors determines in good faith (after consultation with outside counsel and its financial advisor) constitutes or could reasonably be expected to result in a superior proposal, subject to certain requirements and limitations specified in the merger agreement.

Conditions to the Merger (page 45)

Completion of the merger is subject to the satisfaction or waiver of a number of conditions, including, among others:

•	approval and adoption by our shareholders of the merger agreement and the transactions contemplated by the merger agreement;

•	expiration or termination of any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “Hart-Scott-Rodino Act”) and receipt of any foreign approvals, consents and clearances;

•	the absence of any judgment, injunction, order or law of any governmental entity preventing the consummation of the merger;

•	the accuracy, in all material respects, of our representation and warranty regarding capitalization and the accuracy of each party’s other representations and warranties in the merger agreement, except as would not reasonably be expected to have a material adverse effect on the party making the representations; and

•	the performance in all material respects by each party of its obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger.

Termination of the Merger Agreement (page 46)

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after shareholder approval has been obtained, as follows (subject to certain limitations set forth in the merger agreement):

•	by the mutual written consent of Danaher, Merger Sub and us;

•	by either Danaher or us if:

•	the merger has not been consummated by March 31, 2011 or such later date as we and Danaher agree to in writing, and the party seeking to terminate has not breached in any material respect its obligations under the merger agreement in any manner that caused or resulted in the failure of the merger to be consummated by such time;

•	a final non-appealable injunction, order, judgment or decree permanently restrains, enjoins or prohibits the merger;

•	the special meeting (including any adjournment thereof) is concluded and shareholder approval has not been obtained; or

•	the non-terminating party breaches or fails to perform any of its representations, warranties, covenants or agreements in the merger agreement such that the closing conditions would not be satisfied and such breach or failure is not cured within 30 days after receipt of written notice regarding such breach or failure or cannot be cured prior to March 31, 2011;

•	by us if:

•	subject to certain limitations and the payment of a termination fee, and provided we have not breached the non-solicitation provisions set forth in the merger agreement (including the obligation to negotiate in good faith with Danaher to make adjustments to the terms and conditions of the merger agreement for a period of three business days (or two business days after an amendment to an acquisition proposal)), the board of directors approves a superior proposal (after determining in good faith (after consulting with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law and after taking into account any amendments to the merger agreement that Danaher agreed to make) and concurrently with such termination we enter into an acquisition agreement regarding such superior proposal; or

•	Danaher fails to consummate the merger within two business days of the later of (1) the satisfaction of our conditions to closing and (2) our providing written notice to Danaher of the satisfaction of our closing conditions and our willingness and ability to consummate the merger;

•	by Danaher if our board of directors or any committee thereof has (1) withdrawn, or qualified or modified in a manner adverse to Danaher, its approval or recommendation of the transactions contemplated by the merger agreement (or failed to recommend against or taken a neutral or no position towards an alternative acquisition proposal), (2) recommended an alternative acquisition proposal or (3) failed to include in this proxy statement its recommendation that our shareholders vote to adopt the merger agreement; provided that Danaher’s and Merger Sub’s right to terminate the merger agreement for such reason expires ten business days after the last date of such withdrawal or modification or failure to act.

Termination Fee (page 47)

Under certain circumstances, in connection with the termination of the merger agreement, we will be required to pay to Danaher a termination fee of $10 million.

Voting Agreement with the Keithley Partnership (page 48)

In connection with the execution of the merger agreement, the Keithley Partnership, of which Joseph P. Keithley, our chairman, president and chief executive officer, is general partner, entered into the Voting Agreement under which it agreed to vote a number of its Class B common shares representing 19.99% of the voting power of our outstanding Common Shares in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. In addition, the Keithley Partnership agreed to vote such shares against any proposal that would result in our breach of the merger agreement, or any action or agreement that is intended to, or would be reasonably likely to, impede, interfere with, delay, postpone or attempt to discourage the merger. The Voting Agreement will terminate if the merger agreement is terminated in accordance with its terms and can be terminated by the Keithley Partnership if there is any decrease in the price or change in the form of consideration to be paid per Common Share or the merger agreement is otherwise amended in a manner adverse to our shareholders. As of October 1, 2010, the Keithley Partnership, together with Mr. Keithley, beneficially owned Common Shares representing approximately 61.5% of the total combined voting power of the outstanding Common Shares. Pursuant to the Voting Agreement, the Keithley Partnership also agreed not to transfer or dispose of any of its Common Shares, enter into any other voting arrangement or grant any proxies with respect to its Common Shares, or convert its Class B common shares into common shares.

Material United States Federal Income Tax Consequences (page 29)

For United States federal income tax purposes, the disposition of our Common Shares pursuant to the merger generally will be treated as a sale of our Common Shares for cash by each of our shareholders. As a result, in general, each shareholder will recognize gain or loss equal to the difference, if any, between the amount of cash received in the merger and such shareholder’s adjusted tax basis in the shares surrendered in the merger. We strongly recommend that shareholders consult their own tax advisors as to the particular tax consequences to them of the merger.

Dissenters’ Rights (page 32)

Under Ohio law, if the merger agreement is approved and adopted by our shareholders, any shareholder that does not vote in favor of approval and adoption of the merger agreement may be entitled to seek relief as a dissenting shareholder under Section 1701.85 of the Ohio Revised Code. To perfect dissenters’ rights, a record holder must:

•	not vote his or her Common Shares in favor of the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special meeting;

•	deliver a written demand to us for payment of the fair cash value of his or her Common Shares on or before the tenth day following the special meeting; and

•	otherwise comply with Section 1701.85 of the Ohio Revised Code.

We will not notify shareholders of the expiration of this ten-day period. Common Shares held by any person who desires to dissent but fails to perfect or who effectively withdraws or loses the right to dissent under Section 1701.85 of the Ohio Revised Code will be converted into, as of the effective time of the merger, the right to receive the merger consideration, without interest and less any required withholding taxes. A copy of Section 1701.85 of the Ohio Revised Code is attached as Annex D to this proxy statement. A shareholder’s failure to follow exactly the procedures specified under Section 1701.85 of the Ohio Revised Code will result in the loss of dissenters’ rights.

Regulatory Approvals (page 31)

The Hart-Scott-Rodino Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. Except for the required filings under the Hart-Scott-Rodino Act and receipt of any foreign approvals, consents and clearances and the filing of a certificate of merger in Ohio at or before the effective time of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this proxy statement, and in the documents attached to this proxy statement, are forward-looking statements that involve a number of risks and uncertainties and which are based on management’s current beliefs, assumptions and expectations. These statements appear in a number of places in this proxy statement and include statements regarding our intent, belief or current expectations or those of our directors or officers regarding us and the proposed transaction, including those statements regarding projected financial information and the expected effects, timing and completion of the proposed transaction, among others. These forward-looking statements can be identified by the use of predictive or future tense terms such as “anticipate,” “estimate,” “expect,” “believe,” “project,” “may,” “will” or similar terms. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

You are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that our actual results may differ materially from those stated, implied or anticipated in the forward-looking statements as a result of various factors. The factors that could cause actual results to differ materially from those expressed in a forward-looking statement include, among other factors, we may be unable to obtain the shareholder approval required for the merger; conditions to the closing of the merger may not be satisfied; the merger may involve unexpected costs or unexpected liabilities; our businesses may suffer as a result of uncertainty surrounding the merger; and we may be adversely affected by other economic, business and/or competitive factors. Other factors that could cause our actual results to differ from forward-looking statements regarding its business and operations include, but are not limited to, worldwide economic conditions; uncertainties in the credit and capital markets including the ability of our customers to access credit and our risk to cash and short-term investments that are not backed by a government agency; business conditions in the semiconductor, wireless, precision electronics and other segments of the worldwide electronics industry, including the potential for any recovery to stall or for the industries to decline; the timing of large orders from customers or canceling of orders in backlog; timing of recognizing shipments as revenue; changes in product and sales mix, and the related effects on gross margins; our ability to develop new products in a timely fashion and gain market acceptance of those products to remain competitive and gain market share; our ability to work with third parties; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; the impact of our fixed costs in a period of fluctuating sales; our ability to adapt our production capacities to rapidly changing market conditions; our ability to implement and effectively manage IT system enhancements without interruption to our business processes; our ability to realize the benefits of planned cost savings without adversely affecting our product development programs and strategic initiatives; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; changes in the fair value of our investments; the potential volatility of earnings as a result of the accounting for performance share awards; changes in effective tax rates due to changes in tax law, tax planning strategies, the levels and countries of pre-tax earnings, deferred tax assets or levels of pre-tax earnings; potential changes in pension plan assumptions; foreign currency fluctuations which could affect worldwide operations; costs and other effects of domestic and foreign legal, regulatory and administrative proceedings; government actions which impact worldwide trade; and matters arising out of or related to our stock option grants and procedures and related matters. For a further discussion of risk factors, investors should refer to our periodic reports filed with the SEC.

With respect to any such forward-looking statement that includes a statement of its underlying assumptions or bases, we caution that, while we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

Purpose

This proxy statement is being furnished to our shareholders in connection with a special meeting to be held at the Cleveland Marriott East, 26300 Harvard Road, Warrensville Heights, Ohio 44122 on Friday, November 19, 2010, at 9:00 a.m. local time and in connection with the solicitation of proxies by our board of directors for use at the special meeting. The purpose of the special meeting is for shareholders to consider and vote upon a proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement and to transact any other business that may properly come before the special meeting. Our shareholders must approve and adopt the merger agreement and the transactions contemplated by the merger agreement for the merger to occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which you are encouraged to read carefully in its entirety.

Record Date and Voting

Shareholders of record at the close of business on the record date, October 22, 2010, are entitled to receive notice of, to attend, and to vote at the special meeting. Shareholders will have one vote for each common share that they owned as of the record date, and they will have ten votes for each Class B common share they owned as of the record date. On the record date, there were outstanding 13,694,023 common shares and 2,150,502 Class B common shares.

The holders of a majority of the voting power of Common Shares that were outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any Common Shares held by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and properly executed broker non-votes will be counted as Common Shares present at the special meeting for the purposes of determining the presence of a quorum. “Broker non-votes” result when the beneficial owners of Common Shares do not provide specific voting instructions to their brokers. Under the NYSE rules, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Required Vote

Completion of the merger requires approval and adoption of the merger agreement and the transactions contemplated by the merger agreement by the affirmative vote of the holders of a majority of the voting power of our outstanding Common Shares entitled to vote at the special meeting. Shareholders will have one vote for each common share that they owned as of the record date, and they will have ten votes for each Class B common share they owned as of the record date. Because the required vote is based on the voting power of Common Shares outstanding rather than on the number of votes cast, failing to vote your Common Shares (including as a result of a broker non-vote) or abstaining will have the same effect as voting against approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. Accordingly, in order for your Common Shares to be included in the vote, if you are a shareholder of record, you must have your Common Shares voted by returning the enclosed proxy card by mail, submitting a proxy by telephone or on the Internet using the instructions provided on the enclosed proxy card, or by voting in person at the special meeting.

Record holders may cause their Common Shares to be voted using one of the following methods:

•	completing, signing, dating and returning the enclosed proxy card by mail;

•	calling the toll free number 1-800-652-VOTE (8683) within the U.S., U.S. territories or Canada and following instructions provided by the recorded message, including entering certain information that is set forth in on the enclosed proxy card;

•	logging on to the Internet and going to www.investorvote.com/KEIT (for holders of our common shares) or www.investorvote.com/KEITB (for holders of our Class B common shares) and following the steps outlined on the secure website, including entering certain information that is set forth in the enclosed proxy card; or

•	attending the special meeting and voting in person by ballot.

Regardless of whether you plan to attend the special meeting, we request that you complete and return a proxy for your Common Shares as described above as promptly as possible.

If you hold your Common Shares through a bank, brokerage firm or other nominee (i.e., in “street name”), in order to vote you must provide voting instructions on the voting instruction card that your bank, brokerage firm or other nominee provides to you. You should instruct your bank, brokerage firm or other nominee as to how to vote your Common Shares following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your bank, brokerage firm or other nominee who can give you directions on how to vote your Common Shares. If you do not provide instructions to your bank, brokerage firm or other nominee, your Common Shares will not be voted, and this will have the same effect as voting against approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

In connection with the execution of the merger agreement, the Keithley Partnership, a partnership of which Joseph P. Keithley, our chairman, president and chief executive officer is the general partner, entered into the Voting Agreement pursuant to which it agreed to vote a number of its Class B common shares representing 19.99% of the voting power of our outstanding Common Shares in favor of approval and adoption the merger agreement and the transactions contemplated by the merger agreement.

As of October 22, 2010, the record date for the merger, our executive officers and directors owned an aggregate of approximately 2,616,521 Common Shares, entitling them to exercise approximately 62% of the voting power of our Common Shares. We expect that our executive officers and directors will vote their Common Shares in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Proxies; Revocation

If you submit a proxy, your Common Shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your Common Shares will be voted “FOR” approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

The persons named in the enclosed proxy card will have discretionary authority to vote upon other business that is unknown by us a reasonable time prior to the solicitation of proxies, if any, that properly comes before the special meeting.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

•	by delivering a written revocation of your proxy dated after the date of the proxy that is being revoked to the secretary of Keithley at 28775 Aurora Road, Cleveland, Ohio 44139;

•	by delivering to the secretary of Keithley, at a later date, a duly executed proxy relating to the same shares, or by submitting a later proxy by telephone or the Internet relating to the same shares; or

•	by revoking your proxy in open meeting at the special meeting.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you hold your Common Shares in street name, you may revoke or change a previously given proxy by following the instructions provided by the bank, brokerage firm or other nominee that is the record owner of the Common Shares.

We will pay the costs of soliciting proxies for the special meeting. Our officers, directors and employees may solicit proxies by telephone, facsimile or mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We will also request that banks, brokerage firms and others holding Common Shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and, upon request, will reimburse those holders for their reasonable expenses in performing those services. We have retained Georgeson Inc. to assist us in the solicitation of proxies, and will pay it fees of approximately $8,000 plus reimbursement of out-of-pocket expenses. In addition, our arrangement with Georgeson Inc. includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

THE PARTIES TO THE MERGER

Keithley Instruments, Inc.

Keithley Instruments, Inc. is an Ohio corporation that designs, develops, manufactures and markets complex electronic instruments and systems geared to the specialized needs of electronics manufacturers for high-performance production testing, process monitoring, product development and research. Keithley’s customers are scientists and engineers in the worldwide electronics industry involved with advanced materials research, semiconductor device development and fabrication, and the production of end products such as portable wireless devices. Keithley Instrument’s headquarters are located at 28775 Aurora Road, Cleveland, Ohio 44139, and its telephone number is (440) 248-0400.

Danaher Corporation

Danaher Corporation is a Delaware corporation that derives its sales from the design, manufacture and marketing of professional, medical, industrial, commercial and consumer products, which are typically characterized by strong brand names, proprietary technology and major market positions. Danaher Corporation’s business consists of four segments: Professional Instrumentation, Medical Technologies, Industrial Technologies, and Tools & Components. The Professional Instrumentation segment includes a test and measurement line of business. Danaher Corporation’s principal executive offices are located at 2099 Pennsylvania Ave. N.W., 12th Floor, Washington, D.C., 20006 and its telephone number is (202) 828-0850. Danaher Corporation’s common stock is publicly traded on the New York Stock Exchange under the symbol “DHR.”

Aegean Acquisition Corp.

Aegean Acquisition Corp. is an Ohio corporation and an indirect wholly-owned subsidiary of Danaher Corporation that was formed exclusively for the purpose of effecting the merger. Aegean Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Aegean Acquisition Corp. will merge with and into Keithley Instruments, Inc. and will cease to exist. Aegean Acquisition Corp.’s principal executive offices are located at 2099 Pennsylvania Ave. N.W., 12th Floor, Washington, D.C., 20006 and its telephone number is (202) 828-0850.

THE MERGER PROPOSAL

General Description of the Merger

Under the terms of the merger agreement, Danaher will acquire us through the merger of Merger Sub with and into Keithley. Keithley will continue as the surviving corporation and as an indirect, wholly-owned subsidiary of Danaher.

Background of the Merger

As part of their ongoing activities, our board of directors and senior management have regularly discussed our business strategies and opportunities, including continued operations as an independent public company and the possible expansion of our business through significant product development initiatives or mergers and acquisitions, each with a view toward maximizing shareholder value. In particular, following our exit of the S600 parametric test product line in February 2009 and our sale of the radio frequency product line in November 2009, our board of directors again began to discuss our strategic alternatives in light of our relatively small market capitalization and smaller remaining business. Our directors also began to discuss management succession, including the possibility of Joseph P. Keithley, our chairman, president and chief executive officer, who is age 61, becoming executive chairman.

In light of substantially improved financial performance for the second fiscal quarter ended March 31, 2010 and management’s expectation of continued improvement during the course of the year, at a special meeting of our board of directors held on April 2, 2010, our board of directors discontinued discussions concerning management succession and resolved to interview financial advisors that could assist us in our evaluation of strategic alternatives. The directors interviewed five firms on May 6, 2010, and on May 25, 2010, we engaged Thomas Weisel Partners, which is now part of Stifel Nicolaus Weisel, to assist us in the evaluation of our strategic alternatives.

On June 21, 2010, representatives of Stifel Nicolaus Weisel made a presentation to our board of directors regarding strategic alternatives. Our chief operating officer, our chief financial officer and a representative from Baker & Hostetler LLP, or Baker Hostetler, our regular outside counsel, also attended the meeting. The presentation analyzed the following alternatives: (1) maintaining the status quo, or remaining as an independent public company and growing organically, (2) pursuing a strategy of growth through acquisition, (3) selling Keithley, and (4) implementing a significant dividend or share buyback. At that meeting, there was also discussion of whether maintaining the status quo, accompanied by a significant increase in the regular dividend, should be considered. Following Stifel Nicolaus Weisel’s presentation regarding strategic alternatives and a discussion by the board of directors, our board of directors resolved that, subject to reviewing an analysis from Stifel Nicolaus Weisel regarding a significant increase in the regular dividend, it was in the shareholders’ best interest to authorize Stifel Nicolaus Weisel to begin a process to explore a sale of Keithley. The closing price of our common shares on June 21, 2010 was $8.46 per share.

At a telephonic meeting on June 25, 2010, in which our chief operating officer, our chief financial officer and a representative from Baker Hostetler participated, representatives of Stifel Nicolaus Weisel provided a supplemental analysis regarding the status quo alternative, coupled with a significant increase in the regular dividend to shareholders. Our directors concluded that the dividend analysis did not alter their earlier conclusion that it was in our shareholders’ best interest to authorize Stifel Nicolaus Weisel to solicit preliminary indications of interest from parties that might be interested in acquiring Keithley. It was also decided that our board of directors would have weekly update calls with senior management and representatives of Stifel Nicolaus Weisel and Baker Hostetler to keep the directors apprised of the status of the process of exploring a sale of Keithley.

At our board of directors’ direction, Stifel Nicolaus Weisel contacted 11 financial buyers and 13 strategic buyers (including Danaher) during July 2010, regarding the possibility of entering into a transaction with us. These parties were identified by Stifel Nicolaus Weisel based on a determination as to which parties might be realistic candidates to complete a possible strategic transaction with us and private equity buyers for whom a transaction with Keithley fit their investment objectives and transaction parameters. Of the 24 parties contacted, seven strategic buyers and seven financial buyers entered into confidentiality agreements and received non-public information from us.

At our invitation, on July 29, 2010, six parties, including three strategic buyers and three financial buyers, submitted preliminary indications of interest to acquire Keithley, at potential per share values ranging from $10.00 to $13.40. On Sunday evening, August 1, 2010, Danaher submitted a seventh preliminary indication of interest at a price of $12.00 to $13.00 per share. At a weekly update call, our board of directors, based on the recommendation of Stifel Nicolaus Weisel, determined to continue to explore a possible transaction with five of these parties, including two financial buyers, and instructed Stifel Nicolaus Weisel to advise one additional strategic buyer that it could continue in the process if it committed to raise its preliminary indication of interest to $12.00 per share. The strategic buyer subsequently confirmed an increased valuation of $12.00 per share. The closing price of our common shares on July 29, 2010 was $10.06 per share.

On August 13, 2010, we entered into change in control agreements with our officers, other than Mr. Plush who had an existing employment agreement with some protections in the event of a change in control, providing for severance benefits upon termination without cause or for good reason following a change in control of Keithley.

From August 10, 2010 to August 20, 2010, each of the potential buyers was invited to a management presentation regarding our business and, beginning on August 19, 2010, Stifel Nicolaus Weisel and Baker Hostetler

arranged for the six potential buyers to have access to an electronic data room containing significant non-public information about our business.

On August 24, 2010, one of the financial buyers advised Stifel Nicolaus Weisel that it was withdrawing from the process. On August 25, 2010, at our direction, Stifel Nicolaus Weisel circulated a process letter to the remaining bidders asking them to provide a final bid, together with a mark-up of the form of merger agreement, by 5:00 p.m. on September 23, 2010.

On September 1, 2010, two forms of merger agreement providing for an all-cash acquisition of Keithley were posted in the data room, one for strategic buyers and one for buyers who required third-party debt financing. Draft disclosure schedules to the merger agreement were posted in the data room on September 14, 2010.

From August 23, 2010 through September 23, 2010, the bidders continued their business, financial and legal due diligence review of Keithley. On September 10, 2010, the strategic buyer that had originally submitted the lowest preliminary indication of interest advised Stifel Nicolaus Weisel that it was terminating its participation in the process, and on September 16, 2010, the remaining financial buyer advised Stifel Nicolaus Weisel that it was withdrawing from the process.

During the evening of Thursday, September 23, 2010, each of the three remaining parties submitted bids to Stifel Nicolaus Weisel at prices ranging from $13.50 to $16.00 per share. The closing price of our common shares on September 23, 2010 was $11.51 per share. Danaher’s bid was $15.50 per share. The other bidders, referred to as Company A and Company B, made bids of $16.00 per share and $13.50 per share, respectively. Company B’s bid included a condition that required its completion of a capital markets transaction unrelated to a transaction with Keithley before it could enter into a definitive transaction to acquire Keithley. Both Company A and Danaher provided a mark-up of the form of merger agreement with their bids, and Company A provided a form of voting agreement to be entered into with the Keithley Partnership to vote the shares held by it in favor of the merger. Danaher’s proposal also called for a voting agreement from the Keithley Partnership.

On September 24, 2010, Stifel Nicolaus Weisel told Danaher that its bid was generally less attractive on both price and contract terms relative to other parties.

Also on September 24, 2010, the human resources and compensation committee of the board of directors met and approved the terms of an amended employment agreement with Mr. Plush, which amended the circumstances under which he was entitled to severance payments following a change in control.

Late in the evening on Sunday, September 26, 2010, Danaher submitted an improved mark-up of the merger agreement and a proposed form of voting agreement to be entered into by the Keithley Partnership to vote shares held by it representing 19.99% of the voting power of our outstanding Common Shares in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement and, early in the morning of September 27, 2010, Danaher resubmitted a proposal at $17.00 per share.

At a telephonic meeting of our board of directors on the morning of September 27, 2010, in which our chief operating officer, our chief financial officer and representatives of Stifel Nicolaus Weisel and Baker Hostetler participated, Stifel Nicolaus Weisel reviewed the sale process to date and presented its analysis of the three bids to our board of directors. In addition, Baker Hostetler provided a comparison of the merger agreement comments submitted by Company A and the revised merger agreement comments submitted by Danaher. Also at the meeting, Stifel Nicolaus Weisel updated its valuation analysis of the Company and compared it to the current proposals of $13.50, $16.00 and $17.00 per share. Stifel Nicolaus Weisel also advised our directors that, based upon publicly available information and statements made in their respective proposals, both Danaher and Company A had adequate cash on hand and borrowing capacity to complete a transaction at the prices of their respective bids. At that meeting, our board of directors accepted Stifel Nicolaus Weisel’s recommendation that Company B be dropped from the process because of its price and the condition in its proposal that could not be timely satisfied and instructed our advisors that negotiations should continue with Danaher and Company A.

Following the meeting, Stifel Nicolaus Weisel advised Company A that its price was $1.00 per share lower than the other remaining party in the process. Later that day, Company A was provided with a revised merger agreement that reflected the terms from Company A’s mark-up and Danaher’s mark-up that the Company was willing to accept.

On the evening of September 27, 2010, Company A advised Stifel Nicolaus Weisel that it was increasing its price to $18.00 per share and would substantially accept the terms of the latest draft of the merger agreement.

On a telephonic update conference call at 10:00 p.m. on the evening of September 27, 2010, representatives of Stifel Nicolaus Weisel and Baker Hostetler reviewed for our board of directors the events that had transpired over the course of the day, including Company A’s increased price. There was discussion of the appropriate strategy to maximize the price that could be obtained from the remaining bidders. Based on the discussion, our board of directors instructed our advisors to continue final negotiations on the merger agreement with Company A and to notify Danaher of Company A’s revised price and willingness to substantially accept the terms of the latest draft of the merger agreement.

Following that meeting, Stifel Nicolaus Weisel informed Danaher that Company A had increased its proposal to $18.00 and provided Danaher with the same revised merger agreement that had been provided to Company A earlier that evening.

On September 28, 2010, shortly before noon, Danaher advised Stifel Nicolaus Weisel that it was increasing its price from $17.00 to $19.00 per share and that we had until 5:00 p.m. that day to accept its proposal. Stifel Nicolaus Weisel subsequently advised Company A of the new increased offer from the other remaining party and, later in the afternoon, Company A advised Stifel Nicolaus Weisel that it was prepared to match the $19.00 per share offer.

During the course of the day on September 28, 2010, representatives from Baker Hostetler discussed the terms of the two merger agreements with counsel for Company A and with representatives from Skadden, Arps, Slate, Meagher & Flom LLP, or Skadden Arps, counsel to Danaher. By early evening on September 28, 2010, both contracts had been substantially negotiated to a point where Baker Hostetler and management believed they were forms that could be accepted by our board of directors.

At approximately 5:00 p.m. on September 28, 2010, Stifel Nicolaus Weisel advised both parties that a board of directors meeting was scheduled for 10:00 p.m. that evening and that they should deliver their best and final offer by 9:00 p.m. Stifel Nicolaus Weisel further advised the parties that it expected our board of directors to accept a winning bidder at that board of directors meeting without further negotiations or bidding.

Shortly before the start of the 10:00 p.m. board of directors meeting, Danaher advised Stifel Nicolaus Weisel that its best and final price was $21.60 per share, and Company A advised Stifel Nicolaus Weisel that its best and final price was $19.50 per share.

At the board meeting, in which one director did not participate, representatives of Stifel Nicolaus Weisel reviewed for the board the process relating to the sale of Keithley that had been undertaken since June 25 and summarized the terms of the two proposals. Representatives of Stifel Nicolaus Weisel updated the presentation they had provided on September 27, 2010 and analyzed the fairness, from a financial point of view, to holders of Shares of the merger consideration reflected in the Danaher proposal of $21.60 per share. Stifel Nicolaus Weisel also reminded our directors that Danaher’s substantial cash position would permit it to fund the transaction without any financing contingencies. Stifel Nicolaus Weisel then advised the board that it was prepared to deliver its opinion that the merger consideration of $21.60 per share was fair to holders of Shares from a financial point of view.

Representatives of Baker Hostetler then reviewed with our board of directors in detail the terms of the merger agreement that had been negotiated with Danaher, including the terms on which the board would have the ability to consider a superior proposal if one were to emerge.

Stifel Nicolaus Weisel then delivered its oral opinion to our board of directors, which was subsequently affirmed by delivery of a written opinion, dated September 28, 2010 (which is attached to this proxy statement as Annex C), to the effect that, as of the date of the opinion and based upon and subject to assumptions made, procedures followed, matters considered and limitations of the review undertaken in the opinion, the merger consideration to be received by the holders of Shares was fair to such holders, from a financial point of view.

Following additional discussion and deliberation, our board of directors unanimously resolved (with one director absent) that the merger agreement and the transactions contemplated thereby are advisable and fair to and in the best interests of Keithley and our shareholders, approved the merger agreement and the transactions contemplated thereby, and recommended that our shareholders vote to approve and adopt the merger agreement and the transactions contemplated thereby. Our board also approved the voting agreement between the Keithley Partnership and Danaher, including approving the transaction by which Danaher became an “interested shareholder” for purposes of Chapter 1704 of the Ohio Revised Code.

We and Danaher executed the merger agreement at approximately 4:00 a.m. on September 29, 2010 and issued a press release announcing the transaction before the market opened that morning.

Reasons for the Merger

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, authorize Keithley to enter into the merger agreement and recommend that our shareholders vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, our board of directors consulted with its financial and legal advisors and our management. The board of directors considered a number of potentially positive factors, including the following material factors:

•	The belief that the merger and the merger consideration of $21.60 per share was more favorable to shareholders than the alternative of remaining a stand-alone independent company and continuing to execute its strategic plan, because of the uncertain returns to shareholders if we remained independent and based on various factors, including the directors’ knowledge and understanding of Keithley and our industry, our competitive position, management’s projections and business plan and various valuation methodologies and analyses prepared and presented by Stifel Nicolaus Weisel (see “— Opinion of Stifel, Nicolaus & Company, Incorporated” beginning on page 17);

•	The assessment as to the low likelihood that a third party would offer a higher price than Danaher, especially in light of the managed sale process we conducted, as more fully described in “The Merger Proposal — Background of the Merger” beginning on page 10;

•	The business reputation of Danaher and its management and the substantial financial resources of Danaher, which our board of directors believed supported the conclusion that a transaction with Danaher could be completed relatively quickly and in an orderly manner;

•	Certain financial analyses presented to the board of directors by Stifel Nicolaus Weisel, as well as the opinion of Stifel Nicolaus Weisel to the effect that, as of the date of the opinion, and based upon and subject to the respective factors, assumptions and limitations set forth in the opinion, the $21.60 per share cash merger consideration to be received by holders of Shares in connection with the merger pursuant to the merger agreement is fair to such holders of Shares, from a financial point of view (see “— Opinion of Stifel, Nicolaus & Company, Incorporated”);

•	The fact that the merger consideration consists solely of cash, which provides immediate liquidity and certainty of value to our shareholders compared to a transaction in which shareholders would receive stock;

•	The fact that our board of directors, with the assistance of Stifel Nicolaus Weisel, conducted a strategic alternatives review and an extensive sale process over five months, which included Stifel Nicolaus Weisel contacting 24 parties (consisting of 13 strategic buyers and 11 financial buyers) that might have been interested in acquiring Keithley to solicit their interest in making an acquisition proposal, entering into confidentiality agreements with 14 parties, receiving initial indications of interest from seven parties, making a management presentation to six parties and receiving three final acquisition proposals;

•	The current and historical market prices of our common shares and the fact that the price of $21.60 per share represented a premium of 74% over the market closing price of $12.39 on September 28, 2010, the last trading day prior to the announcement of the proposed transaction, a premium of approximately 103% percent over the average market closing price for the trailing one month, a premium of approximately 136%

over the average market closing price for the trailing six months, and a premium of approximately 200% over the average market closing price for the trailing 12 months;

•	The current and historical market prices of the Common Shares relative to those of other industry participants and general market indices;

•	The belief that while improvements in our operating performance could yield improved operating results, the achievement of such improvements is uncertain and subject to significant execution risk;

•	The fact that we have encountered difficulties launching significant new products other than products associated with our core business;

•	The fact that the strength and liquidity of the private equity and debt financing markets have remained limited, which has made the acquisition of Keithley more difficult for a buyer seeking financing, and the fact that if current market conditions persist or deteriorate further, such conditions could be even less conducive to an acquisition in the future;

•	General industry, economic and market conditions, both on a historical and on a prospective basis;

•	The financial and other terms and conditions of the merger agreement, which were the product of arm’s length negotiations with Danaher and its legal advisors, including that:

•	The merger is not subject to any financing condition;

•	We are permitted to furnish information to and conduct negotiations with third parties that make an unsolicited “acquisition proposal” (as defined in “The Merger Agreement — No Solicitation of Transactions; Change of Recommendation”) in certain circumstances;

•	Subject to compliance with the terms and conditions of the merger agreement, if a third party has proposed an alternative transaction that is a “superior proposal,” our board of directors is permitted, following a determination made by it in good faith (after consulting with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law, prior to the adoption of the merger agreement by our shareholders, to change its recommendation, approve or recommend the superior proposal or, upon the payment to Danaher of a $10 million termination fee, terminate the merger agreement in order to enter into a definitive agreement with respect to the superior proposal, as more fully described below under “The Merger Agreement — No Solicitation of Transactions; Change of Recommendation;” and

•	The merger agreement is subject to a limited number of conditions, and the board of directors believe, after review with its legal advisors, that the conditions to the merger have a high likelihood of being satisfied (see “The Merger Agreement — Conditions to the Merger”);

•	Our board of directors’ belief, after consultation with its legal and financial advisors, that the termination fee of $10 million (or approximately 2.7% of the aggregate merger consideration) that may become payable (and the circumstances under which such fee is payable) is reasonable in light of the facts and circumstances surrounding the merger, the benefits of the merger, commercial practice and transactions of this size and nature;

•	The likelihood that the merger will be completed, in light of our board of directors’ belief that there will not be any significant antitrust risk in connection with the transaction and the financial capabilities of Danaher; and

•	The fact that holders of Common Shares will have an opportunity to vote on the merger and have the right to dissent and seek a judicial appraisal of their shares if such holders comply with the requirements of Ohio law concerning dissenters’ rights.

The board of directors also considered and balanced against the potentially positive factors a number of potentially negative factors concerning the merger, including the following material factors:

•	The risk that the merger may not be completed in a timely manner or at all;

•	That we will no longer exist as an independent public company and our shareholders will forgo any future increase in the value that might result from future earnings or possible growth as an independent company or the benefits of synergies resulting from the merger;

•	That the receipt of cash by the shareholders in exchange for Common Shares pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes;

•	That certain of our directors and executive officers may have conflicts of interest in connection with the merger, as they may receive benefits that are different from, and in addition to, those of the other shareholders, as described below under “— Interests of Our Directors and Executive Officers in the Merger;”

•	That the restrictions on the conduct of business prior to the consummation of the merger, which require us to conduct our business in the ordinary course consistent with past practice, subject to specific limitations, may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

•	The risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on existing business relationships;

•	The impact of the merger on our employees;

•	The fact that the merger agreement precludes us from actively soliciting alternative acquisition proposals;

•	The possibility that the termination fee of $10 million (or approximately 2.7% of the aggregate merger consideration) payable under specified circumstances may discourage a competing proposal to acquire us; and

•	The risk that entering into the merger agreement may result in the loss of interest by other parties to make a definitive proposal for our acquisition at a price that may be higher than the $21.60 per share to be received by the shareholders.

After taking into account all of the factors set forth above, as well as others, our board of directors determined that the potentially positive factors outweighed the potentially negative factors. Furthermore, our board of directors determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Keithley and our shareholders. The board of directors has approved the merger agreement, the merger and the other transactions contemplated by the merger agreement by a unanimous vote of the directors voting on the matter (with one director absent) and recommends that our shareholders vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special meeting.

Our board of directors did not assign relative weights to the above factors or the other factors considered by it. In addition, our board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the board of directors may have given different weights to different factors.

Recommendation of Our Board of Directors

On September 29, 2010, after evaluating a variety of business, financial and market factors and consulting with our legal and financial advisors, and after due discussion and due consideration, our board of directors approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Keithley and our shareholders. Accordingly, our board of directors recommends that you vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Opinion of Stifel, Nicolaus & Company, Incorporated

On May 25, 2010, our board of directors retained Thomas Weisel Partners LLC to act as its financial advisor and to provide a fairness opinion in connection with the merger contemplated by the merger agreement; Stifel Nicolaus Weisel subsequently succeeded to the investment banking business of Thomas Weisel Partners LLC. On September 28, 2010, Stifel Nicolaus Weisel delivered its written Opinion, dated September 28, 2010, to our board of directors that, as of the date of the Opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such Opinion, the merger consideration to be received by the holders of Shares in connection with the merger pursuant to the merger agreement was fair to such holders of Shares, from a financial point of view.

The full text of the written Opinion of Stifel Nicolaus Weisel is attached as Annex C to this proxy statement and is incorporated into this document by reference. The summary of Stifel Nicolaus Weisel’s Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Opinion. Shareholders are urged to read the Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Stifel Nicolaus Weisel in connection with such Opinion.

It is understood that the Opinion is solely for the information of, and directed to, our board of directors for its information and assistance in connection with its evaluation of the financial terms of the merger. The Opinion did not constitute a recommendation to Keithley or our board of directors as to whether we should enter into the merger agreement or effect the merger or any other transaction contemplated by the merger agreement, nor does the Opinion constitute a recommendation to any shareholder as to how such shareholder should vote at any shareholders’ meeting at which the merger is considered, or as to whether or not such shareholder should enter into any voting, support or shareholders’ agreement in connection with the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder. The opinion does not compare the relative merits of the merger with those of any other transaction or business strategy which may have been available to or considered by our board or directors or Keithley as alternatives to the merger and does not address the underlying business decision of our board of directors or Keithley to proceed with or effect the merger.

Stifel Nicolaus Weisel’s Opinion is limited to whether, as of the date of the Opinion, the merger consideration was fair to the holders of Shares, from a financial point of view. The Opinion does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by Keithley or our board of directors; (ii) the legal, tax or accounting consequences of the merger on Keithley or our shareholders; (iii) the fairness of the amount or nature of any compensation to any of our officers, directors or employees, or class of such persons, relative to the compensation to the public holders of our equity securities; or (iv) the treatment of, or effect of the merger on, stock options or other share-based awards.

In connection with its Opinion, Stifel Nicolaus Weisel, among other things:

•	made inquiries regarding and discussed the merger and a draft copy of the merger agreement dated September 28, 2010, a draft copy of the Voting Agreement and other matters related thereto with our outside counsel;

•	reviewed and analyzed the audited consolidated financial statements of Keithley contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and the unaudited consolidated financial statements of Keithley contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

•	held meetings and discussions with us concerning Keithley’s past, current and expected future financial and operating data and other business matters, including, without limitation, our financial forecasts and related assumptions;

•	reviewed and analyzed certain other relevant financial and operating data relating to Keithley made available to Stifel Nicolaus Weisel from published sources and from our internal records, including, without limitation, our financial forecasts and related assumptions;

•	reviewed the reported prices and trading activity of the publicly traded equity securities of Keithley;

•	reviewed and analyzed certain publicly available financial and stock market data and pricing metrics for selected publicly traded broadline test and measurement and semiconductor test and metrology companies that Stifel Nicolaus Weisel considered may have relevance to its analysis;

•	reviewed the financial terms and valuation metrics, to the extent publicly available, of certain test and measurement and semiconductor test and metrology acquisitions that Stifel Nicolaus Weisel considered may have relevance to its analysis; and

•	conducted such other financial studies, analyses and investigations and considered such other information as Stifel Nicolaus Wiesel deemed necessary or appropriate for purposes of the Opinion.

In connection with its review, Stifel Nicolaus Weisel relied upon and assumed, without independent verification, the accuracy and completeness of all financial, operational and other information that was made available, supplied, or otherwise communicated to Stifel Nicolaus Weisel by us or on our behalf, or by our advisors, or that was otherwise reviewed by Stifel Nicolaus Weisel, and did not assume any responsibility for independently verifying any of such information.

With respect to any financial forecasts supplied to it by us, Stifel Nicolaus Weisel assumed that the forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management as to the future operating and financial performance of Keithley, and that they provided a reasonable basis upon which Stifel Nicolaus Weisel could form its Opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus Weisel relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof. Stifel Nicolaus Weisel further relied upon our assurances that we were unaware of any facts that would make any information provided by us or on our behalf incomplete or misleading. Stifel Nicolaus Weisel assumed, with our consent, that any material liabilities (contingent or otherwise, known or unknown), if any, relating to Keithley and Danaher, respectively, had been disclosed to Stifel Nicolaus Weisel.

Stifel Nicolaus Weisel’s Opinion is necessarily based upon financial, economic, monetary, market and other conditions and circumstances existing and disclosed to Stifel Nicolaus Weisel by us or our advisors, as of the date of the Opinion. It is understood that subsequent developments may affect the conclusions reached in the Opinion, and that Stifel Nicolaus Weisel does not have or assume any obligation to update, revise or reaffirm the Opinion. Stifel Nicolaus Weisel also assumed that the merger will be consummated on the terms and conditions described in the draft merger agreement, without any further amendment thereto and without waiver of material terms or conditions by Keithley, Danaher, or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger will not have an adverse effect on Keithley or our equity securities.

Stifel Nicolaus Weisel assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. Stifel Nicolaus Weisel was not requested to make, did not assume responsibility for making, and did not make, an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Keithley or Danaher, nor was Stifel Nicolaus Weisel furnished with any such appraisals.

The summary set forth below does not purport to be a complete description of the analyses performed by Stifel Nicolaus Weisel, but describes, in summary form, the material elements of the presentation that Stifel Nicolaus Weisel made to our board of directors on September 28, 2010, in connection with Stifel Nicolaus Weisel’s Opinion.

In accordance with customary investment banking practice, Stifel Nicolaus Weisel employed generally accepted valuation methods and financial analyses in reaching its Opinion. The following is a summary of the material financial analyses performed by Stifel Nicolaus Weisel in arriving at its Opinion. These summaries of financial analyses alone do not constitute a description of all the financial analyses Stifel Nicolaus Weisel employed in reaching its conclusions. None of the analyses performed by Stifel Nicolaus Weisel was assigned a greater significance by Stifel Nicolaus Weisel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel Nicolaus Weisel. The summary text describing the financial analyses does not constitute a complete description of Stifel Nicolaus Weisel’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus Weisel. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by Stifel Nicolaus Weisel with respect to any of the analyses performed by it in connection with its Opinion. Rather, Stifel Nicolaus Weisel made its determination, as of the date of its Opinion, as to the fairness to the holders of Shares of the merger consideration to be received by the holders of Shares in the merger pursuant to the merger agreement from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

Except as otherwise noted, the information utilized by Stifel Nicolaus Weisel in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before September 28, 2010 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

In conducting its analysis, Stifel Nicolaus Weisel used three primary methodologies to assess the fairness of the merger consideration. The three methodologies used included: selected comparable public companies analysis, selected comparable transactions analysis and discounted equity analysis. Each individual methodology was not given a specific weight, nor can any methodology be viewed individually. Additionally, no company or transaction used in any analysis as a comparison is identical to Keithley or to the merger, and they all differ in material ways. Accordingly, an analysis of the results described below is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the comparable companies or transactions to which they are being compared. Stifel Nicolaus Weisel used these analyses to determine the impact of various operating metrics on the implied enterprise value and implied equity value of Keithley. Each of these analyses yielded a range of implied enterprise values and equity values, and therefore, such implied enterprise value ranges and equity value ranges developed from these analyses were viewed by Stifel Nicolaus Weisel collectively and not individually.

Some of the summaries of financial analyses performed by Stifel Nicolaus Weisel include information presented in tabular format. In order to fully understand the financial analyses performed by Stifel Nicolaus Weisel, shareholders should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the information set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus Weisel.

Selected Comparable Public Companies Analysis

Based on public and other available information, Stifel Nicolaus Weisel calculated Keithley’s implied enterprise value (which Stifel Nicolaus Weisel defined as market capitalization, plus total debt, plus minority interest, less cash, cash equivalents and marketable securities) and Keithley’s implied equity value, in each case, using multiples of projected calendar year (CY) 2010 and projected CY 2011 adjusted revenues, projected adjusted earnings before interest, taxes, stock-based compensation, depreciation and amortization, or EBITDA, and projected adjusted net income, which multiples were implied by the estimated enterprise values and equity values, projected revenues, EBITDA and net income of the selected companies listed below. Projected CY 2010 and projected CY 2011 information for Keithley was provided by our management and in each case was adjusted in the manner described in this proxy statement under “Projected Financial Information” beginning on page 22. Projections for the selected companies were based upon First Call Consensus estimates and publicly available investment banking research. Stifel Nicolaus Weisel believes that the 11 companies listed below have operations similar to certain operations of Keithley, but noted that none of these companies have identical management, composition, size and/or combination of businesses as Keithley:

•	Agilent Technologies, Inc.

•	Cascade Microtech, Inc.

•	FEI Company

•	LeCroy Corporation

•	LTX-Credence Corporation

•	Nanometrics Incorporated

•	National Instruments Corporation

•	Rudolph Technologies, Inc.

•	Spectris plc

•	Teradyne, Inc.

•	Verigy Ltd.

The following table sets forth the multiples indicated by this analysis:

	First Quartile	Median	Mean	Third Quartile

Enterprise Value to:
CY 2010 revenue	0.9x	1.0x	1.2x	1.3x
CY 2011 revenue	0.8x	1.0x	1.1x	1.3x
CY 2010 EBITDA	3.9x	5.8x	6.6x	7.7x
CY 2011 EBITDA	3.6x	5.3x	5.7x	6.6x
Equity Value to:
CY 2010 net income	8.1x	12.1x	12.8x	15.3x
CY 2011 net income	7.8x	8.8x	11.6x	14.5x

The multiples derived from the implied estimated enterprise values and applicable projected revenues, EBITDA and net income of the companies listed above were calculated using data that excluded all extraordinary items and non-recurring charges, and were pro forma for pending acquisitions.

The implied Keithley per share equity values below were each calculated based on a range of multiples of first quartile to third quartile. The quartiles were calculated using statistical interpolation to divide the probability distribution into four equal areas. In each case, Stifel Nicolaus Weisel multiplied the ratios derived from its analysis by Keithley’s applicable estimated adjusted revenues and adjusted EBITDA to calculate enterprise value, and adding Keithley’s net cash position to derive equity value. Using the Treasury Stock Method, Stifel Nicolaus Weisel then derived Keithley’s implied per share equity value. Stifel Nicolaus Weisel multiplied the ratios derived from its analysis by Keithley’s applicable estimated adjusted net income to calculate equity value. Using the Treasury Stock Method, Stifel Nicolaus Weisel then derived Keithley’s implied per share equity value.

	Low	High

Enterprise Value to:
CY 2010 adjusted revenue	$9.55	$12.99
CY 2011 adjusted revenue	$8.88	$12.55
CY 2010 adjusted EBITDA	$8.44	$13.52
CY 2011 adjusted EBITDA	$8.23	$12.34
Equity Value to:
CY 2010 adjusted net income	$8.17	$15.29
CY 2011 adjusted net income	$7.50	$13.82

Selected Comparable Transactions Analysis

Based on public and other available information, Stifel Nicolaus Weisel calculated Keithley’s implied enterprise value and implied equity value based on multiples of last 12 months (LTM) and estimated next 12 months (NTM) adjusted revenues and adjusted EBITDA, implied by 15 acquisitions of companies listed below in the test and measurement and semiconductor test and metrology sectors that had been announced since January 1, 2005. Estimated NTM information for Keithley was based on projections provided by our management and in each case were adjusted in the manner described in this proxy statement under “Projected Financial Information” beginning on page 22. The acquisitions reviewed in this analysis were the following:

Announcement Date	Acquirer	Target

8/16/10	Bruker Corporation	Veeco Instruments, Inc.’s metrology business
10/1/08	Spectris plc	SPX Corporation’s LDS and T&M business
9/1/08	Teradyne, Inc.	Eagle Test Systems, Inc.
6/26/08	Orbotech Ltd.	Photon Dynamics, Inc.
6/22/08	LTX Corp.	Credence Systems Corporation
2/20/08(1)	KLA-Tencor Corporation	ICOS Vision Systems Corporation
12/18/07	Rudolph Technologies, Inc.	Applied Precision, LLC’s semiconductor business
12/12/07	Teradyne, Inc.	Nextest Systems Corporation
10/14/07	Danaher Corporation	Tektronix, Inc.
5/21/07	Investor Group led by Veritas Capital Management	Aeroflex Incorporated
1/8/07	KLA-Tencor Corporation	Therma-Wave, Inc.
10/3/06	LeCroy Corporation	Catalyst Enterprises, Inc.
2/23/06	KLA-Tencor Corporation	ADE Corporation
11/25/05	MKS Instruments, Inc.	Ion Systems, Inc.
6/28/05	Rudolph Technologies, Inc.	August Technology Corporation

(1)	Transaction value used in analysis reflects revised terms of the transaction announced on May 26, 2008.

The following table sets forth the multiples indicated by this analysis:

	First Quartile	Median	Mean	Third Quartile

Enterprise Value to:
LTM revenue	1.9x	2.1x	2.3x	2.8x
NTM revenue	1.5x	1.8x	1.9x	2.7x
LTM EBITDA	7.8x	12.3x	10.3x	13.6x
NTM EBITDA	8.2x	9.4x	10.2x	11.6x

The implied Keithley per share equity values below were each calculated based on a range of multiples of first quartile to third quartile. The quartiles were calculated using statistical interpolation to divide the probability distribution into four equal areas. In each case, Stifel Nicolaus Weisel multiplied the ratios derived from its analysis by Keithley’s applicable estimated adjusted revenues and adjusted EBITDA to calculate enterprise value, and adding Keithley’s net cash position to derive equity value. Using the Treasury Stock Method, Stifel Nicolaus Weisel then derived Keithley’s implied per share equity value.

	Low	High

Enterprise Value to:
LTM adjusted revenue	$16.44	$22.41
NTM adjusted revenue	$13.76	$22.00
LTM adjusted EBITDA	$13.49	$20.73
NTM adjusted EBITDA	$14.08	$18.43

Discounted Equity Analysis

Stifel Nicolaus Weisel used earnings per share projections prepared by our management for CY 2011 and CY 2012 to calculate a range of present equity values per share for Keithley. In conducting this analysis, Stifel Nicolaus Weisel applied a range of CY 2010 price-to-earnings multiples to Keithley’s projected CY 2011 and CY 2012 earnings per share and applied a discount rate of 12% to these ranges, which Stifel Nicolaus Weisel estimated to be Keithley’s cost of equity. The estimated cost of Keithley’s equity was determined based on an analysis using the Capital Asset Pricing Model. This analysis indicated implied equity values per share ranging from $8.93 to $12.50. Stifel Nicolaus Weisel noted that the merger consideration to be received by shareholders is $21.60.

Conclusion

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of Stifel Nicolaus Weisel’s Opinion, Stifel Nicolaus Weisel was of the opinion that, as of the date of Stifel Nicolaus Weisel’s Opinion, the merger consideration to be received by the holders of Shares in the merger pursuant to the merger agreement was fair to such holders of Shares, from a financial point of view.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its Opinion, Stifel Nicolaus Weisel considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Stifel Nicolaus Weisel believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Stifel Nicolaus Weisel’s analyses and Opinion; therefore, the range of valuations resulting from any particular analysis described above should not be taken to be Stifel Nicolaus Weisel’s view of the actual value of Keithley.

Stifel Nicolaus Weisel acted as financial advisor to Keithley in connection with the merger. We paid Stifel Nicolaus Weisel a retainer fee of $100,000 in connection with its review of strategic alternatives on our behalf and a fee of $500,000 upon the delivery of its Opinion, neither of which is contingent upon consummation of the merger. Stifel Nicolaus Weisel will receive a transaction fee of $10.37 million upon consummation of the merger, which amount will be reduced by the fees we previously paid. The fee was based on a formula that provided for an increased fee as the deal value increased. Stifel Nicolaus Weisel will not receive any other significant payment or compensation contingent upon the successful consummation of the merger. In addition, we agreed to reimburse Stifel Nicolaus Weisel for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Stifel Nicolaus Weisel for certain liabilities arising out of its engagement. There are no other material relationships that existed during the two years prior to the date of Stifel Nicolaus Weisel’s Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus Weisel and any party to the merger. Thomas Weisel Partners LLC, an affiliate of Stifel Nicolaus Weisel, provides investment advisory services to Mr. Joseph P. Keithley, our chairman, president and chief executive officer, and to certain trusts for which he serves as trustee, for which it receives customary compensation. In addition, Thomas Weisel Partners LLC provides investment advisory services to Keithley with respect to our defined benefit plan, for which it receives customary compensation. Stifel Nicolaus Weisel or its affiliates may seek to provide investment banking services to Danaher or its affiliates in the future, for which Stifel Nicolaus Weisel would seek customary compensation. In the ordinary course of business, Stifel Nicolaus Weisel and its affiliates and its and their clients may transact in the equity securities of Keithley and Danaher and may at any time hold a long or short position in such securities. Stifel Nicolaus Weisel’s internal Fairness Opinion Committee approved the issuance of its Opinion.

Projected Financial Information

In the course of the process resulting in the merger agreement, our management prepared and provided to Stifel Nicolaus Weisel, Danaher, and the other parties that entered into confidentiality agreements non-public, projected financial information, which was based on our management’s estimate of our future financial performance as of the date they were prepared. The projected financial information covered the fiscal years 2010 through 2013. The information for fiscal year 2010 was based on actual results for the first three fiscal quarters and projected results for the fourth fiscal quarter of the year. In addition, our management provided to Stifel Nicolaus Weisel, for purposes of its financial analyses, adjusted projected financial information for fiscal 2010 and 2011 that eliminated the revenue and expense that our management determined was or would be associated with sales of our S600 product line, which was discontinued in February 2009, and sales of our radio frequency product line, which was sold in November 2009. We made available to Danaher and the other potential buyers all of the information necessary to permit Danaher and the others to make the adjustments we provided to Stifel Nicolaus Weisel. The projected financial information provided to Stifel Nicolaus Weisel and the potential buyers and the adjusted projected financial information provided to Stifel Nicolaus Weisel (the “Forecasts”) were also provided by our management to our board of directors.

The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because Forecasts were provided to our board of directors, Stifel Nicolaus Weisel and the potential buyers. The Forecasts were not prepared with a view to compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Our Independent Registered Public Accounting Firm has not examined, compiled or performed any procedures with respect to the Forecasts and accordingly does not provide any form of assurance with respect to the Forecasts. Neither we nor any of our representatives (including Stifel Nicolaus Weisel) has made or makes any representations to any person regarding the ultimate performance of Keithley compared to the information contained in the Forecasts, and neither we nor any of our affiliates intend to provide any update or revision thereof, except as required by law.

Furthermore, the Forecasts:

•	while presented with numerical specificity, necessarily make numerous assumptions, many of which are beyond our control, including with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, and may not prove to have been, or may no longer be, accurate;

•	do not necessarily reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	should not be regarded as a representation that the Forecasts will be achieved and readers of this proxy statement are cautioned not to place undue reliance on the projections.

In light of the foregoing factors and the uncertainties inherent in the Forecasts, shareholders are cautioned not to place undue, if any, reliance on the Forecasts.

The Forecasts are summarized in the following table:

	Fiscal Year Ending,
	September 30,	September 30,	September 30,	September 30,
	2010	2011	2012	2013
	(In millions, except per share amounts)

Revenue	$124.9	$122.1	$130.2	$141.4
Adjusted revenue(1)	$118.6	$121.3
Gross profit	$80.9	$78.8	$84.3	$92.0
Adjusted gross profit(1)	$76.8	$78.4
Operating income	$20.7	$18.6	$20.6	$24.5
Adjusted operating income(1)	$17.8	$18.1
EBITDA	$25.0	$22.6	$26.0	$30.8
Adjusted EBITDA(1)	$22.1	$22.2
Net Income	$19.2	$15.9	$17.7	$20.6
Adjusted net income(1)	$16.3	$15.4
Diluted EPS	$1.19	$0.97	$1.09	$1.26
Adjusted diluted EPS(1)	$1.01	$0.94

(1)	All of the adjusted measures in the table above exclude revenues and costs associated with recently discontinued or divested product lines.

Neither EBITDA nor any of the adjusted measures in the foregoing table are measures of performance under U.S. generally accepted accounting principles. EBITDA represents earnings before interest, taxes, stock-based compensation, depreciation and amortization and should not be considered as an alternative to net income as a measure of operating performance or cash flows or as a measure of liquidity.

Cautionary Statement Regarding the Forecasts

The Forecasts are subjective in many respects and thus susceptible to various interpretations based on actual experience and business developments. The Forecasts were based on a number of assumptions that may not be realized and are subject to significant uncertainties and contingencies, many of which are beyond our control. Since the Forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. The Forecasts are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the risks and uncertainties described under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 7 and the risk factors referred to therein. Accordingly, there can be no assurance that the assumptions made in preparing the Forecasts will prove accurate, and actual results may be materially different than those contained in the Forecasts. We do not intend to make publicly available any update or other revisions to the Forecasts to reflect circumstances existing after the date of the Forecasts, except as required by law. Neither we nor our independent auditors nor any of our representatives (including Stifel Nicolaus Weisel) assumes any responsibility for the validity, reasonableness, accuracy or completeness of the projected financial information, and we have made no representations to Danaher and make no representations to shareholders regarding such information. The inclusion of the Forecasts in this proxy statement should not be regarded as an indication that Danaher considered the Forecasts provided to it predictive of actual future events or that the Forecasts should be relied on for that purpose. In light of the uncertainties inherent in any projected data, our shareholders are cautioned not to rely on the Forecasts.

Financing

Danaher represents in the merger agreement that it has and will have at the effective time of the merger sufficient cash and cash equivalents and/or available amounts under existing credit facilities to consummate the merger upon the terms contemplated by the merger agreement and to make all payments contemplated by the merger agreement, including (1) the merger consideration and all of Danaher’s obligations under the merger agreement, including required payments with respect to stock option, restricted share units and performance award units, (2) all fees and expenses relating to the foregoing and (3) to fund the ongoing operations of Keithley and our subsidiaries.

Interests of Our Directors and Executive Officers in the Merger

General

In addition to their interests in the merger as shareholders, certain of our directors and executive officers have interests in the merger that differ from, or are in addition to, your interests as a shareholder. In considering the recommendation of our board of directors to vote “FOR” the approval and adoption of the merger agreement, you should be aware of these interests. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement, the merger and the transactions contemplated by the merger agreement. Except as described below, such persons have, to our knowledge, no material interest in the merger that differs from your interests generally.

Interests in Common Shares, Stock Options, Restricted Shares, Restricted Share Units, Performance Award Units and Deferred Share Units

As October 1, 2010, our executive officers and directors owned an aggregate of 2,618,821 outstanding Common Shares, entitling them to exercise approximately 62.0% of the voting power of the Common Shares entitled to vote at the special meeting, and stock options for approximately 1,502,679 Common Shares, restricted share units representing approximately 36,200 Common Shares and performance share units representing approximately 130,500 Common Shares based on initial award amounts for unvested awards and expected payout for vested awards (see “Security Ownership of Certain Beneficial Owners and Management”).

The stock options, restricted share units and performance award units were granted to our current executive officers and directors under our 1997 Directors’ Stock Option Plan, as amended, and our 2002 Stock Incentive Plan, as amended (together, the “Award Plans”). The Award Plans and the award agreements thereunder provide for full vesting of all awards, including restricted shares, granted under the Award Plans at the effective time of the merger.

Stock Options.  Under the terms of the merger agreement, each option to purchase Common Shares that is outstanding immediately prior to the effective time of the merger will be canceled in exchange for a cash payment, without interest and less applicable withholding taxes, from Danaher equal to the product of:

•	the total number of Common Shares underlying that option immediately prior to the effective time of the merger, and

•	the excess, if any, of $21.60 over the exercise price per Common Share subject to that option.

Restricted Share Units.  Under the merger agreement, at the effective time of the merger, all restricted share units granted under the Award Plans and held immediately prior to the effective time will vest and will entitle the holder thereof to receive an amount in cash equal to the product of the $21.60 per share merger consideration multiplied by the number of restricted share units held, without interest and less applicable withholding taxes.

Performance Award Units.  Under the merger agreement, at the effective time of the merger, all performance award units granted under the Award Plans and held immediately prior to the effective time will vest and will entitle the holder thereof to receive an amount in cash equal to the product of the $21.60 per share merger consideration multiplied by the number of Common Shares represented by the initial award amount under the award agreement, except as modified by any Change in Control Agreement or the Plush Employment Agreement, without interest and less applicable withholding taxes. As described in “— Change in Control Agreements” and “— Employment Agreement with Mark J. Plush” below, the number of performance award units that our executive officers will be entitled to receive following termination of their employment under certain circumstances is the greater of (1) the initial award amount specified in his or her award agreement, or (2) the award amount that would be paid out under the award agreement if our performance as of the effective time of the merger was deemed to have occurred on September 30, 2012, but such award cannot be more than 1.5 times the initial award amount.

Directors’ Deferred Compensation.  Certain of our current and former directors have deferred, pursuant to the 1996 Outside Directors’ Deferred Stock Plan, the payment of all or a portion of the directors’ fees they earned. The plan will be terminated in connection with the merger and, at the effective time of the merger, all amounts deferred as cash will be paid out and all deferred share units held by (or on behalf of) directors or former directors under such plan immediately prior to the effective time will be canceled and each holder thereof will become entitled to receive an amount in cash equal to the merger consideration in respect of each deferred share unit held, without interest and less applicable withholding taxes.

The following table summarizes, as of October 1, 2010, the options to purchase Common Shares with exercise prices of $21.60 or less, unvested restricted shares, restricted share units and performance award units held by our executive officers and directors, and the number of deferred share units held under the directors’ deferred stock plan by each of our directors and the consideration that each of them will receive under the merger agreement in connection with the vesting and cancellation of their restricted shares, units and options:

	Number of
	Shares
	Underlying
	Options
	with an	Weighted				Total Cash
	Exercise	Average		Number of	Number of	Consideration	Number of
	Price of	Exercise	Number of	Restricted	Performance	for	Deferred
	$21.60 or	Price of	Restricted	Share	Award	Equity-Based	Compensation
	Less	Options(1)	Shares	Units	Units(2)	Awards	Units	Total

Executive Officers:
Joseph P. Keithley	463,300	$15.797	1,308	—	24,125	$3,238,087	—	$3,238,087
Daniel A. Faia	88,850	3.393	—	6,300	9,450	1,957,859	—	1,957,859
Mark A. Hoersten	164,700	13.690	—	9,900	12,300	1,782,332	—	1,782,332
Larry L. Pendergrass	102,300	11.419	—	10,200	12,900	1,540,496	—	1,540,496
Mark J. Plush	196,879	12.954	952	4,600	34,250	2,562,017	—	2,562,017
Linda C. Rae	271,650	13.071	—	5,200	37,475	3,238,673	—	3,238,673
Directors:
Brian R. Bachman	30,000	15.533	—	—	—	182,000	—	182,000
James B. Griswold	20,000	17.950	—	—	—	73,000	59,045	1,348,372
Leon J. Hendrix, Jr.	30,000	15.533	—	—	—	182,000	55,064	1,371,382
Brian J. Jackman	10,000	13.520	—	—	—	80,800	25,808	638,253
Dr. N. Mohan Reddy	35,000	15.238	—	—	—	222,675	32,061	915,193
Thomas A. Saponas	0	—	—	—	—	—	25,580	552,528
Barbara V. Scherer	20,000	16.675	—	—	—	98,500	—	98,500

					Total	$15,158,439		$19,425,692

(1)	The weighted average exercise prices have been rounded to the nearest one-thousandth.

(2)	The performance award units awarded for the fiscal year 2008 through fiscal year 2010 performance period are included above at the expected pay out of 1.25 times the initial award amount for Mr. Keithley, Mr. Plush and Ms. Rae and 1.0 times the initial award amount for Mr. Pendergrass and Mr. Hoersten. The performance award units awarded for the fiscal year 2010 through fiscal year 2012 performance period are included at the initial award amount, but could pay out at up to 1.5 times the initial award amounts following termination of employment under certain circumstances under the terms of the Change in Control Agreements and the Plush Employment Agreement described below, resulting in a potential incremental payment (the “Incremental Performance Award Payout”) equal to $0 for Mr. Keithley, $102,060 for Mr. Faia, $71,280 for Mr. Hoersten, $71,280 for Mr. Pendergrass, $240,300 for Mr. Plush and $273,780 for Ms. Rae.

These amounts will be reduced by applicable tax withholdings.

Change in Control Agreements

We have entered into a change in control agreement (a “Change in Control Agreement”) with each of Joseph P. Keithley, Daniel A. Faia, Mark A. Hoersten, Larry L. Pendergrass and Linda C. Rae, all of whom are executive officers of Keithley. Under the Change in Control Agreements, if the merger occurs and before September 28, 2012, the executive’s employment is terminated without cause or the executive resigns for good reason (a “Triggering Event”), the executive will be entitled to a lump sum payment consisting of:

•	1.0 or, with respect to Mr. Keithley and Ms. Rae, 1.5 times the higher of the executive’s annual salary on September 29, 2010 or at the time of the Triggering Event;

•	1.0 or, with respect to Mr. Keithley and Ms. Rae, 1.5 times the higher of (1) the executive’s current target bonus, or (2) the average of the executive’s actual target bonus received for the three fiscal years preceding

September 29, 2010 (or the number of fiscal years that the executive has been with Keithley, if less than three); and

•	a portion of his or her then current year target bonus prorated for the number of days in the fiscal quarter in which the Triggering Event occurred, less any amount of such bonus that has already been paid to the executive.

The executive will also receive continued medical, welfare and other benefit coverage until the earlier of the date on which he or she is eligible to receive comparable benefits from another employer or the one-year or, in the case of Mr. Keithley and Ms. Rae, the 18-month anniversary of the Triggering Event. We will also provide outplacement services up to a cost of $25,000.

Equity awards held by the executives as of September 29, 2010 will be treated in accordance with the provisions set forth in the applicable equity award plans and agreements and discussed above under “— Interests in Common Shares, Stock Options, Restricted Share Units, Performance Award Units and Deferred Share Units”, except that in the case of performance award units, the executives will be entitled to a payout equal to the greater of (1) the initial award amount specified in his or her agreement, or (2) the award amount that would be paid out under the agreement if our financial performance as of the vesting date for the award was our actual financial performance as of the effective time of the merger, but such payout cannot be more than 1.5 times the initial award amount.

In the event payments to the executive result in the executive becoming liable for the payment of excise taxes pursuant to Section 4999 of the Internal Revenue Code, the payments to be made to the executive as a result of the merger will be reduced to the extent necessary to prevent the payments from being subject to the excise tax, but only if by reason of the reduction, the after-tax benefit of the reduced payments to the executive exceeds the after-tax benefit if such reduction were not made.

In addition, payments to the executive are conditioned upon the executive’s execution and delivery of a release in favor of Keithley in the form described in the Change in Control Agreements. The Change in Control Agreements also provide that, for a period of one year from the date of termination of the executive’s employment that results in a severance payment under the Change in Control Agreements, the executive will not (1) solicit the employment of any employee who has been employed by us at any time during the prior six months or (2) solicit customers, business, patronage or orders for, or sell, any products and services in competition with, or for any business, wherever located, that, as of the date of the executive’s termination of employment, competes with, our business.

If the merger had been completed on October 1, 2010 and a Triggering Event occurred under the Change in Control Agreements immediately thereafter (1) the estimated total of the cash severance pay, pro rated target bonus, continued medical, welfare and other benefit coverage and outplacement services for each executive officer would be as follows: Mr. Keithley — $1,205,985; Mr. Faia — $451,722; Mr. Hoersten — $347,994; Mr. Pendergrass — $355,790; and Ms. Rae — $708,453, and (2) the executive officers would receive the Incremental Performance Award Payout for their performance award units equal to $0 for Mr. Keithley, $102,600 for Mr. Faia, $71,280 for Mr. Pendergrass and $273,780 for Ms. Rae. These amounts also assume that there is no reduction in the payments made under the Change in Control Agreements to prevent the payments from being subject to the excise tax under Section 4999 of the Internal Revenue Code.

Employment Agreement with Mark J. Plush

We have entered into an Amended and Restated Employment Agreement (the “Plush Employment Agreement”) with Mark J. Plush, our senior vice president and chief financial officer. The Plush Employment Agreement provides that, if within 36 months following the effective time of the merger, Mr. Plush’s employment is terminated other than for cause (as defined in the Plush Employment Agreement) or he resigns for good reason (as defined in the Plush Employment Agreement) (each, a “Triggering Event”), Mr. Plush will be entitled to the following benefits:

•	1.5 times the higher of his annual salary at the effective time of the merger or the Triggering Event, paid in monthly installments over a 24-month period;

•	full participation in the annual bonus plan if termination of employment is subsequent to June 30 of the respective fiscal year; and

•	a supplemental retirement benefit reflecting the difference between the benefits that would be payable to Mr. Plush under our pension plan if he were fully vested and his compensation, as defined in the pension plan, was equal to the highest amount of annual compensation he earned in the final three years prior to termination, and his actual benefits payable under the pension plan.

Mr. Plush will also receive continued medical, welfare and other benefit coverage until the earlier of the date on which he is eligible to receive comparable benefits from another employer and the 24-month anniversary of the Triggering Event, as well as continued fringe perquisites to which Mr. Plush was entitled immediately prior to termination for a period of 18 months following the Triggering Event. We will also provide reimbursement for certain outplacement services up to a cost of $10,000.

Equity awards held by Mr. Plush as of the effective time of the merger will be treated in accordance with the provisions set forth in the applicable equity award plans and agreements and discussed above under “— Interests in Common Shares, Stock Options, Restricted Share Units, Performance Award Units and Deferred Share Units,” except that in the case of performance award units, he will be entitled to a payout equal to the greater of (1) the initial award amount specified in his agreement, or (2) the award amount that would be paid out under the agreement if our financial performance as of the vesting date for the award was our actual financial performance as of the effective time of the merger, but such payout cannot be more than 1.5 times the initial award amount.

In addition, payments to Mr. Plush are conditioned upon his covenant not to (1) accept employment directly or indirectly with any of our competitors, (2) allow use of his name by or in any competitive business, (3) employ the services of any of our employees without our written permission, or (4) be unreasonably unavailable for consultation by our officers and directors until such time as Mr. Plush turns 65.

If the merger had been completed on October 1, 2010 and a Triggering Event occurred under the Plush Employment Agreement immediately thereafter (1) the estimated total of the cash severance pay, continued medical, welfare and other benefit coverage, continued fringe perquisites and outplacement services for Mr. Plush would be $465,303 (this amount assumes fringe perquisites are provided at the maximum permitted cost, that there is no payment of a current year bonus (due to the assumed termination date of October 1, which is the first day of our fiscal year) and that no matching contributions are made to Mr. Plush’s 401(k) plan account beyond the base match, since the additional matching amount is based upon our fiscal year financial results that have not yet been determined (the maximum additional amount is $3,834)), (2) the estimated value of Mr. Plush’s supplemental retirement benefit is approximately $867,519 to $1,351,723, which was calculated as a range based on known compensation for fiscal year 2010 and the potential range of Mr. Plush’s bonus for fiscal year 2010, and (3) Mr. Plush would receive the Incremental Performance Award Payout for his performance award units equal to $240,300.

Deferred Compensation Plans

In accordance with the terms of our Deferred Compensation Plan and Supplemental Deferral Plan, the merger triggers full vesting and payment of all amounts deferred under the plans, including by our executive officers participating in the plans, at the effective time of the merger (or six months and one day thereafter to the extent required under Section 409A of the Internal Revenue Code).

Indemnification of Directors and Officers

The merger agreement provides that Danaher and the surviving corporation must honor all of our obligations to indemnify our and our subsidiaries’ current and former directors, officers and employees for acts or omissions by such parties occurring at or prior to the effective time of the merger, whether pursuant to our or our subsidiaries’ respective governing documents or individual indemnity agreements disclosed to Danaher in connection with the merger agreement or filed as an exhibit to certain documents filed with the SEC, and such obligations will survive the merger and will continue in full force and effect in accordance with their terms, without amendment or modification adverse to the indemnified individual, for a period of six years from the effective time of the merger.

For a period of six years from the effective time of the merger, Danaher and the surviving corporation must maintain a directors’ and officers’ liability insurance policy for those persons currently covered by our directors’

and officers’ liability insurance policy and with coverage and in amounts no less favorable than those of such current insurance policy. Notwithstanding this requirement, in no event will Danaher be required to pay an annual premium for such insurance in excess of 300% of the last annual premium paid by us prior to the date of the merger agreement. In lieu of the foregoing, at Danaher’s option and expense, we may purchase prior to the effective time of the merger six-year “tail” insurance coverage that provides coverage identical in all material respects to the coverage described above.

Danaher is required to pay all reasonable expenses, including reasonable attorneys’ fees and fees and disbursements of experts and witnesses, that may be incurred by an indemnified party in enforcing the foregoing indemnity and other obligations.

The obligations described above regarding directors’ and officers’ indemnification and insurance must be assumed by any successor entity to the surviving corporation as a result of any consolidation, merger or transfer of all or substantially all of its properties and assets.

Voting Agreement with the Keithley Partnership

In connection with the execution of the merger agreement, the Keithley Partnership, of which Mr. Keithley, our chairman, president and chief executive officer, is general partner, entered into the Voting Agreement pursuant to which it agreed to vote a number of its Class B common shares representing 19.99% of the voting power of our outstanding Common Shares in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. In addition, the Keithley Partnership agreed to vote such shares against any proposal that would result in our breach of the merger agreement, or any action or agreement that is intended to, or would be reasonably likely to, impede, interfere with, delay, postpone or attempt to discourage the merger. The Voting Agreement will terminate if the merger agreement is terminated in accordance with its terms and can be terminated by the Keithley Partnership if there is any decrease in the price or change in the form of consideration to be paid per Common Share or if the merger agreement is otherwise amended in a manner adverse to our shareholders. As of October 1, 2010, the Keithley Partnership, together with Mr. Keithley, beneficially owned Common Shares representing approximately 61.5% of the total combined voting power of the outstanding Common Shares. Pursuant to the Voting Agreement, the Keithley Partnership also agreed not to transfer or dispose of any of its Common Shares, enter into any other voting arrangement or grant any proxies with respect to its Common Shares, or convert its Class B common shares into common shares. See “Voting Agreement” beginning on page 48.

Material United States Federal Income Tax Consequences

The following is a discussion of the material United States federal income tax consequences of the merger to U.S. holders (as defined below) whose Common Shares are converted into the right to receive cash in the merger. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, published rulings of the Internal Revenue Service (the “IRS”) and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The following discussion does not purport to consider all aspects of United States federal income taxation that might be relevant to our shareholders. This discussion applies only to shareholders who, at the effective time of the merger, hold our Common Shares as a capital asset within the meaning of Section 1221 of the Code. The following discussion does not address taxpayers subject to special treatment under United States federal income tax laws, including, without limitation, banks, insurance companies, financial institutions, dealers in securities or currencies, traders of securities that elect the mark-to-market method of accounting for their securities holdings, persons that have a functional currency other than the United States dollar, tax-exempt organizations, cooperatives, mutual funds, real estate investment trusts, S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity) and persons liable for the alternative minimum tax. In addition, the following discussion does not apply to shareholders who acquired their Common Shares upon the exercise of employee stock options or otherwise as compensation for services or through a tax-qualified retirement plan or who hold their shares as part of a hedge, straddle, conversion transaction or other integrated transaction, and does not apply to shareholders who exercise dissenters rights under applicable law. If our Common Shares are held through a partnership, the United States federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that are holders of our common stock and partners in such partnerships are urged to consult their own tax advisors regarding the tax consequences to them of the merger.

The following discussion also does not address any foreign, state or local tax consequences of the merger, and does not address any United States federal tax consequences other than income tax consequences. We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of our Common Shares. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the IRS may not agree with the tax consequences described in this proxy statement. All shareholders should consult their own tax advisors regarding the U.S. federal income tax consequences, as well as the foreign, state and local tax consequences, of the disposition of their shares in the merger.

For purposes of this summary, a “U.S. holder” is a beneficial owner of our Common Shares who or that is or is treated for U.S. federal income tax purposes as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and has a valid election in place to be treated as a domestic trust for United States federal income tax purposes.

A “non-U.S. holder” is a beneficial owner (other than a partnership or other entity classified as a partnership for U.S. federal income tax purposes) of our Common Shares that is not a U.S. holder.

U.S. Holders

Exchange of Common Shares for Cash.  Generally, the merger will be taxable to U.S. holders of our Common Shares for U.S. federal income tax purposes. A U.S. Holder of our Common Shares receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in our Common Shares surrendered. Any such gain or loss generally will be capital gain or loss if our Common Shares are held as a capital asset at the effective time of the merger. Any capital gain or loss will be taxed as long-term capital gain or loss if the U.S. holder has held our Common Shares for more than one year prior to the effective time of the merger. If the U.S. Holder has held our Common Shares for one year or less prior to the effective time of the merger, any capital gain or loss will be taxed as short-term capital gain or loss. Currently, most long-term capital gains for non-corporate taxpayers are taxed at a maximum federal tax rate of 15%. Absent Congressional intervention, the applicable provisions of the United States federal income tax laws relating to the 15% tax rate are scheduled to “sunset,” or revert to the provisions of prior law, effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20%. The deductibility of capital losses is subject to certain limitations. If a U.S. Holder acquired different blocks of our Common Shares at different times and different prices, such holder must determine the adjusted tax basis and holding period separately with respect to each such block of our Common Shares.

Information Reporting and Backup Withholding.  Cash payments made pursuant to the merger will be reported to our shareholders and the Internal Revenue Service to the extent required by the Internal Revenue Code and applicable Treasury regulations. Backup withholding tax is currently at a rate of 28% and is scheduled to go up to 31% for tax years beginning after December 31, 2010. Backup withholding may apply to such payments if the U.S. holder fails to: furnish his, her or its taxpayer identification number (social security or employer identification number); certify that his, her, or its number is correct; certify that he, she, or it is not subject to backup withholding; and otherwise comply with the applicable requirements of the backup withholding rules. Certain of our shareholders will be asked to provide additional tax information in the letter of transmittal for the Common Shares.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against such U.S. holder’s United States federal income tax liability and may entitle the holder to a refund of any excess amounts withheld under the backup withholding rules, provided the required information is timely furnished to the Internal Revenue Service.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of our outstanding Common Shares at any time during the five years preceding the merger, and we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes during such period. We do not believe that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%, and scheduled to go up to 31% for tax years beginning after December 31, 2010) will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against a non-U.S. holder’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

The foregoing discussion of material United States federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any holder of our Common Shares. We urge you to consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Common Shares pursuant to the merger.

Regulatory Approvals

Under the merger agreement, we and the other parties to the merger agreement have agreed to use our commercially reasonable efforts to complete the transactions contemplated by the merger agreement as soon as reasonably practicable, including obtaining all necessary governmental approvals. The Hart-Scott-Rodino Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied.

Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act and receipt of any foreign approvals, consents and clearances and the filing of a certificate of merger in Ohio at or before the effective time of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Dissenters’ Rights

If the merger agreement is approved and adopted, each shareholder who does not favor the merger agreement may be entitled to seek relief as a dissenting shareholder under Section 1701.85 of the Ohio Revised Code. The following is a summary of the principal steps a shareholder must take to perfect his or her dissenters’ rights under the Ohio Revised Code. This summary is qualified in its entirety by reference to Section 1701.85 of the Ohio Revised Code, a copy of which is attached as Annex C to this proxy statement and incorporated by reference herein. Any dissenting shareholder contemplating exercise of his or her dissenters’ rights is urged to carefully review the provisions of Section 1701.85 and to consult an attorney, since failure to follow fully and precisely the procedural requirements of the statute will result in termination or waiver of these rights.

To perfect dissenters’ rights, a dissenting shareholder must satisfy each of the following conditions and must otherwise comply with Section 1701.85 of the Ohio Revised Code:

•	A dissenting shareholder must be a record holder of the Common Shares as to which such shareholder seeks to exercise dissenters’ rights on the record date for determining entitlement to notice of the special meeting at which the proposal to approve and adopt the merger agreement is to be submitted. Because only shareholders of record on the record date may exercise dissenters’ rights, any person who beneficially owns shares that are held of record by a bank, brokerage firm, nominee or other holder and who desires to exercise dissenters’ rights must, in all cases, instruct the record holder of the Common Shares to satisfy all of the requirements of Section 1701.85;

•	A dissenting shareholder must not vote the Common Shares as to which dissenters’ rights are being exercised in favor of the proposal to approve and adopt the merger agreement at the special meeting. Failing to vote or abstaining from voting does not waive a dissenting shareholder’s rights. However, a proxy returned to us signed but not marked to specify voting instructions will be voted in favor of the proposal to approve and adopt the merger agreement and will be deemed a waiver of dissenters’ rights. A dissenting shareholder may revoke his or her proxy at any time before its exercise by filing with us an instrument revoking it, delivering a duly executed proxy bearing a later date or by revoking his or her proxy in open meeting at the special meeting;

•	A dissenting shareholder must deliver a written demand for payment of the fair cash value of his or her Common Shares to us on or before the tenth day following the date on which the vote on the proposal was taken at the special meeting. Any written demand must specify the shareholder’s name and address, the number and class of Common Shares held by him or her on the record date as to which he or she seeks dissenters’ rights, and the amount claimed as the “fair cash value” of the Common Shares. A vote against the proposal to approve and adopt the merger agreement will not satisfy notice requirements under Ohio law concerning dissenters’ rights. We will not notify shareholders of the expiration of this ten-day period; and

•	If we send a request to the dissenting shareholder at the address specified in his or her written demand, a dissenting shareholder must submit his or her share certificates to us within 15 days of the date such request was sent by us for endorsement on the share certificates by us that demand for appraisal has been made. Such a request is not an admission by us that a dissenting shareholder is entitled to relief. We will promptly return the share certificates to the dissenting shareholder. At our option, a dissenting shareholder who fails to deliver his or her certificates upon our request may have his or her dissenters’ rights terminated, unless a court for good cause shown otherwise directs.

We and a dissenting shareholder may come to an agreement as to the fair cash value of the dissenting shareholder’s Common Shares. If we and any dissenting shareholder cannot agree upon the fair cash value of the dissenting shareholder’s Common Shares, then either we or the dissenting shareholder may, within three months after service of the demand by the dissenting shareholder, file a complaint in the Court of Common Pleas of Cuyahoga County, Ohio, for a determination that the shareholder is entitled to exercise dissenters’ rights and to determine the fair cash value of the Common Shares. The court may appoint one or more appraisers to recommend a fair cash value. The fair cash value is to be determined as of the day prior to the date of the special meeting. The fair cash value is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the dissenting shareholder’s demand. In determining this value, any appreciation or depreciation in the market value of the Common Shares resulting from the merger is excluded. The Ohio Supreme Court, in Armstrong v. Marathon Oil Company, 32 Ohio St. 3d 397 (1987), has held that fair cash value for publicly-traded shares of a company with significant trading activity may be the market price for such shares as of the day prior to the date that the transaction is submitted to the shareholders or directors for final approval, as adjusted to exclude the impact of the transaction giving rise to the dissenters’ rights. The fair cash value may ultimately be more or less than the per share merger consideration. Interest on the fair cash value and costs of the proceedings, including reasonable compensation to any appraisers, are to be assessed or apportioned as the court considers equitable. Shareholders should also be aware that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair cash value under Section 1701.85 of the Ohio Revised Code.

Payment of the fair cash value must be made within 30 days after the later of the final determination of such value or the closing date of the merger. Such payment shall be made only upon simultaneous surrender to us of the share certificates for which such payment is made.

A dissenting shareholder’s rights to receive the fair cash value of his or her Common Shares will terminate if:

•	the dissenting shareholder has not complied with Section 1701.85;

•	the merger is abandoned or is finally enjoined or prevented from being carried out or the shareholders rescind their approval and adoption of the merger agreement;

•	the dissenting shareholder withdraws his or her demand with our consent by our board of directors; or

•	the dissenting shareholder and our board of directors have not agreed on the fair cash value per share, and neither has filed a timely complaint in the Court of Common Pleas of Cuyahoga County, Ohio.

All rights accruing from Common Shares, including voting and dividend and distribution rights, are suspended from the time a dissenting shareholder makes the demand with respect to such Common Shares until the termination or satisfaction of the rights and obligations of the dissenting shareholder and Keithley arising from the demand. During this period of suspension, any dividend or distribution paid on the Common Shares will be paid to the record owner as a credit upon the fair cash value of such Common Shares. If a shareholder’s dissenters’ rights are terminated other than by purchase by us of the dissenting shareholder’s Common Shares, then at the time of termination all rights will be restored and all distributions that would have been made, but for suspension, will be made.

Litigation Relating to the Merger

We are aware of one purported class action and derivative lawsuit related to the merger. The case, Donald Freidlander v. Danaher Corporation, Brian R. Bachman, James B. Griswold, Leon J. Hendrix, Jr., Brian J. Jackman, Joseph P. Keithley, N. Mohan Reddy, Thomas A. Saponas, Barbara V. Scherer and Keithley Instruments, Inc., was filed on October 4, 2010 in the Court of Common Pleas of Cuyahoga County, Ohio (Case No. CV 10 738257). The complaint alleges, among other things, that Keithley’s directors breached their fiduciary duties in connection with the merger and that Danaher has aided and abetted Keithley’s directors in their alleged breaches of fiduciary duties. The relief sought by the plaintiff includes a declaration that the action is properly maintainable as a derivative and class action, a declaration that the merger is unlawful and unenforceable, an injunction barring the merger, rescinding (to the extent already implemented) the merger or any of the terms thereof and the payment of costs and disbursements of the action, including attorneys’ and experts’ fees.

THE MERGER AGREEMENT

The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement has been included to provide you with information regarding its terms, and we recommend that you read carefully the merger agreement in its entirety. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the merger, we do not intend for its text to be a source of factual, business or operational information about Keithley, Danaher or Merger Sub. The merger agreement contains representations, warranties and covenants that are qualified and limited, including by information in the disclosure letter referenced in the merger agreement that Keithley delivered in connection with the execution of the merger agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the merger agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to shareholders or under the federal securities laws. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effective Time

The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of State of the State of Ohio on the closing date of the merger (or such later date provided in such certificate, as agreed upon by us, Danaher and Merger Sub). The closing date will occur no later than the second business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived (other than conditions that by their nature are to be satisfied on the closing date, but subject to satisfaction or waiver of such conditions) or on such other date as we and Danaher may agree to in writing.

Structure

Subject to the terms and conditions of the merger agreement and in accordance with Ohio law, at the effective time of the merger, Merger Sub will merge with and into Keithley. The separate corporate existence of Merger Sub will cease, and Keithley will continue as the surviving corporation and a wholly-owned subsidiary of Danaher. Following the completion of the merger, our common shares will be delisted from the New York Stock Exchange and deregistered under the Exchange Act and will no longer be publicly traded.

Articles of Incorporation and Code of Regulations

The articles of incorporation and code of regulations of the surviving corporation will be the articles of incorporation and code of regulations of Merger Sub as in effect immediately before the effective time of the merger, except that the name of the surviving corporation will be provided by Danaher prior to the effective time.

Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the effective time of the merger and the individuals specified by Danaher prior to the effective time will become the directors and officers, respectively, of the surviving corporation following the merger.

Treatment of Common Shares, Stock Options and Other Share-Based Awards

Common Shares

At the effective time of the merger, each Common Share issued and outstanding immediately prior to the effective time will be converted into the right to receive $21.60 in cash, without interest and less applicable withholding taxes. However, Common Shares that are:

•	held in our treasury or by any of our subsidiaries immediately prior to the effective time of the merger will be canceled without consideration;

•	owned by Danaher or Merger Sub, or any other direct or indirect wholly-owned subsidiary of Danaher, immediately prior to the effective time of the merger, will be canceled without consideration; and

•	held by shareholders who have properly exercised dissenters’ rights under Section 1701.85 of the Ohio Revised Code will not be converted, unless and until the shareholder loses its rights as a dissenting shareholder.

All Common Shares converted into the right to receive the merger consideration will be automatically canceled and cease to exist and the holder of a certificate for Common Shares will have only the right to receive the merger consideration of $21.60 in cash per share, without any interest and less applicable withholding taxes.

Stock Options and Other Share-Based Awards

Each option to purchase Common Shares, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, will become fully vested and cease to represent a right or award with respect to Common Shares and will entitle the holder thereof to receive, without interest and less applicable withholding taxes, an amount in cash equal to the product of:

•	the total number of Common Shares underlying that option immediately prior to the effective time of the merger; and

•	the excess, if any, of $21.60 over the exercise price per Common Share subject to that option.

In addition, each right of any kind, contingent or accrued, to receive Common Shares or benefits measured in whole or in part by the value of a number of Common Shares granted under the Company’s stock incentive plans and directors’ deferred stock plan (including restricted share units, deferred share units and performance award units) (other than stock options), whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will become fully vested and cease to represent a right or award with respect to Common Shares. Holders of restricted share units and deferred share units will receive, without interest and less applicable tax withholdings, an amount in cash equal to the product of the merger consideration multiplied by the number of restricted share units or deferred share units, as applicable, held by such person. Except as modified by a Change in Control Agreement or the Plush Employment Agreement, holders of performance award units will be entitled to receive, without interest and less applicable tax withholdings, an amount in cash equal to the product of the merger consideration multiplied by the number of Common Shares represented by the initial award value under the agreement evidencing such performance award units. For additional information concerning amounts receivable as a result of a Change in Control Agreement or the Plush Employment Agreement, see “Interests of Our Directors and Executive Officers in the Merger — Change in Control Agreements” and “Interests of Our Directors and Executive Officers in the Merger — Employment Agreement with Mark J. Plush.”

As soon as reasonably practicable after the effective time of the merger, the surviving corporation will mail to each holder of a stock option, restricted share unit, deferred share unit or performance award unit a check in the amount payable to such holder pursuant to the terms of the merger agreement.

Danaher and Keithley have agreed that at the effective time of the merger each outstanding stock option (whether vested or unvested) with an exercise price equal to or in excess of the merger consideration will be cancelled by virtue of the merger without any conversion thereof or payment therefor. Prior to the effective time of the merger, Keithley will use commercially reasonable efforts to cause this to occur, including, if necessary, using commercially reasonable efforts to enter into option termination or cancellation agreements with the holders of stock options, without paying any consideration or incurring any debts or obligations on behalf of Keithley or the surviving corporation.

In addition, prior to the effective time of the merger, Keithley must take all necessary steps to cause dispositions of Common Shares pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of Keithley to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Exchange and Payment Procedures

Immediately prior to the effective time of the merger, Danaher will deposit, or will cause to be deposited, with a U.S. bank or trust company appointed to act as paying agent and approved by us, cash in an amount sufficient to pay the aggregate merger consideration in exchange for all of the Company Shares outstanding immediately prior to the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, the paying agent will mail a letter of transmittal and instructions to each shareholder. The letter of transmittal and instructions will tell you how to surrender your share certificates or book-entry shares in exchange for the merger consideration.

You will not be entitled to receive the merger consideration until you surrender your share certificate or certificates to the paying agent, together with a duly completed and validly executed letter of transmittal and any other documents as may reasonably be required by the paying agent. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate or book entry shares formerly representing such Common Shares is presented to the paying agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid or are not payable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates or book-entry shares. The paying agent and surviving corporation will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum which is withheld and paid to a taxing authority by the paying agent or the surviving corporation will be deemed to have been paid to the person from whom it is withheld.

At the effective time of the merger, our share transfer books will be closed, and there will be no further registration of transfers of outstanding Common Shares. If, after the effective time of the merger, certificates or book-entry shares are presented to the surviving corporation for transfer, they will be canceled and exchanged for the merger consideration.

Any portion of the merger consideration deposited with the paying agent that remains undistributed to the former holders of Common Shares on the first anniversary of the effective time of the merger will be delivered, upon demand, to the surviving corporation. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to the surviving corporation may only look to the surviving corporation for the payment of the merger consideration. None of Keithley, Danaher, the surviving corporation, the paying agent or any other person will be liable to any former holder of Common Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of that fact and, if required by the paying agent or reasonably requested by the surviving corporation, post a bond in a customary amount or provide an indemnity against any claim that may be made against it with respect to that certificate.

Representations and Warranties

We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letter delivered in connection therewith. These representations and warranties relate to, among other things:

•	our organization, good standing, corporate power and authority and qualification to do business;

•	our capitalization, including in particular the number of Common Shares, options to purchase Common Shares and other share-based awards;

•	our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, and the execution, delivery and enforceability of the merger agreement;

•	the absence of violations of or conflicts with our articles of incorporation or code of regulations, certain of our material contracts or applicable laws or orders, and the absence of the creation of any lien on any of our or our subsidiaries’ properties or assets, in each case as a result of entering into the merger agreement and consummating the merger, and in the case of conflicts with material contracts or applicable laws or orders, or the creation of liens, except as would not reasonably be expected to have a material adverse effect on Keithley;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the approval and recommendation by our board of directors of the merger agreement and the transactions contemplated by the merger agreement;

•	SEC filings since September 30, 2009, including the financial statements contained therein;

•	our internal disclosure controls and procedures and the absence of any material complaint or claim regarding our or our subsidiaries’ accounting and auditing practice or our respective internal accounting controls since September 30, 2009;

•	the absence of undisclosed liabilities;

•	our subsidiaries;

•	the absence of certain changes or events since June 30, 2010;

•	our and our subsidiaries’ compliance with laws since September 30, 2009;

•	the absence of certain payments, bribes, political contributions or influence payments and violations under anti-corruption or anti-bribery laws;

•	possession of permits necessary to conduct our business;

•	the absence of actions, investigations, proceedings, orders or injunctions against us or our subsidiaries by or before any governmental entity;

•	our employee benefit plans;

•	taxes;

•	environmental matters;

•	real property owned or leased by Keithley;

•	intellectual property;

•	labor agreements and other employee issues;

•	certain material contracts to which we are a party;

•	insurance policies;

•	the absence of interested party transactions;

•	the required vote of our shareholders in connection with the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement;

•	the accuracy of this proxy statement;

•	actions we have taken to ensure that anti-takeover statutes are not applicable to the merger or the transactions contemplated by the merger agreement or the Voting Agreement;

•	the receipt by our board of directors of a fairness opinion from Stifel, Nicolaus & Company, Incorporated; and

•	the absence of undisclosed broker’s fees.

Many of our representations and warranties are qualified by the absence of a material adverse effect on Keithley, which means, for purposes of the merger agreement, any event, change, circumstance or effect that (i) prevents or materially delays or materially impairs our ability to perform our obligations under the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement or (ii) is materially adverse to our and our subsidiaries’ business, financial condition or results of operations, taken as a whole, provided that in the case of clause (ii) only, events, changes, circumstances or effects will not constitute or be considered in determining a material adverse effect to the extent:

•	generally affecting the electronic test and measurement industry in the United States or elsewhere or the economy or the financial or securities markets in the United States or elsewhere, including regulatory, social or political conditions or developments (including any outbreak or escalation of hostilities or acts of war, whether or not pursuant to the declaration of a national emergency or war, or acts of terrorism) or changes in interest rates (unless such events, changes, circumstances or effects disproportionately affect Keithley and our subsidiaries, taken as a whole, as compared to other persons engaged in the electronic test and measurement industry); or

•	directly or indirectly resulting from:

•	the announcement or the existence of, or taking actions required by, the merger agreement or the announcement of the transactions contemplated by the merger agreement, except for breaches of our representation and warranty regarding the absence of violations of or conflicts with our articles of incorporation or code of regulations, certain of our material contracts or applicable law, and the absence of the creation of any lien on any of our or our subsidiaries’ properties or assets;

•	changes in applicable law or generally accepted accounting principles or accounting standards;

•	changes in the market price or trading volume of the Common Shares (provided that any of the underlying causes of such change are not excluded);

•	changes in any analyst recommendations, any financial strength rating or any other similar recommendations or ratings as to Keithley or our subsidiaries, including, in and of itself, any failure to meet analyst projections (provided that any of the underlying causes of such changes or failure are not excluded);

•	our loss or the loss by any of our subsidiaries of any of our respective customers, suppliers or employees as a result of the announcement of the transactions contemplated by the merger agreement; or

•	our failure, in and of itself, to meet any expected or projected financial or operating performance target, whether internal or published, for any period ending on or after the date of the merger agreement as well as any change, in and of itself, by us in any expected or projected financial or operating performance target as compared with any target prior to the date of the merger agreement (provided that any of the underlying causes of such failure or change are not excluded).

Danaher and Merger Sub make various representations and warranties in the merger agreement with respect to Danaher and Merger Sub. These include representations and warranties regarding:

•	Danaher’s and Merger Sub’s organization, good standing and corporate power and authority to do business;

•	Danaher’s and Merger Sub’s corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, and the execution, delivery and enforceability of the merger agreement;

•	the absence of any violation of or conflict with their governing documents, certain agreements to which they are party or applicable law, and the absence of the creation of any lien on any of their respective properties or assets, in each case as a result of entering into the merger agreement and consummating the merger; and in the case of conflicts with material contracts or applicable laws, or the creation of liens, except as would not reasonably be expected to have a material adverse effect on Danaher;

•	the absence of actions, investigations, proceedings, orders or injunctions against Danaher or Merger Sub by or before any governmental entity;

•	the accuracy of information supplied by Danaher or its subsidiaries for inclusion in this proxy statement;

•	financing;

•	capitalization of Merger Sub;

•	the absence of the requirement of a vote of Danaher’s stockholders or the holder of any other securities of Danaher in order for Danaher and Merger Sub to consummate the transactions contemplated by the merger agreement;

•	the absence of undisclosed broker’s fees;

•	lack of ownership of Common Shares; and

•	Danaher’s acknowledgement of adequate access to the books, records, facilities, equipment, contracts and other assets of Keithley and our subsidiaries and the full opportunity to meet with our senior management.

Certain of the representations and warranties of Danaher and Merger Sub are qualified by the absence of a material adverse effect on Danaher, which means, for purposes of the merger agreement, any event, circumstance, change, occurrence or state of facts that prevents or materially delays or materially impairs the ability of Danaher or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger. You should be aware that these representations and warranties made by Keithley to Danaher and Merger Sub and by Danaher and Merger Sub to Keithley, as the case may be, may be subject to important limitations and qualifications agreed to by the parties to the merger agreement, may or may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions including for transactions between us and our wholly-owned subsidiaries, unless required by applicable law or the merger agreement or if Danaher gives its written consent, between the date of the merger agreement and the effective time of the merger, we and our subsidiaries will:

•	carry on our respective businesses in all material respects in the ordinary course consistent with past practice and in compliance in all material respects with applicable laws; and

•	to the extent consistent therewith, use commercially reasonable efforts to preserve our respective current business organizations, keep available the services of our officers and key employees, preserve our material intellectual property rights, current rights and goodwill and preserve business relationships with significant customers, suppliers, distributors and others having business dealings with us.

We have also agreed that during the same time period, subject to certain exceptions including for transactions between us and our wholly-owned subsidiaries, unless required by applicable law or the merger agreement or if Danaher gives its written consent, we will not and will not permit any of our subsidiaries to:

•	except for regular quarterly cash dividends consistent with past practice (not to exceed $0.0375 per share) or dividends already declared as of September 29, 2010, declare, set aside, make or pay any dividends on, or make any other distributions in respect of, any of the Common Shares, our or our subsidiaries’ capital stock, or any equivalent thereof;

•	adjust, recapitalize, purchase, split, combine or reclassify any of the Common Shares or any of our or our subsidiaries’ capital stock;

•	except pursuant to agreements in effect as of the close of business on September 29, 2010 and previously disclosed to Danaher, directly or indirectly, purchase, redeem or otherwise acquire any Common Shares or any shares of capital stock or other securities of our subsidiaries or any rights, warrants or options to acquire any such shares or other securities (without restricting cashless exercises or similar transactions with respect to awards issued and outstanding under our share plans);

•	issue or authorize the issuance of, grant, sell, pledge, amend, or encumber, any Common Shares, other shares of our or our subsidiaries’ capital stock (or any other securities in respect of, in lieu of, or in substitution for, Common Shares or other shares of our or our subsidiaries’ capital stock), any other voting securities or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or make any changes in our or our subsidiaries’ capital structure, subject to certain exceptions;

•	amend our articles of incorporation or code of regulations and our subsidiaries’ organizational documents;

•	sell, lease, license, transfer, grant, exchange or encumber, or subject to any lien or otherwise dispose of any of our or our subsidiaries’ properties or assets, the capital stock of our subsidiaries, with a value in excess of $250,000 individually or $1,000,000 in the aggregate other than sales of products and services in the ordinary course of business consistent with past practice and except (i) pursuant to existing agreements in effect prior to September 29, 2010 and disclosed to Danaher in connection with the merger agreement, or (ii) as may be required by applicable law;

•	disclose, other than to representatives of Danaher, any material trade secret unless a written non-disclosure agreement is executed by the recipient of such information;

•	incur any capital expenditures or enter into any commitments for capital expenditures, capital additions or capital improvements involving more than an aggregate amount of $300,000 per fiscal quarter, except in accordance with the capital expenditure budget and prior fiscal year carryover amounts disclosed to Danaher in connection with the merger agreement, or pay, incur or otherwise make any commitment to pay or incur in excess of $750,000 in the aggregate for any information enterprise resource management systems or take any further action other than as required under an existing contract;

•	incur any net increase in indebtedness from that existing on September 29, 2010 other than (i) up to $1,000,000 in the aggregate of additional indebtedness, (ii) indebtedness incurred in the ordinary course of business under lines of credit existing on September 29, 2010, (iii) letters of credit, surety bonds, guarantees of indebtedness for borrowed money and security time deposits in the ordinary course of business consistent with past practice and (iv) indebtedness relating to the reborrowing of amounts repaid;

•	grant any increase in the compensation or benefits payable or to become payable by us or any of our subsidiaries to any current or former director, officer, employee or consultant of Keithley or any Keithley subsidiary, except to the extent required by the terms of a plan in effect as of the date of the merger agreement;

•	adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any of our employee benefit plans;

•	enter into or amend any employment, bonus, severance, change in control, retention or any similar agreement or any collective bargaining agreement, or grant any severance, bonus, termination, or retention pay to any officer, director, consultant or employee of Keithley or any of our subsidiaries (other than as required by the terms of our employee benefit plans) or terminate any such plan;

•	pay or award any pension, retirement allowance or other non-equity based incentive awards, or other employee or director benefit or perquisite not required by our employee benefit plans, all except as may otherwise be required to comply with applicable laws or specified in the merger agreement;

•	materially change any tax or financial accounting policies or procedures or any of our or our subsidiaries’ methods affecting our respective assets, liabilities or business, in each case, in effect on September 29, 2010, except as required by generally accepted accounting principles or applicable law;

•	acquire by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, in one transaction or a series of related transactions, any corporation, partnership, association or other business organization or any interest therein, or division or business thereof, or otherwise acquire any material amount of operating assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice); merge or consolidate with any other person; or liquidate, dissolve, restructure, wind-up or reorganize our or our subsidiaries’ respective business or organize any new subsidiary or affiliate;

•	except in the ordinary course of business and consistent with past practice or to the extent required by applicable law, make, change or rescind any material express or deemed election with respect to taxes, settle or compromise any material claim or action relating to taxes, file or amend any tax return or change any of our or our subsidiaries’ methods of accounting for or of reporting income or deductions for tax purposes in any material respect;

•	make any loans, advances or capital contributions to, or investments in, any other person, except (i) de minimis advances for employees, contractors and consultants in the ordinary course of business consistent with past practice, (ii) trade credit issued in the ordinary course of business consistent with past practice, (iii) investments of excess cash and cash equivalents in the ordinary course of business consistent with past practice and (iv) as required by existing contracts;

•	except in the ordinary course of business consistent with past practice (subject to certain exceptions), (i) enter into, modify or amend in any material respect or terminate any material contract, (ii) waive, release, relinquish or assign any material contract (or any of our or our subsidiaries’ rights thereunder) or any right or claim that is material to us and our subsidiaries, taken as a whole or (iii) cancel or forgive any indebtedness owed to us or any of our subsidiaries;

•	waive, release, assign, initiate, pay, discharge, settle or compromise any pending or threatened claim, action, litigation, arbitration or proceeding other than in the ordinary course of business consistent with past practice, or solely for money damages not in excess of $200,000 individually or $500,000 in the aggregate; or

•	authorize, commit or agree to take any of the foregoing actions.

No Solicitation of Transactions; Change of Recommendation

We have agreed that we will, and we will cause our subsidiaries and our respective representatives to, cease immediately and cause to be terminated all discussions and negotiations with respect to or that reasonably could be expected to lead to an acquisition proposal. For purposes of the merger agreement, “acquisition proposal” means, other than transactions contemplated by the merger agreement, any inquiry, proposal or offer from any person relating to any:

•	direct or indirect acquisition or purchase of assets or a business that constitutes 15% or more of the net revenues, net income or the assets of Keithley and our subsidiaries, taken as a whole;

•	direct or indirect acquisition or purchase of 15% or more of any class of equity securities (by vote or value) of Keithley or any of our subsidiaries;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the equity securities (by vote or value) of Keithley; or

•	merger, consolidation, business combination, asset purchase, recapitalization or similar transaction involving Keithley.

We have agreed that until the earlier of the effective time of the merger and the date of termination of the merger agreement, and subject to specified exceptions described below, we will not, nor will we permit any of our subsidiaries or their officers, directors or employees to, and we will use our commercially reasonable efforts to cause our other representatives to not, directly or indirectly:

•	solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action designed to facilitate, any inquiries or offers or the making of any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•	enter into any letter of intent, acquisition agreement or other similar agreement, arrangement or understanding relating to an acquisition proposal or enter into any other agreement, arrangement or understanding requiring us to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement; or

•	enter into, continue or otherwise engage or participate in any way in any discussions or negotiations regarding, or furnish or disclose to any person any nonpublic information with respect to, or take any other action to knowingly facilitate or further any inquiries or offers or the making of any proposal that constitutes, or could reasonably be expected to lead to, any acquisition proposal.

Notwithstanding the foregoing, at any time prior to the approval and adoption of the merger agreement by our shareholders, in response to an unsolicited, written acquisition proposal that did not result from a breach of the non-solicitation provisions of the merger agreement that our board of directors has determined, in good faith, after consultation with outside counsel and its financial advisor, constitutes, or could reasonably be expected to result in, a superior proposal, we may:

•	furnish information about Keithley and our subsidiaries to the person making the acquisition proposal pursuant to a confidentiality agreement (including a standstill provision) not less restrictive of the other party than the confidentiality agreement between us and a subsidiary of Danaher; provided that all information furnished has been provided or is provided to Danaher prior to or substantially concurrent with the time it is provided to such person; and

•	participate in discussions or negotiations with such person regarding the acquisition proposal; provided that all information furnished has been provided or is provided to Danaher prior to or substantially concurrent with the time it is provided to such person.

We may not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which we were a party as of September 29, 2010, unless our board of directors determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law.

We must notify Danaher and Merger Sub within 24 hours of our receipt, directly or indirectly, of any proposals, offers, inquiries, information requests, discussions or negotiations regarding an alternative acquisition. Such notice must be made orally and confirmed in writing, and must identify the person or group making the acquisition proposal or request and the material terms and conditions thereof. In addition, we must keep Danaher reasonably informed of the status of such acquisition proposal and any material changes to the acquisition proposal’s terms.

We have also agreed that, subject to the exceptions summarized below, our board of directors will not:

•	withdraw or modify its recommendation in a manner adverse to Danaher (or publicly propose to do so);

•	recommend, adopt or approve any acquisition proposal (or publicly propose to do so);

•	fail to include its recommendation in this proxy statement; or

•	approve or recommend (or publicly propose to approve or recommend), or allow us or any of our subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or could reasonably be expected to result in, an acquisition proposal.

Notwithstanding the foregoing or anything in the merger agreement to the contrary, if, prior to our obtaining shareholder approval of the merger agreement, our board of directors determines in good faith (after consulting with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law , our board of directors may:

•	cause us to terminate the merger agreement pursuant to its terms and cause Keithley to enter into an acquisition agreement with respect to a superior proposal; or

•	make a change in its recommendation to the shareholders to approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

The board may only take the foregoing actions if:

•	we are not in breach in any material respect of the non-solicitation provisions of the merger agreement;

•	we provide written notice to Danaher advising Danaher that our board of directors intends to take such action and specifying the reasons, including, if applicable, the terms and conditions of any superior proposal, the identity of the party making the superior proposal and copies of any written proposal and correspondence that is the basis for such actions;

•	for a period of three business days (or two business days after an amendment to an acquisition proposal), we negotiate in good faith with Danaher to make such adjustments to the terms and conditions of the merger agreement in a manner to allow our board of directors to proceed with its recommendation of the merger agreement; and

•	after such negotiation period our board of directors continues to believe in good faith that the acquisition proposal constitutes a superior proposal (taking into account any amendments to the merger agreement agreed to be made by Danaher during such period).

For purposes of the merger agreement, a “superior proposal” means a bona fide, unsolicited, written acquisition proposal (except the references therein to “15%” shall be replaced by “50%” and the references to “vote or value” shall be replaced by “vote and value”) that our board of directors determines in its good faith judgment (after consulting with outside counsel and its financial advisor), taking into account the financial, regulatory and legal aspects of the proposal and the timing and likelihood of consummation of such proposal, is more favorable to our shareholders (in their capacities as shareholders) than the transactions contemplated by the merger agreement (including any adjustment to the terms and conditions proposed by Danaher in response to such acquisition proposal).

Employee Benefits

Danaher has agreed that it will honor all of our employee benefit plans and compensation arrangements in accordance with their terms and in the forms as disclosed to Danaher in connection with the merger agreement. Until December 31, 2011, Danaher must provide to each of our employees who remains an employee of the surviving corporation base pay, annual incentive opportunities for participants in the management incentive plans and employee benefits (excluding equity-based compensation) that are substantially comparable, in the aggregate, to the base pay, annual management incentive opportunities and employee benefits (excluding equity-based compensation) provided to our employees immediately before the effective time of the merger. In addition, Danaher has agreed that any employee whose employment is terminated involuntarily other than for cause on or after the effective time of the merger but on or prior to December 31, 2011, is entitled to severance benefits comparable to the severance benefits provided to our or our subsidiaries’ employees immediately prior to the effective time of the merger.

If an employee participates in a Danaher employee benefit plan after the effective time of the merger, he or she will be credited with his or her hours of service credit with us and our subsidiaries to the same extent as such employee was entitled, before the effective time of the merger, to credit for such service under our employee benefit plans. Such credit for service will not apply to the extent that such credit would result in any duplication of benefits or is prohibited under applicable law or the terms of the applicable Danaher benefit plan.

In addition, Danaher and the surviving corporation will ensure that all waiting periods, preexisting condition exclusions, active-at-work requirements or underwriting requirements of each Danaher employee benefit plan providing group accident and sickness, dental, vision or similar group health benefits to any employee of the surviving corporation are not enforced against such employee and his or her covered dependents. Danaher and the surviving corporation also must cause any eligible expenses incurred by an employee and his or her covered dependents during the portion of the plan year of our employee benefit plan before the effective time of the merger to be taken into account under a Danaher employee benefit plan for purposes of satisfying all deductible or coinsurance obligations under such plan. Notwithstanding the preceding sentences, Danaher and the surviving corporation will not have such obligations in respect of a new plan year.

We are permitted to pay any amounts earned under our annual management incentive plans for the fiscal year ending September 30, 2010 and if such amounts are not paid prior to the effective time of the merger, the surviving corporation will make all payments earned thereunder in a manner consistent with past practice. In addition, Danaher and Merger Sub agreed that the surviving corporation will honor Keithley’s annual management incentive plans for fiscal year 2011 for the period prior to the effective time of the merger. All payments earned under the 2011 management incentive plans, including any pro rata portion for the fiscal quarter in which the closing occurs, will be paid promptly after the effective time of the merger in accordance with our past practice.

Under the terms of the merger agreement, we have agreed to take all action necessary to terminate our employee stock purchase plan and our supplemental executive retirement plan no later than the effective time of the merger.

Indemnification of Directors and Officers; Insurance

Danaher and the surviving corporation must honor all of our obligations to indemnify our and our subsidiaries’ current and former directors, officers and employees for acts or omissions by such parties occurring at or prior to the effective time of the merger, whether pursuant to our or our subsidiaries’ respective governing documents or individual indemnity agreements disclosed to Danaher in connection with the merger agreement or filed as an exhibit to certain documents filed with the SEC, and such obligations will survive the merger and will continue in full force and effect in accordance with their terms, without amendment or modification adverse to the indemnified individual for a period of six years from the effective time of the merger.

For a period of six years from the effective time of the merger, Danaher and the surviving corporation must maintain a directors’ and officers’ liability insurance policy for those persons currently covered by our directors’ and officers’ liability insurance policy and with coverage and in amounts no less favorable than those of such current insurance policy. Notwithstanding this requirement, in no event will Danaher be required to pay an annual premium for such insurance in excess of 300% of the last annual premium paid by us prior to the date of the merger agreement. In lieu of the foregoing, at Danaher’s option and expense, we may purchase prior to the effective time of the merger six-year “tail” insurance coverage that provides coverage identical in all material respects to the coverage described above.

Danaher is required to pay all reasonable expenses, including reasonable attorneys’ fees and fees and disbursements of experts and witnesses, that may be incurred by an indemnified party in enforcing the foregoing indemnity and other obligations.

The obligations described above regarding directors’ and officers’ indemnification and insurance must be assumed by any successor entity to the surviving corporation as a result of any consolidation, merger or transfer of all or substantially all of its properties and assets.

Additional Agreements

Shareholders Meeting

The merger agreement requires us to duly call, give notice of and hold a meeting of our shareholders to approve and adopt the merger agreement and the transactions contemplated by the merger agreement as promptly as reasonably practicable after the mailing of this proxy statement but in any event within 30 days of mailing this proxy statement. Subject to limited circumstances contemplated by the merger agreement and described above in “— No Solicitation of Transaction; Change of Recommendation,” our board of directors is required to recommend that our shareholders vote in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement and to use commercially reasonable efforts to solicit proxies in favor of such approval and adoption.

Access to Information

We have agreed to grant Danaher and Danaher’s representatives reasonable access to our and our subsidiaries’ properties, books, contracts, commitments, personnel and records and all other information concerning our and our subsidiaries’ business, properties and personnel as Danaher reasonably requests. Danaher has agreed to hold any nonpublic information regarding Keithley or our subsidiaries in accordance with the terms of a confidentiality agreement.

Commercially Reasonable Efforts

Subject to the terms and conditions of the merger agreement, each of the parties has agreed to use its commercially reasonable efforts to complete the merger, including obtaining all necessary approvals and consents from governmental entities or third parties, defending any lawsuit challenging the merger, delivering any additional instrument reasonably necessary to carry out the purposes of the merger agreement and taking all other actions or cause to be done all other things necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

Additionally, subject to the terms and conditions of the merger agreement, we and Danaher must each make their respective filings under the Hart-Scott-Rodino Act within 15 business days of the date of the merger agreement.

Cancellation of Stock Options

Danaher and Keithley have agreed that at the effective time of the merger each outstanding stock option (whether vested or unvested) with an exercise price equal to or in excess of the merger consideration will be cancelled by virtue of the merger without any conversion thereof or payment therefor. Prior to the effective time of the merger, Keithley will use commercially reasonable efforts to cause this to occur, including, if necessary, using commercially reasonable efforts to enter into option termination or cancellation agreements with the holders of stock options, without paying any consideration or incurring any debts or obligations on behalf of Keithley or the surviving corporation.

Conditions to the Merger

The respective obligations of the parties to effect the merger are subject to the satisfaction (or waiver by all parties) at or prior to the effective time of the merger of the following conditions:

•	the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement by our shareholders;

•	the making or securing of required governmental approvals and filings;

•	expiration or termination of any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Act and receipt of any foreign approvals, consents and clearances; and

•	the absence of any judgment, injunction, order or law of any governmental entity preventing the consummation of the merger.

Our obligation to effect the merger is further subject to satisfaction or waiver of the following conditions:

•	the representations and warranties of Danaher and Merger Sub set forth in the merger agreement must be true and correct (without giving effect to any materiality or material adverse effect qualifications contained therein) as of the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or material adverse effect qualifications contained therein) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Danaher’s or Merger Sub’s ability to consummate the merger and the other transactions contemplated by the merger agreement;

•	each of Danaher and Merger Sub must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date; and

•	each of Danaher and Merger Sub must have delivered to us a certificate to the effect that the conditions summarized in the foregoing two bullet points have been satisfied.

The obligation of Danaher and Merger Sub to effect the merger is further subject to satisfaction or waiver of the following conditions:

•	our representations and warranties regarding our capitalization must be true and correct in all material respects as of the date of the merger agreement and as of the closing date and all of our other representations and warranties must be true and correct (without giving effect to any materiality or material adverse effect qualifications contained therein) as of the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or material adverse effect qualifications contained therein) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Keithley;

•	we must have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing date; and

•	we must have delivered to Danaher a certificate to the effect that the conditions summarized in the foregoing two bullet points have been satisfied.

No party may rely on the failure of any of the foregoing conditions to be satisfied as grounds for exercising its termination rights under the merger agreement if such failure was caused by such party’s failure to comply with any of the terms of the merger agreement.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after shareholder approval has been obtained, as follows (subject to certain limitations set forth in the merger agreement):

•	by the mutual written consent of Danaher, Merger Sub and us (with any termination by Danaher also being an effective termination by Merger Sub);

•	by either Danaher or us if:

•	the merger has not been consummated by March 31, 2011 or such later date as we and Danaher agree to in writing; provided that the party seeking to terminate must not have breached in any material respect any provision of the merger agreement in any manner that caused or resulted in the failure of the merger to be consummated by such time;

•	a governmental entity has issued or entered a final and unappealable order, injunction, decree, ruling or other law permanently restraining, enjoining or otherwise prohibiting the consummation of the merger, provided that the party seeking to terminate must have used its commercially reasonable efforts to have such injunction lifted; or

•	the special meeting (including any adjournments thereof) is concluded and shareholder approval was not obtained;

•	by Danaher, if:

•	we breach or fail to perform any of our covenants, agreements, representations or warranties contained in the merger agreement, which breach or failure to perform would result in a failure of a condition to closing of the merger and which breach or failure either is not cured within 30 days after receipt of written notice regarding such breach or failure or cannot be cured by March 31, 2011 (or such later date as we and Danaher may agree to in writing);

•	our board of directors or any committee thereof has (i) withdrawn, or qualified or modified in a manner adverse to Danaher, its approval or recommendation of the transactions contemplated by the merger agreement (or failed to recommend against or taken a neutral or no position towards an alternative acquisition proposal), (ii) recommended an alternative acquisition proposal or (iii) failed to include in this proxy statement its recommendation that our shareholders vote to adopt the merger agreement; provided that Danaher’s and Merger Sub’s right to terminate the merger agreement for such reason expires ten business days after the last date of such withdrawal or modification or failure to act.

•	by us if:

•	Danaher or Merger Sub breaches or fails to perform any of its covenants, agreements, representations or warranties contained in the merger agreement, which breach or failure to perform would result in a failure of a condition to closing of the merger and which breach or failure either is not cured within 30 days after receipt of written notice regarding such breach or failure or cannot be cured by March 31, 2011 (or such later date as we and Danaher may agree to in writing);

•	if our board of directors has approved (after determining in good faith, following consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law), and we concurrently with such termination enter into an acquisition agreement with respect to, a superior proposal in accordance with the terms of the merger agreement; provided we have not breached our covenants with respect to non-solicitation of alternative transactions in any material respect (including the obligation to provide Danaher three business days’ notice (or two business days’ notice after an amendment to an acquisition proposal) and negotiate in good faith with Danaher to make adjustments to the terms and conditions of the merger agreement) or breached (other than immaterially) our covenants regarding preparation of a proxy statement and holding a meeting of our shareholders and we pay a termination fee; or

•	if our conditions to closing the merger are satisfied (or, upon an immediate closing, would be satisfied), we have notified Danaher in writing of the satisfaction of such conditions and that we are willing and able to consummate the merger, and Danaher fails to consummate the merger within two business days of the later of either the satisfaction of our conditions to closing or our notice to Danaher.

In the event of termination of the merger agreement based on the foregoing provisions, the merger agreement will terminate (except for the confidentiality agreement, the provisions concerning payment of termination fees and certain miscellaneous provisions), and there will be no other liability on the part of Keithley or Danaher to the other, except liability arising out of material and intentional breach of the merger agreement or as provided for in the confidentiality agreement, in which case the aggrieved party will be permitted to recover damages incurred or suffered as a result of such breach.

Termination Fee

The merger agreement requires us to pay to Danaher a termination fee equal to $10 million in the event (i) any person makes an acquisition proposal, (ii) the merger agreement is terminated (x) by either Danaher or us because the merger has not occurred on or before March 31, 2011 or because shareholder approval is not obtained, or (y) by Danaher based on a breach of the merger agreement by us, and (iii) within 12 months of the date of such termination we enter into an agreement providing for, or consummate, an acquisition proposal (substituting “50%” for all references to “15%” in the definition of “acquisition proposal” discussed above).

The merger agreement also requires us to pay to Danaher the termination fee if (i) we terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior proposal as discussed above or (ii) Danaher terminates the merger agreement because our board of directors or any committee thereof has withdrawn or modified its recommendation in a manner adverse to Danaher.

The termination fee payable by us pursuant to the paragraph above is the exclusive remedy to Danaher and Merger Sub in connection with any event or circumstance with respect to which such fee is paid, other than for specific performance and liability arising out of material and intentional breach. If we fail to pay the termination fee when due, and Danaher commences a legal proceeding that results in a final, non-appealable judgment against us for the termination fee, then we must pay the out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) incurred by Danaher in connection with such proceeding, plus interest on all such unpaid amounts at the prevailing prime lending rate.

Amendment and Waiver

The merger agreement may be amended at any time, whether before or after the approval and adoption of the merger agreement by our shareholders, if such amendment or waiver is in writing and signed by us, Danaher and Merger Sub. However, after the merger agreement has been adopted by our shareholders, no amendment that by law would require the further approval of our shareholders may be made without obtaining such approval.

Specific Performance

The parties to the merger agreement are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

VOTING AGREEMENT

In connection with the execution of the merger agreement, on September 29, 2010, Keithley Investment Co. Limited Partnership, or the Keithley Partnership, of which Joseph P. Keithley, Keithley’s chairman, president and chief executive officer, is general partner, entered into the Voting Agreement with Danaher and Merger Sub pursuant to which it agreed to vote a number of its Class B common shares representing 19.99% of the voting power of our outstanding Common Shares in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. As of October 1, 2010, the Keithley Partnership, together with Mr. Keithley, beneficially owned Common Shares representing approximately 61.5% of the total combined voting power of the outstanding Common Shares. In addition, the Keithley Partnership agreed to vote (or cause to be voted) such shares against (1) any proposal that would result in a breach by us of the merger agreement, or (2) any action or agreement that is intended to, or would be reasonably likely to, impede, interfere with, delay, postpone or attempt to discourage the merger, including, but not limited to: (A) the adoption or approval by us of any acquisition proposal; (B) any amendment of our articles of incorporation or code of regulations; (C) any material change in the present capitalization or dividend policy of Keithley; or (D) any other material change in our corporate structure or business.

The Voting Agreement will terminate upon the earliest to occur of (1) the effective time of the merger, (2) the termination of the merger agreement in accordance with its terms, and (3) at the option of the Keithley Partnership, upon the execution or granting of any amendment, modification, change or waiver with respect to the merger agreement subsequent to the date of the Voting Agreement that results in any decrease in the price to be paid per share for the common shares and/or Class B common shares or any change in the form of consideration to be received by the holders of such shares in the merger or is otherwise adverse to our shareholders. Pursuant to the Voting Agreement, the Keithley Partnership also has agreed not to transfer or dispose of any of its Common Shares, enter into any other voting arrangement or grant any proxies with respect to its Common Shares or convert its Class B common shares into common shares.

The foregoing summary of the terms of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Annex B to this proxy statement.

MARKET PRICE DATA

Our common shares trade on the New York Stock Exchange under the trading symbol “KEI.” There is no established trading market for the Class B common shares; however, they are readily convertible on a one-for-one basis into common shares. The following table sets forth the high and low sales prices for our common shares as reported on the NYSE and the amount of dividends declared on our common shares and Class B common shares during each of the quarterly periods presented:

				Cash Dividends
			Cash Dividends	per Class B
	High	Low	per Common Share	Common Share

Fiscal 2011 (ending September 30, 2011)
First Quarter through October 21, 2010	$21.64	$21.43	—	—
Fiscal 2010 (ended September 30, 2010)
Fourth Quarter	$21.51	$8.26	$.0375	$.030
Third Quarter	$10.67	$6.40	$.0375	$.030
Second Quarter	$7.70	$4.60	$.0125	$.010
First Quarter	$5.17	$3.20	$.0125	$.010
Fiscal 2009 (ended September 30, 2009)
Fourth Quarter	$6.45	$3.47	$.0125	$.010
Third Quarter	$4.59	$2.76	$.0125	$.010
Second Quarter	$3.91	$1.86	$.0375	$.030
First Quarter	$8.64	$2.02	$.0375	$.030

The approximate number of shareholders of record of common shares and Class B common shares, including those shareholders participating in the Dividend Reinvestment Plan, as of October 21, 2010 was 1,380 and 4, respectively.

Under the merger agreement, we have agreed only to declare or pay the regular quarterly cash dividends on our Common Shares consistent with past practices (not to exceed $0.0375 per Common Share) before the completion of the merger. After the completion of the merger, Keithley will be a privately-held subsidiary of Danaher.

The closing sale price of our common shares on September 28, 2010, which was the last trading day before the announcement of the execution of the merger agreement, was $12.39 per share. On October 21, 2010, the closing sale price of our common shares was $21.61 per share. Shareholders should obtain a current market quotation for our common shares before making any decision with respect to the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The beneficial ownership of our Common Shares as of October 1, 2010 by (1) each person known to us to be the beneficial owner of more than 5% of our voting securities, (2) each of our directors, our principal executive officer, principal financial officer and our four most highly-compensated executive officers based on compensation for our fiscal year ended September 30, 2009, and (3) all of our current executive officers and directors as a group, is set forth in the table below. Except as set forth below, the address for each listed person is care of, or c/o, Keithley Instruments, Inc., 28775 Aurora Road, Solon, Ohio 44139.

	Common Shares			Class B Common Shares(1)
	Number of Shares			Number of Shares		Percentage of
	Beneficially		Percent	Beneficially	Percent	Total Voting
Name of Beneficial Owner	Owned(2)		of Class	Owned	of Class	Power

Renaissance Technologies LLC	810,500	(3)	5.96%	—	—	2.3%
Joseph P. Keithley	610,846	(4)	4.3%	2,130,878 (5)	99.1%	61.5%
Brian R. Bachman	83,307		*	—	—	*
James B. Griswold	155,552		1.1	—	—	*
Leon J. Hendrix, Jr.	160,571	(6)	1.2	—	—	*
Brian J. Jackman	71,315		*	—	—	*
Dr. N. Mohan Reddy	112,568		*	—	—	*
Thomas A. Saponas	65,295		*	—	—	*
Barbara V. Scherer	55,507		*	—	—	*
Daniel A. Faia	—		—	—	—	—
Larry L. Pendergrass	75,771		*	—	—	*
Mark J. Plush	202,637	(7)	1.5	—	—	*
Linda C. Rae	224,554		1.6	—	—	*
All executive officers and directors as a group (13 persons)	1,960,905		13.1	2,130,878	99.1%	63.9%

*	Less than 1%

(1)	Pursuant to the Company’s Amended Articles of Incorporation, all holders of Class B common shares are entitled to convert any or all of their Class B common shares into common shares at any time, on a share-for-share basis.

(2)	Includes common shares represented by options exercisable on or before November 30, 2010 by Brian R. Bachman (50,000 shares), James B. Griswold (40,000 shares), Leon J. Hendrix, Jr. (50,000 shares), Brian J. Jackman (10,000 shares), Joseph P. Keithley (453,725 shares), Dr. N. Mohan Reddy (45,000 shares), Barbara V. Scherer (20,000 shares), Daniel A. Faia (0 shares), Mark J. Plush (143,954 shares), Larry L. Pendergrass (67,225 shares), Linda C. Rae (204,225 shares) and all executive officers and directors as a group (an additional 131,025 shares). Includes common shares earned, but not yet issued, with respect to performance award units for the three-year performance period that ended on September 30, 2010, based on an expected payout at 125% of target held by Mr. Keithley (24,125 shares), Ms. Rae (12,125 shares) and Mr. Plush (12,000 shares) and at 100% of target for Mr. Pendergrass (6,300 shares) and for all executive officer and directors as a group (an additional 5,700 shares). Such shares are deemed to be outstanding for the purpose of computing the percentage of shares outstanding owned by each of the individuals and all executive officers and directors as a group and their percentage of total voting power of our capital stock, respectively, but are not deemed outstanding for the purpose of computing the percentage of shares held by or total voting power of any other person. Includes restricted shares held by Mr. Keithley (1,308 shares) and Mr. Plush (952 shares). Includes shares held under our 1996 Outside Directors Deferred Stock Plan for the benefit of Mr. Griswold (59,045 shares), Mr. Hendrix (55,064 shares), Mr. Jackman (25,808 shares), Dr. Reddy (32,061 shares) and Mr. Saponas (25,580 shares), as to which such persons do not have current voting rights.

(3)	Information is as of December 31, 2008 and has been derived from information contained in a Schedule 13G dated February 13, 2009. Renaissance Technologies LLC reports sole voting power with respect to

898,600 shares, sole dispositive power with respect to 1,013,600 shares and shared dispositive power with respect to 4,900 shares. Dr. James H. Simons reports beneficial ownership of such shares due to his position as control person of Renaissance Technologies LLC. The address of Renaissance Technologies LLC and Dr. Simons is 800 Third Avenue, New York, New York 10022.

(4)	Includes 2,448 shares owned by Mr. Keithley’s wife. Mr. Keithley disclaims beneficial ownership with respect to the shares owned by his wife.

(5)	Includes (a) 1,954,816 Class B common shares owned by the Keithley Partnership, (b) 46,062 Class B common shares owned by the Joseph F. Keithley 1988 Family Trust, an Ohio trust of which Joseph P. Keithley is trustee, and (c) 130,000 Class B common shares. Mr. Keithley serves as the general partner of the Keithley Partnership and as the co-trustee of the trust. In connection with the execution of the merger agreement, on September 29, 2010, the Keithley Partnership entered into the Voting Agreement with Danaher and Merger Sub pursuant to which it agreed to vote a number of its Class B common shares representing 19.99% of the voting power of our outstanding Common Shares in favor of approval and adoption of the merger agreement. (See “Voting Agreement”). According to the Schedule 13D filed on October 7, 2010 by Danaher and Merger Sub, as a result of entering into the Voting Agreement, Danaher and Merger Sub may be deemed to beneficially own a number of our common shares (on an as-converted basis) representing 19.99% of the total voting power of Keithley. Danaher and Merger Sub disclaim beneficial ownership of such common shares.

(6)	Includes 55,507 common shares held in the Bill Hendrix 2010 Grantor Retained Annuity Trust dated September 24, 2010.

(7)	Includes 1,350 shares owned by Mr. Plush’s son and 16,251 common shares represented by options exercisable on or before November 30, 2010 for Mr. Plush’s former wife. Mr. Plush may exercise the options solely upon the direction of his former wife who is entitled to the shares issued upon exercise. Mr. Plush disclaims beneficial ownership with respect to the options held for the benefit of his former wife.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, there will be no public shareholders of Keithley and no public participation in any future meetings of our shareholders. However, if the merger is not completed, our shareholders will continue to be entitled to attend and participate in meetings of shareholders. Accordingly, we intend to hold an annual meeting in 2011 only if the merger is not completed.

In order to be eligible for inclusion in our proxy materials for our 2011 annual meeting, if such a meeting is held, written notice of any shareholder proposal must have been received by us not later August 31, 2010. If a shareholder intends to present a proposal at our 2011 annual meeting without the inclusion of the proposal in our proxy materials, written notice of the proposal must be given to the secretary of Keithley at its principal executive offices no later than November 15, 2010 and no earlier than October 16, 2010. If the meeting date is changed by more than 30 days from the date of the 2010 annual meeting date, the notice is due not less than 90 days prior nor more than 120 days prior to the 2011 annual meeting date and no later than the tenth day following the earlier of (a) the date on which notice of the meeting was mailed and (b) the date on which public disclosure of the annual meeting date was made.

OTHER MATTERS

We are not aware of any business or matter that may be properly presented for consideration at the special meeting other than as indicated above. However, if any other matter properly comes before the special meeting, the persons named in the enclosed proxy card will vote on those matters in accordance with their discretion and best judgment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and proxy statements with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov and on our website at www.keithley.com.

We have supplied all information in this proxy statement relating to us and our subsidiaries, and Danaher has supplied all such information relating to Danaher and its affiliates.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Investor Relations, Keithley Instruments, Inc., 28775 Aurora Road, Cleveland, Ohio 44139, phone number (440) 248-0400.

You should only rely on the information contained in this proxy statement. We have not authorized anyone to provide you with any information that is different from that contained in this proxy statement. This proxy statement is dated October 25, 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and neither the mailing of this proxy statement to shareholders nor the payment of cash in the merger shall create any implication to the contrary.

You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the special meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

Annex A

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
DANAHER CORPORATION,
AEGEAN ACQUISITION CORP.
AND
KEITHLEY INSTRUMENTS, INC.
Dated as of September 29, 2010

A-i

INDEX OF DEFINED TERMS

Term	Page

2010 Management Incentive Plans	A-28
2011 Management Incentive Plans	A-28
Acquisition Agreement	A-22
Additional Financial Information	A-33
affiliate	A-34
Agreement	A-1
Antitrust Law	A-34
Board of Directors	A-1
Book-Entry Shares	A-4
Business Day	A-34
Cancelled Shares	A-2
Certificate of Merger	A-1
Certificates	A-4
Class B Common Shares	A-2
Closing	A-1
Closing Date	A-1
Code	A-3
Common Shares	A-2
Company	A-1
Company Adverse Recommendation Change	A-22
Company Articles	A-6
Company Code of Regulations	A-6
Company Disclosure Letter	A-6
Company ESPP	A-20
Company Executive Compensation Agreement	A-11
Company Inbound Agreements	A-14
Company Incentive Compensation Plan	A-11
Company IP	A-34
Company Leased Real Property	A-13
Company Leases	A-13
Company Material Adverse Effect	A-34
Company Material Contract	A-15
Company Meeting	A-24
Company Outbound Agreements	A-14
Company Owned Real Property	A-13
Company Pension Plan	A-10
Company Recommendation	A-8
Company Representatives	A-21
Company SERP	A-20
Company Share Plans	A-35
Company Share-Based Award	A-3
Company Shareholder Approval	A-15
Company Shares	A-2

A-ii

Term	Page

Company Shares Option	A-3
Company Software Products	A-35
Company Subsidiary	A-9
Company Takeover Proposal	A-22
Company Welfare Plan	A-11
Confidentiality Agreement	A-24
Dissenting Shares	A-3
Effective Time	A-1
Environment	A-35
Environmental Condition	A-35
Environmental Permit	A-35
Environmental, Health and Safety Claim	A-35
Environmental, Health and Safety Laws	A-35
ERISA	A-10
ERISA Affiliate	A-35
Exchange Act	A-7
Exchange Fund	A-4
Filed SEC Documents	A-35
GAAP	A-8
Governmental Entity	A-7
Hazardous Substance	A-36
HSR Act	A-7
Indebtedness	A-36
Intellectual Property Rights	A-36
knowledge	A-36
Law	A-36
Liens	A-36
Maximum Premium	A-26
Merger	A-1
Merger Consideration	A-2
Merger Sub	A-1
Notice of Adverse Recommendation	A-22
NYSE	A-8
OGCL	A-1
Ohio Secretary of State	A-1
Option Consideration	A-3
Outside Date	A-30
Parent	A-1
Parent Disclosure Letter	A-16
Parent Material Adverse Effect	A-36
Parent Plan	A-28
Paying Agent	A-4
PCBs	A-36
Permits	A-10

A-iii

Term	Page

Permitted Liens	A-36
person	A-37
Plans	A-37
Prior Plan	A-28
Proxy Statement	A-16
Registered IP	A-37
Release	A-37
Retained Employee	A-28
Santa Rosa Property	A-37
SEC	A-7
SEC Documents	A-8
Securities Act	A-8
Share	A-2
Software	A-37
subsidiary	A-37
Successor Welfare Plan	A-28
Superior Proposal	A-22
Surviving Corporation	A-1
Tax Return	A-38
Taxes	A-37
Termination Fee	A-32
Voting Agreement	A-1

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 29, 2010, is by and among Danaher Corporation, a Delaware corporation (“Parent”), Aegean Acquisition Corp., an indirect wholly-owned subsidiary of Parent and an Ohio corporation (“Merger Sub”), and Keithley Instruments, Inc., an Ohio corporation (the “Company”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined below), are fair and in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, and the Board of Directors has, as of the date of this Agreement, approved this Agreement and recommended its adoption by the shareholders of the Company;

WHEREAS, the Boards of Directors of Parent and Merger Sub have approved this Agreement, and Parent, as the sole shareholder of Merger Sub, has adopted this Agreement;

WHEREAS, Parent, Merger Sub and the Company desire to make the representations, warranties and agreements specified in this Agreement in connection with the transactions contemplated hereby; and

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, Parent and Merger Sub are entering into a Voting Agreement with Keithley Investment Co. Limited Partnership (the “Voting Agreement”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1.  The Merger.  On the terms and subject to the conditions set forth herein, and in accordance with the Ohio General Corporation Law (“OGCL”), Merger Sub will be merged with and into the Company (the “Merger”) at the Effective Time, and the separate corporate existence of Merger Sub will thereupon cease. Following the Effective Time, the Company will be the surviving corporation of the Merger (the “Surviving Corporation”).

Section 1.2.  Closing.  The closing of the Merger (the “Closing”) will take place at the offices of Baker & Hostetler LLP, PNC Center, 1900 East Ninth Street, Suite 3200, Cleveland, Ohio 44114 at 9:00 a.m., local time, on a date to be specified by the parties (the “Closing Date”), which shall be no later than the second Business Day after the satisfaction or waiver (to the extent waiver is permitted by applicable Law) of the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent waiver is permitted by applicable Law) of those conditions) or at such other place, date and time as the Company and Parent may agree in writing.

Section 1.3.  Effective Time.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, immediately after the Closing, the parties will (i) cause the Merger to be consummated by delivering to the Secretary of State of the State of Ohio (the “Ohio Secretary of State”) a certificate of merger (the “Certificate of Merger”) in such form as is required by and executed in accordance with Section 1701.81 of the OGCL and (ii) make all other filings or recordings required under the OGCL in connection with the Merger. The Merger will become effective when the Certificate of Merger is filed with the Ohio Secretary of State or at such later date as the Company, Parent and Merger Sub agree and specify in the Certificate of Merger (the date and time the Merger becomes effective is referred to as the “Effective Time”).

Section 1.4.  Effects of the Merger.  The Merger will have the effects set forth in this Agreement and in the applicable provisions of the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority of the Company and Merger Sub will vest in the Surviving Corporation, and all obligations of the Company and Merger Sub will become the obligations of the Surviving Corporation, all as provided in the OGCL and other applicable Laws.

Section 1.5.  Articles of Incorporation and Code of Regulations.  The Certificate of Merger will provide that, at the Effective Time, (a) the Articles of Incorporation of Merger Sub, as in effect immediately before the Effective Time, will be the Articles of Incorporation of the Surviving Corporation as of the Effective Time (except that the name of the Surviving Corporation shall be provided in writing by Parent prior to the Effective Time) and (b) the Code of Regulations of Merger Sub, as in effect immediately before the Effective Time, will be the Code of Regulations of the Surviving Corporation as of the Effective Time, in each case, until changed or amended as provided therein and in accordance with the OGCL.

Section 1.6.  Directors and Officers of the Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time and the individuals specified by Parent prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

CONVERSION OF SHARES;
EXCHANGE OF CERTIFICATES AND PAYMENT

Section 2.1.  Effect on Company Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Parent or the holders of any securities of the Company:

(a) Conversion of Company Shares.  Subject to Section 2.1(b), Section 2.1(d), Section 2.1(e) and Section 2.1(f), each common share, without par value, of the Company (the “Common Shares”) and each Class B Common Share, without par value, of the Company (the “Class B Common Shares”), in each case issued and outstanding immediately prior to the Effective Time (collectively, the “Company Shares” and each, a “Share”), other than (i) any Cancelled Shares (as defined, and to the extent provided, in Section 2.1(b)) and (ii) any Dissenting Shares (as defined, and to the extent provided, in Section 2.1(e)) shall thereupon be converted automatically into and shall thereafter represent the right to receive $21.60 in cash, without interest (the “Merger Consideration”). All Company Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of certificates that immediately prior to the Effective Time represented Company Shares and of Book-Entry Shares shall cease to have any rights with respect to Company Shares other than the right to receive the Merger Consideration upon surrender of Certificates (as defined below) or Book-Entry Shares (as defined below) in the manner provided in Section 2.2.

(b) Parent-Owned and Treasury Shares.  Each Share that is owned, directly or indirectly, by Parent or any direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time or held by the Company or any Company Subsidiary (as hereinafter defined) immediately prior to the Effective Time (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

(c) Conversion of Merger Sub Common Shares.  Each common share, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will remain outstanding as a common share of the Surviving Corporation.

(d) Adjustments.  If at any time between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur as a result of any reclassification, recapitalization, share split (including a reverse share split) or combination, exchange or readjustment of shares, or any share dividend or share distribution with a record date during that period, or any similar transaction or any transaction having the effect of any of the foregoing, the Merger Consideration will be equitably adjusted to reflect that change.

(e) Dissenting Shareholder Rights.  Notwithstanding anything in this Agreement to the contrary, to the extent required by the OGCL, Company Shares that are issued and outstanding immediately prior to the Effective Time and that are held by any shareholder who was a record holder of the Company Shares as to which such shareholder seeks relief as of the date fixed for determination of shareholders entitled to notice of the Company Meeting (as hereinafter defined) and who shall not have voted in favor of adoption of the Agreement at the Company Meeting and who files with the Company within ten (10) days after such vote at the Company Meeting a written demand to be paid the fair cash value for such Company Shares in accordance with Section 1701.85 of the OGCL (“Dissenting Shares”) will not be converted into the right to receive the Merger Consideration as provided in Section 2.1(a), unless and until such shareholder fails to demand payment properly or otherwise loses such shareholder’s rights as a dissenting shareholder, if any, under the OGCL. If any such shareholder fails to perfect or loses any such rights as a dissenting shareholder, that shareholder’s Company Shares shall thereupon be deemed to have been converted as of the Effective Time into only the right to receive at the Effective Time the Merger Consideration, without interest. From and after the Effective Time, each shareholder who has asserted rights as a dissenting shareholder as provided in Section 1701.85 of the OGCL shall be entitled only to such rights as are granted under that section of the OGCL. The Company shall promptly (but within three (3) Business Days after the Company’s receipt of notice) notify Parent of each shareholder who asserts rights as a dissenting shareholder, and Parent shall have the right to participate in and reasonably direct all negotiations and proceedings (subject to the Company’s right to object to any actions or positions taken by Parent that it deems, in its sole discretion, unreasonable) with respect thereto. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to, or settle or offer to settle, any rights of a dissenting shareholder asserted under Section 1701.85 of the OGCL, or agree to do or commit to do any of the foregoing.

(f) Share Options and Other Share-Based Shares Awards.

(i) Each option to purchase Company Shares (each, a “Company Shares Option”) granted under the Company Share Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested, cease to represent a right or award with respect to Company Shares and entitle the holder thereof to receive from the Surviving Corporation (and Parent shall cause the Surviving Corporation to pay) at the Effective Time without interest an amount in cash equal to the product of (x) the total number of Company Shares subject to such Company Shares Option and (y) the excess, if any, of the amount of the Merger Consideration over the exercise price per Share subject to such Company Shares Option, with the aggregate amount of such payment rounded to the nearest cent (the aggregate amount of such cash amounts hereinafter referred to as the “Option Consideration”), less such amounts as are required to be withheld or deducted under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any provision of U.S. state or local or foreign Law relating to Taxes with respect to the making of such payment.

(ii) At the Effective Time, each right of any kind, contingent or accrued, to receive Company Shares or benefits measured in whole or in part by the value of a number of Company Shares granted under the Company Share Plans or Plans (including restricted share units, deferred share units and performance shares) (other than Company Shares Options) (each, a “Company Share-Based Award”), whether vested or unvested, which is outstanding immediately prior to the Effective Time shall cease to represent a right or award with respect to Company Shares, shall become fully vested and shall entitle the holder thereof to receive from the Surviving Corporation (and Parent shall cause the Surviving Corporation to pay), at the Effective Time, without interest, (A) with respect to restricted share units and deferred share units, an amount in cash equal to the product of the Merger Consideration multiplied by the number of restricted share units or deferred share units, as applicable, held by such person and (B) with respect to performance award units, except as provided in a change-in-control agreement or employment agreement listed in Section 3.1(l) of the Company Disclosure Letter, an amount in cash equal to the product of the Merger Consideration multiplied by the number of Common Shares represented by the initial award value under the agreement evidencing such performance award units, in each case, less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local or foreign Law relating to Taxes with respect to the making of such payment.

(iii) The parties agree (A) that, following the Effective Time, no holder of a Company Shares Option or a Company Share-Based Award or any participant in any Company Share Plan shall have any right hereunder to acquire any shares of capital stock or other equity interest (including stock appreciation rights, restricted share units, performance shares, phantom units, deferred share units and dividend equivalents) in the Company, any Company Subsidiary or the Surviving Corporation, and (B) at the Effective Time, each Company Shares Option (whether vested or unvested) with an exercise price equal to or in excess of the Merger Consideration, in each case that is issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without the need for any further action on the part of the holder thereof, shall be cancelled and extinguished without any conversion thereof or payment therefor and in full satisfaction and discharge of all rights of the holder held in such Company Shares Option. Prior to the Effective Time, the Company shall use commercially reasonable efforts to effectuate the actions contemplated by this Section 2.1(f), including, if necessary, using commercially reasonable efforts to enter into option termination or cancellation agreements with the holders of Company Shares Options, without paying any consideration or incurring any debts or obligations on behalf of the Company or the Surviving Corporation other than the payments provided in this Section 2.1(f).

Section 2.2.  Exchange of Certificates.

(a) Paying Agent.  Immediately prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed to act as a paying agent hereunder and approved in advance by the Company (such approval not to be unreasonably withheld, delayed or conditioned) (and pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company) (the “Paying Agent”), for the benefit of holders of the Company Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Company Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares and the Dissenting Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Company Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) pursuant to this Article II. Any cash deposited with the Paying Agent above shall hereinafter be referred to as the “Exchange Fund.”

(b) Exchange Procedures.

(i) As soon as reasonably practicable after the Effective Time, (A) the Paying Agent shall mail to each holder of record of Company Shares whose Company Shares were converted into the Merger Consideration pursuant to Section 2.1(a), (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually agree), and (y) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration and (B) the Surviving Corporation shall mail to each holder of a Company Shares Option or Company Share-Based Award, a check in the amount payable to such holder pursuant to Section 2.1(f) of this Agreement in respect of such Company Shares Option or Company Share-Based Award.

(ii) Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto (if required by the Paying Agent), and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive in exchange for such properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or such Book-Entry Shares an amount in cash equal to the Merger Consideration that such holder has the right to receive pursuant to this Article II, and the Certificates and Book-Entry Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits in lieu thereof) or Book-Entry Shares or to a holder of a Company Shares Option or a Company Share-Based Award. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, the relevant Merger Consideration to be paid upon due surrender of the Certificate or Book-Entry Shares may be paid to the transferee thereof if the Certificate or Book-Entry Shares formerly representing such Company Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable share transfer Taxes have been paid or are not payable. Until surrendered as contemplated by this Section 2.2(b), each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration (without interest) as contemplated by this Article II.

(iii) The Paying Agent and the Surviving Corporation are entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Company Shares or holder of Company Shares Options or Company Share-Based Awards such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local or foreign Tax Law with respect to the making of such payment. Amounts so withheld or deducted and paid over to the applicable Governmental Entity (as hereinafter defined) will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding were made.

(c) Closing of Transfer Books.  At the Effective Time, the share transfer books of the Company will be closed, and there will be no further registration of transfers on the share transfer books of the Company or the Surviving Corporation of the Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for transfer, they will be cancelled and exchanged for the relevant Merger Consideration pursuant to this Article II.

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Company Shares on the first anniversary of the Effective Time will be delivered to the Surviving Corporation upon demand, and any former holders of Company Shares who have not surrendered their Shares in accordance with this Section 2.2 will thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without interest thereon, upon due surrender of their Company Shares.

(e) No Liability.  Notwithstanding anything in this Agreement to the contrary, none of the Company, Parent, the Surviving Corporation, the Paying Agent or any other person will be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Exchange Fund.  The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash must be limited to obligations of, or obligations fully guaranteed as to principal and interest by, the U.S. federal government or an agency or instrumentality thereof, commercial paper obligations rated A1 or P1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest and other income resulting from such investments will be paid to the Surviving Corporation pursuant to Section 2.2(d).

(g) Lost Certificates.  If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or reasonably requested by the Surviving Corporation, the posting by such person of a bond in a customary amount as indemnity and/or the providing of an indemnity, for the benefit of or to, as applicable, the Surviving Corporation in a manner reasonably satisfactory to the Surviving Corporation against any claim that may be made against it with respect to such Certificate (and such affidavit of loss shall not be deemed effective without the posting of such bond and/or other indemnity if required hereunder), the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Company Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.  Representations and Warranties of the Company.  Except as set forth in the Filed SEC Documents (excluding disclosures in any such SEC Documents under the heading “Risk Factors” or any disclaimers made in such SEC Documents as to the use of forward-looking or predictive statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995) or in the applicable section or subsection of the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) (provided that a matter disclosed in the Company Disclosure Letter with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to the extent that it is reasonably apparent from the text of such disclosure that such disclosure applies to or qualifies such other representation or warranty), the Company hereby represents and warrants to Parent and Merger Sub as follows:

(a) Organization and Standing.  The Company is a corporation validly existing and in good standing under the Laws of the State of Ohio and has the requisite corporate authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of the Restated Articles of Incorporation of the Company (the “Company Articles”) and the Code of Regulations of the Company, as amended to date (the “Company Code of Regulations”).

(b) Capital Structure.  The authorized capital shares of the Company consist entirely of (i) 80,000,000 Common Shares and (ii) 9,000,000 Class B Common Shares. At the close of business on September 28, 2010: (i) 15,021,920 Common Shares and 2,150,502 Class B Common Shares were issued and outstanding; (ii) 1,380,297 Common Shares and no Class B Common Shares were held by the Company in its treasury; (iii) 2,529,276 Common Shares were subject to issued and outstanding options to purchase Common Shares granted under the Company Shares Plans, (iv) Company Share-Based Awards equivalent to 467,238 Common Shares have been granted (including restricted share units equivalent to 217,775 Common Shares and performance award units with aggregate initial award values equivalent to 249,463 Common Shares), and (v) no Common Shares were held by any Company Subsidiary. Since such date, no additional Common Shares have been issued except for exercises of Company Shares Options and stock issuances pursuant to Company Share-Based Awards, in each case, in accordance with their terms and as specifically described in Section 3.1(b) of the Company Disclosure Letter. All outstanding Company Shares are, and all Company Shares that may be issued after the date hereof will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any preemptive rights or other similar rights and were not (or in the case of Common Shares that have not yet been issued, will not be) issued in violation of the Company Articles and the Company Code of Regulations. Except as otherwise provided in this Section 3.1(b) and except for Common Shares issuable upon the conversion of Class B Common Shares, there are not as of the date hereof issued, reserved for issuance or outstanding (i) any capital shares or other voting securities of the Company, (ii) any securities convertible into or exchangeable or exercisable for capital shares or voting securities of the Company or any Company Subsidiary, (iii) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary any capital shares, voting securities or securities convertible into or exchangeable or exercisable for capital shares or voting securities of the Company or any Company Subsidiary or (iv) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other equity interests in, the Company or any Company Subsidiary. Except as otherwise provided in this Section 3.1(b) and except for Common Shares issuable upon the conversion of Class B Common Shares, Common Shares issuable pursuant to the Company’s 1996 Outside Directors Deferred Stock Plan, the Common Shares issuable pursuant to Company Share Plans set forth in Section 3.1(b) of the Company Disclosure Letter and obligations to repurchase securities pursuant to agreements entered into with respect to the Company Share Plans, there are no outstanding obligations of the Company or any Company Subsidiary to (i) issue, deliver or sell, or cause to be issued, delivered or sold, any capital shares, voting securities or securities convertible into or exchangeable or exercisable for capital shares or voting securities of the Company or any Company Subsidiary, or (ii) repurchase, redeem or otherwise acquire any such securities. Except for the Voting Agreement, neither the Company nor any Company Subsidiary is a party to (i) any voting agreement or trust with respect to the voting of any such securities, or (ii) any other agreements or understandings with respect to the voting of the capital stock of the Company. Section 3.1(b) of the Company Disclosure Letter sets forth (i) the number of Company Shares subject to each Company Shares Option and Company Share-Based Award, (ii) the expiration date of each such Company Shares Option and Company Share-Based Award, and (iii) the price at which each such Company Shares Option may be exercised. There are no bonds, debentures, notes or other Indebtedness having voting rights (or convertible into securities having such rights) of the Company or any Company Subsidiary, whether issued by the Company or any Company Subsidiary, issued and outstanding.

(c) Authority.  The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company, the performance of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the adoption, execution or performance of this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and subject to general equity principles.

(d) Non-Contravention.  The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and the consummation of the Merger do not and will not (i) violate or conflict with any provision of the Company Articles or the Company Code of Regulations, (ii) conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Company Material Contract, (iii) subject to obtaining or making the authorizations, consents or approvals referred to in Section 3.1(e) and, in the case of the consummation of the Merger, subject to obtaining the Company Shareholder Approval, violate or conflict with any Law or order applicable to the Company or any of the Company Subsidiaries or by which any of their respective properties or assets are bound, or (iv) result in the creation of any Lien upon any of the properties or assets of the Company or any of the Company Subsidiaries, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Required Government Approvals.  No consent, approval or authorization of, or filing with, any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority (each, a “Governmental Entity”) is required by the Company in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the “SEC”) of (A) the Proxy Statement (as hereinafter defined) and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) or such other applicable sections of the Securities Exchange Act of 1934 (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing with the Ohio Secretary of State of the Certificate of Merger, (iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any applicable foreign antitrust filings, (iv) notifications to the New York Stock Exchange (the “NYSE”), and (v) such consents, approvals or authorizations or filings the failure of which to be made or obtained would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Company Recommendation.  As of the date hereof, at a meeting duly called and held, the Board of Directors of the Company has unanimously (i) determined and declared that this Agreement and the Merger are advisable and in the best interests of the Company’s shareholders, (ii) approved the Merger in accordance with the OGCL, (iii) approved this Agreement and the transactions contemplated hereby, and (iv) resolved (subject to Section 4.2) to recommend that the Company’s shareholders vote to adopt this Agreement (the “Company Recommendation”).

(g) SEC Documents and Financial Statements.

(i) The Company has filed or furnished (as applicable) all forms, documents, reports, statements and certifications, together with any amendments required to be made with respect thereto, required to be filed or furnished by it with the SEC since September 30, 2009 (as amended through the date hereof, the “SEC Documents”). As of their respective dates, or, if amended prior to the date hereof, as of the date of the last such amendment prior to the date hereof, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the “Securities Act”) and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC.

(ii) The consolidated financial statements (including all related notes and schedules thereto) of the Company included in the SEC Documents (i) fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows and their consolidated changes in shareholders’ equity for the respective periods indicated (subject, in the case of the unaudited statements, to normal and recurring non-material year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and (ii) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). Since September 30, 2009, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes to such financial statements. The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities and (ii) has established and maintains internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) to ensure the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including without limitation such policies and procedures specified in Rule 14a-15(f)(1)-(3) of the Exchange Act. As of the date hereof, the Company has not identified any existing material weaknesses in the design or operation of the internal control over financial reporting.

(iii) Since September 30, 2009, neither the Company nor, to the knowledge of the Company, any Company Subsidiary or director, officer or auditor of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices.

(h) No Undisclosed Liabilities.  The Company and the Company Subsidiaries have no liabilities that would be required by GAAP to be reflected on a consolidated balance sheet (or in the notes thereto) of the

Company and the Company Subsidiaries, other than (a) liabilities reflected or otherwise reserved against in the consolidated financial statements of the Company and the Company Subsidiaries included in the SEC Documents, (b) liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, (c) liabilities incurred since the date of the consolidated financial statements of the Company and the Company Subsidiaries included in the SEC Documents in the ordinary course of business consistent with past practice and (d) liabilities that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(i) Subsidiaries.

(i) Section 3.1(i) of the Company Disclosure Letter contains a complete and accurate list of the name, jurisdiction of organization and schedule of shareholders of each subsidiary of the Company, whether consolidated or unconsolidated (each a “Company Subsidiary,” and collectively, the “Company Subsidiaries”). Each Company Subsidiary is validly existing and in good standing (to the extent the concept of “good standing” is applicable) under the Laws of the jurisdiction of its organization. Each Company Subsidiary has the requisite corporate, limited liability company, partnership or other similar power and authority to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company Subsidiaries is in violation of its charter, bylaws or other constituent documents except to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) All of the outstanding capital stock of, or other equity interests in, each Company Subsidiary (i) have been duly authorized, validly issued and are fully paid and nonassessable and not subject to or issued in violation of preemptive rights or other similar rights, (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens, and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would restrict or limit the operation by the Surviving Corporation of such Company Subsidiary’s business as currently conducted.

(iii) Except for the capital stock and other equity interests of the Company Subsidiaries set forth on Section 3.1(i) of the Company Disclosure Letter, the Company does not own, directly or indirectly, more than five percent (5%) of any capital stock or other equity securities or interests in any person, or any securities convertible into or exchangeable or exercisable for capital shares or voting securities of any person.

(j) Absence of Certain Changes or Events.  Except for liabilities incurred in connection with this Agreement and the transactions contemplated hereby, since June 30, 2010, (i) the Company and the Company Subsidiaries have conducted their operations in all material respects only in the ordinary course consistent with past practice, (ii) there has not been any event, circumstance, change, occurrence or state of facts that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (iii) there has not been any action taken by the Company or Company Subsidiaries during the period from June 30, 2010 through the date of this Agreement that, if taken on or after the date of this Agreement without Parent’s consent, would violate the provisions of Section 4.1(a)(ix), (xi) and (xiv).

(k) Compliance with Applicable Laws; Litigation.

(i) The Company and the Company Subsidiaries have been, since September 30, 2009, and are in compliance with all Laws applicable to the Company and the Company Subsidiaries and have not received any written notice of non-compliance with respect to any Law, except to the extent that any non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since September 30, 2009, neither the Company nor any Company Subsidiary has conducted any internal investigation with respect to any actual, potential or alleged material violation of any Law or Company or Company Subsidiary policy by any director, officer or employee. To the knowledge of the Company, neither the Company nor any Company Subsidiary (nor any of their respective directors, officers, employees, agents, representatives or distributors with respect to the Company or a Company Subsidiary) has been since September 30, 2009 or is the subject of any material investigation by any Governmental Entity.

(ii) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, any Company Subsidiary or any of their respective predecessors, nor any director, officer, agent or employee of the Company or any Company Subsidiary, nor, to the knowledge of the Company, consultants, agents, representatives or any other person associated with or acting on their behalf, have directly or indirectly, (A) made, promised, offered, or authorized (1) any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, directly or indirectly, to any government official, employee or agent, political party or any official of such party, or political candidate, or (2) any unlawful bribe, rebate, influence payment, kickback or similar unlawful payment, or (B) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder or any similar anti-corruption or anti-bribery Laws applicable to the Company or any of the Company Subsidiaries in any jurisdiction outside the United States.

(iii) The Company and the Company Subsidiaries hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities (“Permits”) necessary for the conduct of their businesses as currently conducted, except for any failure to hold such Permits that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, neither the Company nor any Company Subsidiary has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, except for any terminations, modifications or nonrenewals that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the Merger do not and will not violate any Permit, or result in any termination, modification or nonrenewal thereof, except for such violations, terminations, modifications or nonrenewals thereof that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iv) As of the date of this Agreement, there is no suit, action or proceeding by or before any Governmental Entity pending or, to the knowledge of the Company, threatened against the Company challenging or seeking to prohibit the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby. As of the date of this Agreement, there is no other suit, action, arbitration, alternative dispute resolution action, proceeding or, to the Company’s knowledge, investigation by a Governmental Entity (whether civil, criminal or administrative), involving an amount in excess of $250,000 or which is otherwise material to the Company, pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their properties or assets (or to the Company’s knowledge, any director or officer of the Company or any of the Company Subsidiaries in such capacity as director or officer). Neither the Company nor any of the Company Subsidiaries nor any of their respective properties or assets is subject to any outstanding orders, writs, injunctions or decrees that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Notwithstanding anything to the contrary in this Section 3.1(k), no representation or warranty is made in this Section 3.1(k) in respect of the matters referenced in Section 3.1(g) or in respect of environmental, Tax, employee benefits or employee relations matters.

(l) Employee Benefit Plans.

(i) Section 3.1(l) of the Company Disclosure Letter sets forth a true and complete list that identifies (A) each material stock bonus, pension, profit-sharing, stock ownership, stock purchase, retirement income, or similar employee pension benefit plan (within the meaning of section 3(2) of the Employee Retirement Income Security Act (“ERISA”)), which the Company or an ERISA Affiliate sponsors or maintains for the benefit of current or former employees or to which the Company or such ERISA Affiliate has a funding obligation (each, a “Company Pension Plan” and collectively, the “Company Pension Plans”); (B) each material disability income, death benefit, hospitalization, medical insurance, life insurance, vacation, severance, or similar welfare plan, fund, policy or program (within the meaning of section 3(1) of ERISA), which the Company or an ERISA Affiliate sponsors or maintains for the benefit of current or former employees, or to which the

Company or such ERISA Affiliate has a funding obligation (each, a “Company Welfare Plan” and collectively, the “Company Welfare Plans”); (C) each material deferred compensation, incentive compensation, stock option, equity compensation, or similar plan, program or policy which the Company or an ERISA Affiliate maintains for the benefit of any current or former employee or director of the Company or any ERISA Affiliate, under which the Company or such ERISA Affiliate has a financial obligation (each, a “Company Incentive Compensation Plan” and collectively, the “Company Incentive Compensation Plans”); and (D) each change in control agreement, employment agreement, or separation agreement in effect as of the date of this Agreement with any current or former employee or director of the Company or any ERISA Affiliate to which the Company or such ERISA Affiliate is a party or to which the Company or such ERISA Affiliate is bound (each, a “Company Executive Compensation Agreement” and collectively, the “Company Executive Compensation Agreements”).

(ii) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any ERISA Affiliate has any liability (including any contingent liability) with respect to any Company Pension Plan, Company Welfare Plan, Company Incentive Compensation Plan or Company Executive Compensation Agreement that is not reflected or otherwise reserved against in the consolidated financial statements of the Company and the Company Subsidiaries included in the SEC Documents.

(iii) (A) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company Pension Plans and Company Welfare Plans which is subject to ERISA and is currently in effect is being operated and administered in compliance with ERISA, the Code, and all other applicable Laws (including those related to governmental reporting and disclosure); (B) each of the Company Pension Plans intended to be “tax-qualified” within the meaning of Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, there are no existing circumstances or events that reasonably could be expected to adversely affect the tax-qualified status of such Plan, other than non-material administrative errors capable of being resolved under the Employee Plans Compliance Resolution System maintained by the Internal Revenue Service; (C) to the knowledge of the Company, neither the Company nor any ERISA Affiliate has any direct or indirect civil or other material liability to any Company Pension Plan or Company Welfare Plan capable of being pursued or recovered under Section 409 of ERISA; (D) to the knowledge of the Company, neither the Company nor any ERISA Affiliate has directly or indirectly engaged in, or has been party to, any transaction which could reasonably subject the Company or such ERISA Affiliate to either a material civil penalty capable of assessment under Sections 502(i) or 502(l) of ERISA or a material Tax imposed under Section 4975 or 4976 of the Code; and (E) there are no pending or, to the knowledge of the Company, threatened claims (other than routine claims for benefits or payments, including claims made in respect of a complete or partial denial of benefits or payments) involving any Company Pension Plan, any Company Welfare Plan, any Company Incentive Compensation Plan, or any Company Executive Compensation Agreement, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iv) Neither the execution and delivery of this Agreement nor the consummation of the transaction(s) contemplated hereby (either alone or in conjunction with any other events) will (A) materially increase any benefits otherwise payable under any Company Pension Plan or Company Welfare Plan or result in any acceleration of the time of payment or vesting of any material amount of benefits under any such plan (except as specifically contemplated herein), or (B) require the pre-funding of any material benefits or other payments (other than in the normal course) under any Company Pension Plan, Company Welfare Plan, Company Incentive Compensation Plan, or Company Executive Compensation Agreement.

(v) No representation or warranty is made by the Company in respect of any Company- or ERISA Affiliate-related employee benefit plan matters, or any executive compensation matters, in any Section of this Agreement other than this Section 3.1(l).

(m) Taxes.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries have filed all Tax Returns required to be filed, and all such returns are correct and complete; (b) the Company and the Company Subsidiaries have paid all Taxes shown due on any Tax Return; (c) there are no pending or, to the knowledge of the Company, threatened in writing audits, examinations, or other proceedings in respect of Taxes relating to the Company or any Company Subsidiary; and (d) neither the Company nor any Company Subsidiary has any liability for Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of Law), as a transferee or successor, by contract, or otherwise.

(ii) Neither the Company nor any Company Subsidiary is a party to any agreement or arrangement relating to the allocation, sharing or indemnification of Taxes.

(iii) Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iv) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary have withheld and remitted to the appropriate taxing authority all Taxes required to have been withheld and remitted in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(v) Neither the Company nor any Company Subsidiary has distributed the stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(vi) Neither the Company nor any Company Subsidiary has participated in any “reportable transaction” as defined in Section 6707A(c)(i) and Reg. §1.6011-4(b).

(vii) Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).

(viii) No representation or warranty is made by the Company in respect of Tax matters in any Section of this Agreement other than this Section 3.1(m).

(n) Environmental Matters.

(i) Except to the extent that noncompliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are and have been for the three years ending on the date hereof in compliance with all applicable Environmental, Health and Safety Laws and Environmental Permits.

(ii) Neither the Company nor any Company Subsidiary has received in the last three years any written material Environmental, Health and Safety Claims and, to the knowledge of the Company, there are no material Environmental, Health and Safety Claims threatened, against the Company or any Company Subsidiary.

(iii) No Hazardous Substance has been generated, treated, stored, disposed of, used, handled or manufactured at currently or previously owned, leased or operated properties in violation of applicable Environmental, Health and Safety Laws or Environmental Permits as a result of any activity of the Company or any Company Subsidiary during the time such properties were owned, leased or operated by the Company or any Company Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iv) There have been no Releases of any Hazardous Substance by the Company or any Company Subsidiary in, on, under, from or affecting any currently or previously owned, leased or operated properties in violation of applicable Environmental, Health and Safety Laws that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(v) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received from any Governmental Entity any written notice that it may be a potentially responsible party in respect of, or may otherwise bear liability for, any actual or threatened Release of any Hazardous Substance at any site or facility that is listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, the National Corrective Action Priority System or any similar or analogous federal, state or local list.

(vi) No representation or warranty is made by the Company in respect of environmental matters in any Section of this Agreement other than this Section 3.1(n).

(o) Real Property.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary has good and marketable title to each parcel of, or interest in, real property owned by the Company or a Company Subsidiary (the “Company Owned Real Property”).

(ii) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Owned Real Property and all real property leased by the Company and the Company Subsidiaries (the “Company Leased Real Property”), a complete and accurate list of which has been disclosed in Section 3.1(o) of the Company Disclosure Letter, constitute all of the real property occupied or used by the Company and the Company Subsidiaries in connection with the operation of their respective businesses as currently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary has a valid leasehold interest in all Company Leased Real Property other than the Santa Rosa Property. Each of the Company and the Company Subsidiaries has complied in all material respects with the terms of all material leases of the Company Leased Real Property (the “Company Leases”) to which it is a party and under which it is in occupancy, and all such Company Leases are in full force and effect; provided, however, that no representation or warranty is made with respect to the lease for the Santa Rosa Property. To the knowledge of the Company, the lessors under the Company Leases have complied in all material respects with the terms of the Company Leases. Each of the Company and the Company Entities enjoys peaceful and undisturbed possession under all such Company Leases (other than the lease for the Santa Rosa Property), except to the extent that a failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(p) Intellectual Property.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no legal disputes, claims, actions or proceedings, pending or, to the knowledge of the Company, threatened (i) alleging infringement of any Intellectual Property Rights of any third party by the Company or any of the Company Subsidiaries, or (ii) challenging the ownership or use of the Company IP. To the knowledge of the Company, none of the Company IP infringes any Intellectual Property Rights of any person, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no third parties are infringing any Company IP, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries has made any claims alleging that any third party is infringing any Company IP.

(ii) To the knowledge of the Company, the Company or one of the Company Subsidiaries owns the right, title and interest in and to, free and clear of any Liens, or has the right or license to use, all Intellectual Property Rights used in or necessary for the conduct of the business of the Company and the Company Subsidiaries as currently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except pursuant to the first sale doctrine or a license agreement, reseller agreement or distributor agreement entered into in the ordinary course of business with a third party, no person, other than the Company and the Company Subsidiaries, possesses any current or contingent rights to license, sell or otherwise distribute the Company Software Products to any third party.

(iii) Section 3.1(p) of the Company Disclosure Letter contains a true and complete list of all Registered IP. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material

Adverse Effect, all fees that are or have become due with respect to such Registered IP on or before the Closing have been or will be timely paid prior to Closing. The Company and the Company Subsidiaries have taken all actions reasonably necessary to maintain the applications and registrations of Registered IP, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions and disclosure of any required information, and all assignments (and licenses where required) of the Registered IP have been duly recorded with the appropriate Governmental Entities. None of the Registered IP has been adjudged invalid or unenforceable in whole or part.

(iv) Section 3.1(p) of the Company Disclosure Letter contains a true and complete list of all material licenses and other agreements pursuant to which (i) the Company or any Company Subsidiary is granted rights in any third-party Intellectual Property Rights (excluding any generally available, off-the-shelf, click wrap, shrink wrap, non-custom or open source software programs licensed by the Company or any of the Company Subsidiaries) that are (A) sold, bundled or distributed with, or embedded, integrated or incorporated into, the Company Software Products, (B) used in the development of any Company Software Product, or (C) used or held for use by the Company or any of the Company Subsidiaries for any other purpose, including for the internal operations of the Company’s or any of the Subsidiaries’ respective businesses (collectively, all licenses and agreements listed in Section 3.1(p)(iv)(i) of the Company Disclosure Letter, the “Company Inbound Agreements”), or (ii) the Company or any of the Company Subsidiaries has granted to any person (A) any licenses or rights under any Company IP (other than licenses granted in the ordinary course of business to customers), (B) any rights to resell or otherwise distribute the Company Software Products (collectively, all licenses and agreements listed in Section 3.1(p)(iv)(ii) of the Company Disclosure Letter, the “Company Outbound Agreements”).

(v) Neither the Company nor any of the Company Subsidiaries has disclosed, delivered or otherwise provided the source code of any Company Software Product or any material part thereof to a third party pursuant to an escrow arrangement or otherwise. The Company or one of the Company Subsidiaries, as applicable, is in the possession of the source code and object code for all of the Company Software Products.

(vi) The Company and the Company Subsidiaries have taken commercially reasonable steps to protect and preserve their rights in and the confidentiality of the Company IP and to protect and preserve any material information provided to them by any other person under obligation of confidentiality. To the knowledge of the Company, the Company and the Company Subsidiaries have not made any of their material trade secrets or other material confidential information available to any other person except pursuant to written agreements, and in the case of the source code to Company Software Products solely pursuant to a written agreement set forth in Section 3.1(p) of the Company Disclosure Letter, or other legally binding obligations, requiring such person to maintain the confidentiality of such information or materials.

(vii) Neither the Company nor any of the Company Subsidiaries has granted any currently effective exclusive license with respect to, any Company IP, including any Company Software Products, to any other person.

(q) Labor Agreements and Employee Issues.

(i) Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with, or is represented by, a labor union or labor organization. Neither the Company nor any Company Subsidiary (a) is or has been within the last two years subject to a dispute, slowdown, lockout, strike or work stoppage, and to the knowledge of the Company no such dispute, slowdown, lockout, strike or work stoppage has been threatened or (b) has committed any unfair labor practice as defined in the National Labor Relations Act or other applicable Laws (including any other comparable foreign or domestic authority or workers’ council), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no organizational efforts (including, without limitation, demands for recognition or certification) with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has received notice of (a) any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Entity against it, or (b) any charge or complaint with respect to or relating to it pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(r) Certain Contracts.  Section 3.1(r) of the Company Disclosure Letter sets forth a true and correct list of each contract, arrangement, lease, license, commitment or understanding to which the Company or a Company Subsidiary is a party to or is bound (i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) that contains covenants that limit or restrict the ability of the Company or any Company Subsidiary (or which, following the consummation of the Merger, could restrict the ability of the Surviving Corporation or any of its affiliates) to (A) engage in any type of business, (B) compete in any business or with any person or in any geographic area or distribution or sales channel, or (C) solicit customers or sell, supply or distribute any service or product; (iii) that would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement; (iv) that relates to the incurring of indebtedness for borrowed money by the Company or any of the Company Subsidiaries in excess of $1,000,000; (v) that provides for any payments that are conditioned, in whole or in part, on a change of control of the Company or any Company Subsidiary; (vi) that is material to the Company or any of the Company Subsidiaries, taken as a whole, pertaining to Intellectual Property Rights (excluding any generally available, off-the-shelf, click wrap, shrink wrap, non-custom or open source software programs licensed by the Company or any of the Company Subsidiaries); (vii) entered into since September 30, 2008 with respect to the acquisition or divestiture of all or any portion of a business or (viii) that was not entered into in the ordinary course of business and involves or would reasonably be expected to involve payments by or to the Company or any of the Company Subsidiaries in excess of $250,000 annually or $500,000 in the aggregate over the term of the contract and that is not terminable within thirty (30) days of the Effective Time without payment by the Company or the Company Subsidiaries (the agreements, contracts and obligations set forth in the exhibit index of the Company’s Annual Report on Form 10-K for the fiscal year ended September  30, 2009 and the agreements, contracts and obligations listed in clauses (i) through (viii) being referred to herein as “Company Material Contract”). Each Company Material Contract is valid and binding on the Company and any Company Subsidiary that is a party thereto and, to the knowledge of the Company, each other party thereto and is in full force and effect. There is no default under any Company Material Contract by the Company or any Company Subsidiary or, to the knowledge of the Company, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any Company Subsidiary, or, to the knowledge of the Company, by any other party, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True, correct and complete copies of each Company Material Contract have been made available to Parent.

(s) Insurance.  Each of the Company and the Company Subsidiaries maintains insurance policies in such forms and amounts and against such losses and risks as are consistent with industry practice in the industry within which they operate and that are believed to be adequate to protect the properties and businesses of the Company and the Company Subsidiaries. Renewals of insurance policies to be effective October 1, 2010 include terms and conditions that are no less favorable to the Company in the aggregate than in effect as of such date.

(t) Interested Party Transactions.  No event, transaction, agreement, arrangement or understanding has occurred or been entered into since September 30, 2009 that would be required to be reported by the Company pursuant to Item 404(a) of Regulation S-K promulgated by the SEC under the Securities Act.

(u) Voting Requirement.  The affirmative vote at the Company Meeting of at least a majority of the votes entitled to be cast by the holders of outstanding Company Shares to approve this Agreement is the only vote of the holders of any class or series of the Company’s capital shares necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby (collectively, the “Company Shareholder Approval”).

(v) Proxy Statement; Other Information.  None of the information provided by or on behalf of the Company specifically for inclusion in the Proxy Statement or any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement will (i) at the time of the mailing of the Proxy Statement or any amendment or supplement thereto, (ii) at the time of the Company Meeting or (iii) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement, as to information supplied by the Company, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The letter to shareholders, notice of meeting, proxy statement (as amended or supplemented from time to time) and forms of proxy to be filed with the SEC and distributed to shareholders in connection with the Merger are collectively referred to herein as the “Proxy Statement.” Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied by Parent or Merger Sub or any of their respective representatives in writing specifically for inclusion in the Proxy Statement.

(w) Takeover Statutes.  The Company has taken all appropriate actions to ensure that no “fair price,” “business combination,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar statute or regulation enacted by any state applies to the Merger or the other transactions contemplated by this Agreement or the Voting Agreement.

(x) Opinion of Financial Advisor.  Stifel, Nicolaus & Company, Incorporated has delivered to the Company’s Board of Directors its written opinion, dated the date hereof, to the effect that, as of the date hereof and based upon and subject to the matters set forth therein, the Merger Consideration to be received by holders of Company Shares in connection with the Merger pursuant to the Merger Agreement is fair to such holders of Company Shares, from a financial point of view. An executed copy of the opinion has been or will be promptly made available to Parent.

(y) Brokers.  Except for Stifel, Nicolaus & Company, Incorporated, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has previously provided to Parent a copy of the engagement letter with Stifel, Nicolaus & Company, Incorporated, as amended or modified, and any related agreements.

Section 3.2.  Representations and Warranties of Parent and Merger Sub.  Except as set forth in the disclosure letter delivered by the Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”) (and provided that a matter disclosed in the Parent Disclosure Letter with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to the extent that it is reasonably apparent from the text of such disclosure that such disclosure applies to or qualifies such other representation or warranty), Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

(a) Organization and Standing.  Each of Parent and Merger Sub is a legal entity validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite corporate or similar power and authority to carry on its business as now being conducted. Parent has made available to the Company prior to the execution of this Agreement a complete and correct copy of the certificate of incorporation and bylaws or other equivalent organizational documents of Merger Sub, each as amended through the date hereof.

(b) Corporate Authority Relative to this Agreement; No Violation; Non-Contravention.

(i) Each of Parent and Merger Sub has all requisite corporate, limited liability company, partnership or similar power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, limited liability company, partnership or similar action by Parent and Merger Sub and by Parent, as the sole stockholder of Merger Sub and no other corporate, limited liability company, partnership or similar proceedings on the part of Parent or Merger Sub are necessary to authorize the adoption, execution or performance of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and subject to general equity principles.

(ii) No consent, approval or authorization of, or filing with, any Governmental Entity is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for: (i) such reports under Section 13(a), 13(d), 15(d) or 16(a) or such other applicable sections of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing with the Ohio Secretary of State of the Certificate of Merger, (iii) the filing of a premerger notification and report form by Parent and Merger Sub under the HSR Act and any applicable foreign antitrust filings, (iv) notifications to the NYSE, and (v) such consents, approvals or authorizations the failure of which to be made or obtained would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(iii) The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their covenants and obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended, of Parent or Merger Sub, (ii) conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or Merger Sub, (iii) assuming compliance with the matters referred to in Section 3.2(b)(ii), violate or conflict with any Law or order applicable to Parent or Merger Sub or by which any of their respective properties or assets are bound, or (iv) result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Litigation.  As of the date of this Agreement, there is no suit, action or proceeding by or before any Governmental Entity pending or, to the knowledge of Parent, threatened, against Parent or Merger Sub challenging or seeking to prohibit the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby. As of the date of this Agreement, there is no other suit, action or proceeding by or before any Governmental Entity pending or, to the knowledge of Parent, threatened, to which Parent or any of its subsidiaries is a party or against any of their properties or assets that would reasonably be expected to have a Parent Material Adverse Effect.

(d) Proxy Statement; Other Information.  None of the information provided by Parent or its subsidiaries to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendment or supplement thereto, or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to the information supplied by the Company or any of the Company Representatives that is contained or incorporated by reference in the Proxy Statement.

(e) Financial Condition.  Parent and Merger Sub collectively have and will have at the Effective Time cash and cash equivalents and/or available amounts under existing credit facilities, that are sufficient to enable Parent and Merger Sub to consummate the Merger upon the terms contemplated by this Agreement, and to make all payments contemplated by this Agreement in connection with the Merger including (a) the Merger Consideration, the consideration payable pursuant to Section 2.1(f) and all of Parent’s obligations under this Agreement, (b) all fees and expenses related to the foregoing, and (c) to fund the ongoing operations of the Company and the Company Subsidiaries.

(f) Capitalization of Merger Sub.  As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 common shares, no par value per share, all of which are validly issued and outstanding. All of the issued and outstanding capital shares of Merger Sub are, and at the Effective Time will be, indirectly owned by Parent. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement, except as would not reasonably be expected to have a material adverse effect on the ability of the Merger Sub to timely consummate the transactions contemplated by this Agreement.

(g) No Vote of Parent Stockholders.  No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent, in order for Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

(h) Finders or Brokers.  Neither Parent nor any of its affiliates has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

(i) Lack of Ownership of Company Shares.  Other than the Voting Agreement, (a) neither Parent, any affiliate of Parent, nor any of Parent’s subsidiaries beneficially owns, directly or indirectly, any Company Shares or other securities convertible into, exchangeable for or exercisable for Company Shares; (b) there are no voting trusts or other agreements, arrangements or understandings to which Parent, any affiliate of Parent or any of Parent’s subsidiaries is a party with respect to the voting of Company Shares or other equity interests of the Company or any of the Company Subsidiaries, nor are there any agreements, arrangements or understandings to which Parent, any affiliate of Parent or any of Parent’s subsidiaries is a party with respect to the acquisition, divestiture, retention, purchase, sale or tendering of the capital stock or other equity interest of the Company or any of the Company Subsidiaries; and (c) neither Parent nor Merger Sub has beneficially owned during the three years ending on the date hereof a number of Company Shares that would make it an “interested shareholder” (as that term is defined Section 1704.01(C)(8) of the OGCL) of the Company.

(j) Access.  Parent acknowledges that as of the date hereof it and its representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and the Company Subsidiaries which it and its representatives have desired or requested to review, and that as of the date hereof it and its representatives have had full opportunity to meet with the senior management of the Company and to discuss the business and assets of the Company and the Company Subsidiaries.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1.  Conduct of Business.

(a) Conduct of Business by the Company.  Except (i) as set forth in Section 4.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as contemplated by this Agreement, (iv) as consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned), and (v) for transactions solely between or among the Company and the wholly-owned Company Subsidiaries, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in all material respects in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their present officers and key employees and preserve their material Intellectual Property Rights, current rights and goodwill and preserve business relationships with significant customers, suppliers, distributors and other persons having business dealings with them; provided, however, that no action by the Company or any Company Subsidiary with respect to matters specifically permitted by any other provision of this Section 4.1 shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. Without limiting the generality of the foregoing, except (i) as set forth in Section 4.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as contemplated by this Agreement, (iv) as consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned) and (v) for transactions solely between or among the Company and the wholly-owned Company Subsidiaries, during the period from the date of this Agreement to the Effective Time, the Company shall not and shall not permit any Company Subsidiary to, directly or indirectly:

(i) (A) except for regular quarterly cash dividends on the Company Shares consistent with past practices (not to exceed $0.0375 per share) and dividends declared as of the date hereof and not yet paid, declare, set aside, make or pay any dividends on, or make any other distributions in respect of, any of the Company Shares, its capital stock, or any equivalent thereof, (B) adjust, recapitalize, purchase, split, combine or reclassify any of the Company Shares or any of its capital stock or (C) except pursuant to agreements entered into with respect to the Company Share Plans that are in effect as of the close of business on the date of this Agreement and previously disclosed to Parent, directly or indirectly, purchase, redeem or otherwise acquire any Company Shares or any shares of capital stock of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (which obligation shall not restrict any cashless exercises or similar transactions pursuant to an exercise of any Company Shares Option or other awards issued and outstanding under the Company Share Plans);

(ii) issue or authorize the issuance of, grant, deliver, sell, pledge, amend, dispose of or encumber, any Company Shares, other shares of its capital stock (or any other securities in respect of, in lieu of, or in substitution for, Company Shares or other shares of its capital stock), any other voting securities or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including, without limitation, stock appreciation rights, phantom stock or similar instruments, or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of the Company or any Company Subsidiary, other than (1) the issuance and delivery of Company Shares upon the exercise of Company Shares Options under the Company Share Plans, (2) in connection with Company Share-Based Awards under the Company Share Plans, or (3) the issuance and delivery of Company Shares pursuant to the Company’s 1996 Outside Directors Deferred Stock Plan, in each case of (1), (2) and (3) as are outstanding as of the date of this Agreement and in accordance with their present terms or as contemplated by this Agreement;

(iii) amend its articles of incorporation or code of regulations (or other comparable organizational documents);

(iv) sell, lease, license, transfer, grant, exchange or swap, mortgage or otherwise encumber, or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its or any Company Subsidiary’s properties or assets, the capital stock of the Company Subsidiaries, with a value in excess of $250,000 individually or $1,000,000 in the aggregate other than sales of products and services in the ordinary course of business consistent with past practice and except (A) pursuant to existing agreements in effect prior to the execution of this Agreement and listed on Section 4.1(a)(iv) of the Company Disclosure Letter, or (B) as may be required by applicable Law;

(v) disclose, other than to representatives of Parent, any material trade secret unless a written non-disclosure agreement is executed by the recipient of such information;

(vi) incur any capital expenditures or enter into any commitments for capital expenditures, capital additions or capital improvements involving more than an aggregate amount of $300,000 per fiscal quarter, except in accordance with the capital expenditure budget and prior fiscal year carryover amounts set forth in Section 4.1(a) of the Company Disclosure Letter, or pay, incur or otherwise make any commitment to pay or incur in excess of $750,000 in the aggregate for any information enterprise resource management systems (including, without limitation, the Company’s planned Oracle update) or take any further action other than as required under an existing contract;

(vii) incur any net increase in Indebtedness from that existing on the date hereof other than (A) up to $1,000,000 in the aggregate of additional Indebtedness, (B) Indebtedness incurred in the ordinary course of business under lines of credit existing on the date of hereof, (C) letters of credit, surety bonds, guarantees of indebtedness for borrowed money and security time deposits in the ordinary course of business consistent with past practice and (D) indebtedness relating to the reborrowing of amounts repaid;

(viii) (A) grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary, except to the extent required by the terms of a Plan in effect as of the date of this Agreement, (B) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any Plans, (C) enter into or amend any employment, bonus, severance, change in control, retention or any similar agreement or any collective bargaining agreement, or grant any severance, bonus, termination, or retention pay to any officer, director, consultant or employee of the Company or any Company Subsidiary (other than as required by the terms of a Plan in effect as of the date of this Agreement) or terminate any Plan, or (D) pay or award any pension, retirement allowance or other non-equity based incentive awards, or other employee or director benefit or perquisite not required by a Plan in effect as of the date of this Agreement, all except as may otherwise be required to comply with applicable Laws; provided, however, that the Company may terminate, and take any actions required in connection with termination of, the Company’s 1996 Outside Directors Deferred Stock Plan, and, provided, further, however, that the Company shall terminate the Company’s 2005 Employee Stock Purchase and Dividend Company Reinvestment Plan (the “Company ESPP”) and the Company’s Supplemental Executive Retirement Plan (the “Company SERP”) as provided for under Section 5.8(f), and, provided, further, however, that nothing in this clause (viii) shall prohibit the Company or any Company Subsidiary from taking any action relating to the hiring, termination or promotion of employees in the ordinary course of business consistent with past practice or from filling a position included in the capital expenditure budget set forth in Section 4.1(a) of the Company Disclosure Letter;

(ix) materially change any Tax or financial accounting policies or procedures or any of its methods affecting its assets, liabilities or business, in each case, in effect on the date hereof, except as required by GAAP or applicable Law;

(x) (A) acquire by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, in one transaction or a series of related transactions, any corporation, partnership, association or other business organization or any interest therein, or division or business thereof, or otherwise acquire any material amount of operating assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice); (B) merge or consolidate with any other person; or (C) liquidate, dissolve, restructure, wind-up or reorganize its business or organize any new subsidiary or affiliate;

(xi) except in the ordinary course of business and consistent with past practice or to the extent required by applicable Law, make, change or rescind any material express or deemed election with respect to Taxes, settle or compromise any material claim or action relating to Taxes, file or amend any Tax Return or change any of its methods of accounting for or of reporting income or deductions for Tax purposes in any material respect;

(xii) make any loans, advances or capital contributions to, or investments in, any other person, except (A) de minimis advances for employees, contractors and consultants in the ordinary course of business consistent with past practice, (B) trade credit issued in the ordinary course of business consistent with past practice, (C) investments of excess cash and cash equivalents in the ordinary course of business consistent with past practice and (D) as required by existing contracts;

(xiii) except in the ordinary course of business consistent with past practice (other than with respect to any agreement of the type described in clause (ii) of Section 3.1(r)), (A) enter into, modify or amend in any material respect or terminate any Company Material Contract, (B) waive, release, relinquish or assign any Company Material Contract (or any of the Company’s or any Company Subsidiary’s rights thereunder) or any right or claim that is material to the Company and the Company Subsidiaries, taken as a whole or (C) cancel or forgive any Indebtedness owed to the Company or any Company Subsidiary;

(xiv) waive, release, assign, initiate, pay, discharge, settle or compromise any pending or threatened claim, action, litigation, arbitration or proceeding other than (A) in the ordinary course of business consistent with past practice, or (B) solely for money damages not in excess of $200,000 individually or $500,000 in the aggregate; or

(xv) authorize, commit or agree to take any of the foregoing actions.

(b) Conduct of Business by Parent and Merger Sub.  Parent covenants and agrees with the Company, on behalf of itself and its subsidiaries that, between the date hereof and the Effective Time, Parent shall not, and shall not permit any of its subsidiaries to, take or agree to take any action (including entering into agreements with respect to acquisitions, mergers and consolidations or business combinations) that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. During the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

(c) Advice of Changes.  Each of the Company, Parent and Merger Sub shall promptly advise the other parties to this Agreement orally and in writing to the extent it has knowledge of (i) any breach of representation or warranty, covenant or condition by such party that would cause any of the conditions to Closing to fail to be satisfied or (ii) any change or event having, or which, insofar as can reasonably be foreseen would reasonably be expected to have, with respect to the Company, a Company Material Adverse Effect, or with respect to Parent and Merger Sub, a Parent Material Adverse Effect, or on the satisfaction of the conditions set forth in Article VI before the Outside Date; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement and no failure to comply with this Section 4.1(b) shall be taken into account for purposes of determining whether the conditions to Closing have been satisfied.

Section 4.2.  No Solicitation by the Company.

(a) Company Takeover Proposal.  The Company shall, and shall cause the Company Subsidiaries and its and their respective officers, directors, employees, financial advisors, attorneys, accountants, investment bankers, representatives and agents and other advisors (collectively, the “Company Representatives”) to, immediately cease and cause to be terminated all existing discussions and negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Company Takeover Proposal, and the Company shall request all other potential purchasers to promptly return or destroy all copies of all nonpublic information that the Company, the Company Subsidiaries and the Company Representatives have distributed on or prior to the date of this Agreement. From the date of this Agreement until the earlier of the Effective Time and the date of termination of this Agreement, the Company shall not, nor shall it permit any of the Company Subsidiaries or its and their respective officers, directors and employees to, and shall use commercially reasonable efforts to cause any of the other Company Representatives to not, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action designed to facilitate, any inquiries or offers or the making of any proposal that constitutes, or could reasonably be expected to lead to, a Company Takeover Proposal, (ii) enter into any Acquisition Agreement or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, or (iii) enter into, continue or otherwise engage or participate in any way in any discussions or negotiations regarding, or furnish or disclose to any person (other than a party hereto or its representatives) any nonpublic information with respect to, or take any other action to knowingly facilitate or further any inquiries or offers or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal (other than in response to an unsolicited inquiry from a person and, in such case, solely to notify such person of the existence of the provisions of this Section 4.2); provided, however, that, at any time prior to obtaining the Company Shareholder Approval, in response to an unsolicited, written Company Takeover Proposal that (x) did not result from a breach of this Section 4.2 and (y) the Board of Directors of the Company determines in good faith (after consultation with outside counsel and its financial advisor) that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Superior Proposal, the Company may, subject to compliance with Section 4.2(c), (A) furnish information with respect to the Company and the Company Subsidiaries to the person making such Company Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement (including a standstill provision) not less restrictive of such person than the Confidentiality Agreement; provided, however, that the substance of all such information has previously been provided or made available to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person and (B) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its representatives) regarding such Company Takeover Proposal. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party as of the date hereof, unless the Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law.

(b) Definitions.  As used herein, (i) “Company Takeover Proposal” means any inquiry, proposal or offer from any person relating to any (A) direct or indirect acquisition or purchase of assets or a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and the Company Subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of 15% or more of any class of equity securities (by vote or value) of the Company or any of the Company Subsidiaries, (C) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the equity securities (by vote or value) of the Company, or (D) merger, consolidation, business combination, asset purchase, recapitalization or similar transaction involving the Company, in each case, other than the transactions contemplated by this Agreement, and (ii) “Superior Proposal” means a bona fide, unsolicited, written Company Takeover Proposal (except the references therein to “15%” shall be replaced by “50%” and the references to “vote or value” shall be replaced by “vote and value”) that the Board of Directors determines in its good faith judgment (after consulting with outside counsel and its financial advisor), taking into account the financial, regulatory and legal aspects of the proposal and the timing and likelihood of consummation of such proposal, is more favorable to the Company’s shareholders (in their capacities as shareholders) than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Company Takeover Proposal).

(c) Actions by the Company.  Neither the Board of Directors nor any committee thereof shall (i) (A) withdraw (or qualify or modify in a manner adverse to Parent), or publicly propose to withdraw (or qualify or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by the Board of Directors or any such committee thereof of this Agreement or the transactions contemplated by this Agreement (it being understood and agreed that failing to recommend against or taking a neutral position or no position with respect to acceptance of a tender offer or exchange offer, or a publicly disclosed merger or other business combination proposal, constituting a Company Takeover Proposal within ten (10) Business Days after commencement of such offer, or receipt of such proposal, shall be considered an adverse modification), (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Takeover Proposal or (C) fail to include the Company Recommendation in the Proxy Statement (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve or recommend, or propose publicly to approve or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or could reasonably be expected to result in, any Company Takeover Proposal (other than a confidentiality agreement referred to in Section 4.2(a)) (an “Acquisition Agreement”). Notwithstanding anything in this Agreement to the contrary, if, prior to obtaining the Company Shareholder Approval, the Board of Directors determines in good faith (after consulting with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, it may, prior to obtaining the Company Shareholder Approval, (A) cause the Company to terminate this Agreement pursuant to Section 7.1(d)(ii) and cause the Company to enter into an Acquisition Agreement with respect to a Superior Proposal or (B) make a Company Adverse Recommendation Change, but in the case of (A) or (B) only if: (i) the Company is not in breach in any material respect of its obligations pursuant to this Section 4.2, (ii) the Company provides written notice to Parent (a “Notice of Adverse

Recommendation”) advising Parent that the Board of Directors intends to take such action and specifying the reasons therefor, including, if applicable, the terms and conditions of any Superior Proposal, the identity of the party making the Superior Proposal and copies of any written proposal and all correspondence received from the third party relating to such Superior Proposal that are the basis of the proposed action by the Board of Directors; (ii) for a period of three (3) Business Days following Parent’s receipt of a Notice of Adverse Recommendation (or two (2) Business Days after receipt of a new Notice of Adverse Recommendation; it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall be considered a new Notice of Adverse Recommendation), the Company negotiates with Parent in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and the Merger and not make such Company Adverse Recommendation Change (it being understood that such negotiation need not be exclusive); and (iii) if applicable, at the end of such three (3) Business Day (or two (2) Business Day) period, the Board of Directors continues to believe in good faith that the Company Takeover Proposal constitutes a Superior Proposal (taking into account any amendments to this Agreement that Parent shall have agreed to make prior to the end of such period).

(d) Notice of Company Takeover Proposal.  The Company shall promptly (but in any event within 24 hours) notify Parent and Merger Sub of (i) the receipt, directly or indirectly, of a Company Takeover Proposal or any request for discussions or negotiations relating to a possible Company Takeover Proposal or (ii) any request for non-public information relating to the Company or any of the Company Subsidiaries other than requests for information in the ordinary course of business and unrelated to a Company Takeover Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the person or group making such Company Takeover Proposal or request and the material terms and conditions thereof (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter the Company shall keep Parent reasonably informed of the status of such Company Takeover Proposal and any material changes to the terms thereof.

(e) Rule 14e-2(a), Rule 14d-9 and Other Applicable Law.  Nothing contained in this Section 4.2 shall prohibit the Company or its Board of Directors from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, including any “stop-look-and-listen” communication to the Company’s shareholders pursuant to Rule 14d-9(f) under the Exchange Act or (ii) making any disclosure to the shareholders of the Company if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), the failure to make such disclosure would be inconsistent with its obligations under applicable Law; provided, however, that clause (ii) shall not be deemed to permit the Board of Directors to make a Company Adverse Recommendation Change or take any of the actions referred to in 4.2(c) except to the extent permitted by Section 4.2(c).

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1.  Preparation of Proxy Statement; Company Meeting.

(a) The Company shall, as soon as reasonably practicable following the date hereof (but in any event within fifteen (15) days after the date hereof), prepare and file with the SEC in preliminary form as required by the Exchange Act and the rules and regulations promulgated thereunder the Proxy Statement, which shall, subject to Section 4.2, include the Company Recommendation, and shall respond to any comments by the SEC staff in respect of the Proxy Statement as promptly as reasonably practicable. Parent and Merger Sub shall provide to the Company such information as the Company may reasonably request for inclusion in the Proxy Statement. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of the Company Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable after filing with the SEC. The Company shall afford Parent reasonable opportunity to comment on the Proxy Statement. If at any time prior to receipt of the Company Shareholder

Approval there shall occur any event or any information should be known that should, upon the advice of the Company’s outside counsel, be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company shall promptly prepare, file with the SEC and mail to its shareholders such an amendment or supplement. Notwithstanding anything to the contrary herein, prior to filing or mailing the Proxy Statement or any other SEC filing required in connection with the transactions contemplated hereby (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and shall consider in good faith comments reasonably proposed by Parent. Notwithstanding the foregoing, following a Company Adverse Recommendation Change effected in accordance with Section 4.2, the Company shall have no obligation to notify Parent of any matters to the extent that the Board of Directors determines in good faith, after consultation with the Company’s outside counsel, that to do so would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary obligations to the Company’s shareholders under applicable Law.

(b) Subject to the other provisions of this Agreement, as promptly as reasonably practicable after the date hereof, the Company, acting through its Board of Directors, shall take all action necessary in accordance with applicable Law and the Company Articles and the Code of Regulations to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as reasonably practicable following the mailing of the Proxy Statement (but in any event within thirty (30) days of mailing the Proxy Statement) for the purpose of obtaining the Company Shareholder Approval (the “Company Meeting”). Subject to making a Company Adverse Recommendation Change pursuant to Section 4.2(c), (i) the Board of Directors shall recommend to its shareholders the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby and shall include such recommendation in the Proxy Statement and (ii) use commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement and approval of the Merger and the transactions contemplated by this Agreement.

Section 5.2.  Access to Information; Confidentiality.  To the extent permitted by applicable Law and subject to the confidentiality agreement, dated July 7, 2010, between the Company and Tektronix, Inc. (the “Confidentiality Agreement”), the Company shall, and shall cause the Company Subsidiaries to, afford to Parent and Parent’s representatives reasonable access, during normal business hours during the period prior to the earlier of the Effective Time and the date of termination of this Agreement, to all of the Company’s and each Company Subsidiary’s properties, books, contracts, commitments, personnel and records and all other information concerning their business, properties and personnel as Parent may reasonably request. Parent shall hold, and shall cause its affiliates and Parent’s representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, neither the Company nor any Company Subsidiary shall be obligated to provide any such access or information to the extent that doing so (i) would be reasonably likely to cause a waiver of an attorney-client privilege or loss of attorney work product protection (unless Parent enters into a joint defense agreement that protects such privilege), (ii) would constitute a violation of any applicable Law or (iii) would violate any agreement with a third-party to which the Company or any Company Subsidiary is a party. Neither Parent nor any of its representatives shall be permitted to perform any onsite procedure (including any onsite environmental study) with respect to any property of the Company or any of the Company Subsidiaries.

Section 5.3.  Commercially Reasonable Efforts; Cooperation.

(a) Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, including Section 5.3(c), each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as reasonably practicable, the Merger and the other transactions contemplated by this Agreement and to obtain satisfaction of the conditions precedent to the Merger, including (i) obtaining all necessary actions or nonactions, waivers, clearances, consents and approvals from Governmental Entities and making all necessary registrations and filings and taking all steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary consents, approvals or waivers from third parties; provided, however, that neither the Company nor any of the Company Subsidiaries shall make any material payment or commitment to a third party in connection with obtaining such consents, approval or waivers without the prior written consent of Parent (not to be unreasonably conditioned, withheld or delayed), (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b) No Takeover Statutes Apply.  In connection with and without limiting the foregoing, the Company, Parent and Merger Sub shall (i) take all action reasonably necessary to ensure that no Takeover Statute or similar Law is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute or similar Law becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary and within their power to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger and the other transactions contemplated by this Agreement.

(c) Other Government Matters.  Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than fifteen (15) Business Days after the date of this Agreement, make or cause their respective ultimate parent entities (as that term is defined in the HSR Act rules) to make their respective filings and thereafter make any other required submissions under the HSR Act; (ii) use commercially reasonable efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals; (iii) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under Antitrust Law with respect to the transactions contemplated hereby, and to take commercially reasonable steps to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date), provided, however, that notwithstanding any other provision of this Agreement, Parent shall not be required to, and the Company shall not, without Parent’s prior written consent, (x) agree to the sale, divestiture or disposition of any assets or businesses of Parent or its subsidiaries or affiliates or of the Company or the Company Subsidiaries or (y) otherwise take or commit to take actions that after the Closing Date would limit the freedom of Parent or its subsidiaries’ (including the Surviving Corporation’s) or affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets; and (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective subsidiaries, from any third party or Governmental Entity with respect to such transactions. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with any proposed written communication to any third person or Governmental Entity with respect thereto. Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate. Any competitively sensitive information that is disclosed pursuant to this Section 5.3(c) will be limited to each of Parent’s and the Company’s respective counsel pursuant to a separate customary confidentiality agreement. Neither the Company nor Parent shall, and they shall cause their respective subsidiaries not to, acquire or agree to acquire any assets, business, securities, person or subdivision thereof, if the entering into of a definitive agreement relating to or the consummation of such acquisition would reasonably be expected to materially delay or materially increase the risk of not obtaining the applicable action, nonaction, waiver, clearance, consent or approval with respect to the transactions contemplated by this Agreement under any Antitrust Laws.

(d) In furtherance and not in limitation of the agreements of the parties contained in this Section 5.3, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall cooperate in all respects with each other and shall use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement; provided, however, that, notwithstanding any other provision of this Agreement, such result does not require the sale, divestiture or disposition of any assets or businesses of Parent or its subsidiaries or affiliates or of the Company or the Company Subsidiaries or otherwise require Parent to take or commit to take actions that after the Effective Time would limit the freedom of Parent or its subsidiaries’ (including the Surviving Corporation’s) or affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b) so long as such party has, prior to such termination, complied with its obligations under this Section 5.3.

Section 5.4.  Indemnification.

(a) Obligations Assumed by Surviving Corporation.  Merger Sub and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, honor all obligations of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement) in favor of the current or former directors, officers or employees of the Company and the Company Subsidiaries as provided in their respective articles of incorporation, code of regulations (or comparable organizational documents) or in any agreement set forth in the Company Disclosure Letter or filed as an exhibit to the SEC Documents between the Company or any Company Subsidiary, on the one hand, and any current or former director, officer or employee of the Company or any Company Subsidiary, on the other hand, immediately prior to the Effective Time, and all such obligations will survive the Merger and will continue in full force and effect in accordance with their terms and such rights will not be amended or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or any Company Subsidiary, unless such modification is required by Law. If any claim for indemnification is asserted or made prior to the Effective Time or within such six (6) year period, all rights to indemnification in respect of such claim shall continue until the final disposition of such claim.

(b) Successors and Assigns of Surviving Corporation.  If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent and the Surviving Corporation shall make proper provision so that the successors and assigns of the Surviving Corporation will assume fully the obligations set forth in this Section 5.4.

(c) Continuing Coverage.  From the Effective Time and for a period of six (6) years thereafter, Parent and the Surviving Corporation shall maintain in effect directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (a copy of which has been made available or delivered to Parent) on terms with respect to such coverage and amount no less favorable than those of such current insurance coverage; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance (the “Maximum Premium”); and provided, further, that, if the annual premiums for such insurance coverage exceed the Maximum Premium, Parent and the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, however, that at Parent’s option (and at Parent’s expense) in lieu of the foregoing insurance coverage, the Company shall purchase prior to the Effective Time six (6) year “tail” insurance coverage that provides coverage identical in all material respects to the coverage described above. Notwithstanding anything herein to the contrary, if five (5) Business Days prior to the Effective Time, Parent has not completed the actions contemplated by the last proviso of the immediately preceding sentence, the Company may, with prior notice to Parent, purchase six (6) year “tail” insurance coverage that provides coverage identical in all material respects to the coverage described above, provided that the Company does not pay in excess of the Maximum Premium.

(d) Intended Beneficiaries.  The provisions of this Section 5.4 are (i) intended to be for the benefit of, and will be enforceable by, each person referred to therein and his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. The provisions of this Section 5.4 shall survive the consummation of the Merger and expressly are intended to benefit each such person. Parent shall pay all reasonable expenses, including reasonable attorneys’ fees and fees and disbursements of experts and witnesses, that may be incurred by any indemnified party in enforcing the indemnity and other obligations provided in this Section 5.4.

(e) Survival.  The provisions of this Section 5.4 shall survive the consummation of the Merger.

Section 5.5.  Public Announcements.  Parent and the Company shall consult with each other before holding any press conferences, analyst calls or other meetings or discussions and before issuing any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange, including the NYSE. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

Section 5.6.  Shareholder Litigation.  The parties to this Agreement shall cooperate and consult with one another, to the fullest extent possible, subject to entering into a customary joint defense agreement, in connection with any shareholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall upon the terms and subject to the conditions contained in this Agreement use its respective commercially reasonable efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement; provided that the Company shall not, and shall not permit any of the Company Subsidiaries nor any of the Company Representatives to, compromise, settle, come to a settlement arrangement regarding any such action or proceeding or consent thereto unless Parent shall otherwise consent in writing (such consent not to be unreasonably conditioned, withheld or delayed). Without limiting the foregoing, the Company shall give consideration to Parent’s advice with respect to such litigation.

Section 5.7.  Section 16(b).  The Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 under the Exchange Act.

Section 5.8.  Employee Benefit Matters.

(a) Compensation and Benefits; Severance.  From and after the Effective Time, the Surviving Corporation shall honor and shall cause each Company Subsidiary to honor all of the obligations of the Company and any Company Subsidiary arising under or in connection with each of the Company Pension Plans, Company Welfare Plans, Company Incentive Compensation Plans and Company Executive Compensation Agreements, in accordance with their terms and as in effect immediately before the Effective Time and as disclosed in Section 3.1(l) of the Company Disclosure Letter (without giving effect to any amendments thereto which are executed, adopted or made effective after the Effective Time, except where consented to in writing by the affected party). For the period commencing at the Effective Time and ending on December 31, 2011, Parent shall cause the Surviving Corporation and each Company Subsidiary to provide to those individuals employed by the Surviving Corporation or by one or more of the Company Subsidiaries as of the Effective Time (each, a “Retained Employee” and collectively, the “Retained Employees”) base pay, annual incentive opportunity for participants in the management incentive plans described in Section 5.8(d) and employee benefits (but excluding equity-based compensation) which are substantially comparable in the aggregate to the base pay, annual management incentive plan opportunities (but excluding equity-based compensation) and employee benefits being provided by the Company and the Company Subsidiaries, as applicable, immediately prior to the Effective Time. Any Retained Employee whose employment is terminated involuntarily other than for cause on or after the Effective Time but on or prior to December 31, 2011 shall be entitled to severance benefits comparable to the severance benefits such Retained Employee would have received from the Company or any Company Subsidiary (as applicable) immediately prior to the Effective Time.

(b) Service Credit.  In the event any Retained Employee becomes covered by, or otherwise commences participation in any employee benefit plan (within the meaning of Section 3(3) of ERISA) sponsored or maintained by Parent or any subsidiary of Parent (each, a “Parent Plan”) following the Effective Time, Parent and the Surviving Corporation shall ensure that such Retained Employee receives hours of service credit for any and all employment service credited to such Retained Employee by the Company and any applicable Company Subsidiary prior to the Effective Time under any Company Pension Plan or Company Welfare Plan in which such Retained Employee was a participant, for both eligibility and vesting purposes under such Parent Plan, subject to the following exceptions: (i) such recognition of service credit shall not cause or result in any duplication of any of the benefits payable to such Retained Employee with respect to the same period of service or (ii) such recognition of service credit is prohibited under applicable Law or the terms of the applicable insured Parent Plan.

(c) Welfare Benefits.  In the event a Retained Employee or such Retained Employee’s eligible dependent(s) becomes covered by any group accident and sickness, dental, vision or similar group health plan sponsored or maintained by Parent or any of its affiliates (a “Successor Welfare Plan”) other than the Company Welfare Plans in which such Retained Employee or such dependents participated (or from which they benefited) immediately prior to the Effective Time (a “Prior Plan”), Parent and the Surviving Corporation shall ensure that (i) any such Successor Welfare Plan either shall not have, or shall not enforce against such Retained Employee or such dependents, any waiting periods, any pre-existing condition limitations or exclusions, or any underwriting requirements (whether imposed individually, or as a group), or any active-at-work requirements or conditions; and (ii) any expenses incurred by such Retained Employee or such dependents prior to the Effective Time, which were recognized as satisfying (in whole or in part) any deductible or co-insurance obligations such Retained Employee or dependent had under the terms of such Prior Plan prior to the Effective Time, shall be taken into account under such Successor Welfare Plan for purposes of satisfying such Retained Employee’s or such dependent’s deductible or co-insurance obligations under such Successor Welfare Plan; provided, that the foregoing shall not apply with respect to the commencement of a new plan year with respect to either the Successor Welfare Plan or Prior Plan.

(d) Annual Management Incentive Plans.  The Company shall be permitted to pay any amounts earned under the Company’s annual management incentive plans for fiscal year 2010 (i.e., the fiscal year ending September 30, 2010) (the “2010 Management Incentive Plans”). Parent and Merger Sub agree that, if such amounts have not been paid prior to the Effective Time, the Surviving Corporation shall honor the 2010 Management Incentive Plans, and that all payments earned under the 2010 Management Incentive Plans shall be made in a manner consistent with the Company’s past practice. In addition, Parent and Merger Sub agree that Surviving Corporation shall honor the Company’s annual management incentive plans for fiscal year 2011 (i.e., the fiscal year ending September 30, 2011) (the “2011 Management Incentive Plans”) for the period prior to the Effective Time, including by paying the pro rata portion (based on the number of days elapsed in such fiscal quarter prior to the Closing) of any payment earned with respect to the fiscal quarter in which the Closing occurs, and that all payments earned under the 2011 Management Incentive Plans for such period will be paid promptly after the Effective Time in accordance with the Company’s past practice.

(e) No Third-Party Beneficiaries.  Nothing in this Section 5.8 shall (i) confer any rights upon any individual, including any current or former employee or director of the Company or any Company Subsidiary, other than the signatories hereto and their respective successors and permitted assigns; (ii) constitute or create an employment agreement or otherwise contravene any employment-at-will relationship; (iii) constitute or be treated as an amendment, modification or adoption of any Plan, (iv) prevent the amendment or termination of any Plan or interfere with the right or obligation of Parent or its affiliates to make such changes to the foregoing as are necessary to conform with applicable Law, or (v) limit the right of Parent, the Surviving Corporation, the Company or any of their respective affiliates to terminate the employment of any employee at any time.

(f) Employee Stock Purchase Plan and SERP.  The Company shall take all action to terminate the Company ESPP and the Company SERP no later than the Effective Time.

Section 5.9.  Parent Actions.  Parent agrees to take all action necessary to cause Merger Sub to perform all of Merger Sub’s, and the Surviving Corporation to perform all of the Surviving Corporation’s, agreements, covenants and obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement. Parent shall be liable for any breach of any representation, warranty, covenant or agreement of Merger Sub in this Agreement.

Section 5.10.  Control of Operations.  Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations. Notwithstanding the foregoing, Parent shall be provided a reasonable opportunity to review, if practicable, all material communications with the Company’s and the Company Subsidiaries’ employees relating to the Merger and the other transactions contemplated hereby prior to the Effective Time.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1.  Conditions to Each Party’s Obligation to Effect the Merger.  The obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(a) Shareholder Approval.  The Company Shareholder Approval shall have been obtained.

(b) Governmental and Regulatory Approvals.  All consents, approvals and actions of, filings with and notices to any Governmental Entity required to consummate the Merger and the other transactions contemplated hereby, the failure of which to be made or obtained would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, shall have been made or obtained.

(c) No Injunctions or Restraints.  No judgment, order, preliminary or permanent injunction, decree or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction shall be in effect preventing or prohibiting the consummation of the Merger or having the effect of making consummation of the Merger illegal.

(d) Antitrust.  The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any foreign approvals, consents and clearances shall have been received.

Section 6.2.  Conditions to Obligations of Parent and Merger Sub.  The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of the Company contained in Section 3.1(b) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and (ii) all other representations and warranties of the Company set forth herein shall be true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such other representations and warranties to be so true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications contained therein) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate.  The Company shall have furnished Parent with a certificate dated the Closing Date and signed on its behalf by an executive officer to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3.  Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct in all respects (without giving effect to any materiality or Parent Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such other representations and warranties to be so true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications contained therein) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate.  Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

Section 6.4.  Frustration of Closing Conditions.  None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied as a grounds for termination under Article VII if such failure was caused by such party’s failure to comply with any of terms of this Agreement.

ARTICLE VII

TERMINATION

Section 7.1.  Termination.

(a) Termination by Mutual Consent.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval, by mutual written consent of Parent, Merger Sub and the Company (with any termination by Parent also being an effective termination by Merger Sub).

(b) Termination by Parent or the Company.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval, by either Parent or the Company (with any termination by Parent also being an effective termination by Merger Sub):

(i) if the Merger has not been consummated by March 31, 2011, or such later date, if any, as Parent and the Company agree upon in writing (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) is not available to any party whose breach in any material respect of any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such time;

(ii) if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, injunction, decree, ruling or other Law having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, which order, injunction, decree, ruling or other Law shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its commercially reasonable efforts (subject to Section 5.3(c)) to have such injunction lifted; or

(iii) if the Company Meeting (including any adjournment or postponement thereof) has concluded, the Company’s shareholders have voted, and the Company Shareholder Approval was not obtained.

(c) Termination by Parent.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval, by written notice of Parent:

(i) (A) if the Company has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 6.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 6.2(a) would not be satisfied and, in the case of either (A) or (B), such breach or failure to perform (1) is not cured within thirty (30) days after receipt of written notice thereof or (2) is incapable of being cured by the Company by the Outside Date; or

(ii) if the Board of Directors or any committee thereof has made a Company Adverse Recommendation Change; provided, however, that Parent’s and Merger Sub’s right to terminate this Agreement pursuant to this Section 7.1(c)(ii) in respect of a Company Adverse Recommendation Change will expire ten (10) Business Days after the last date upon which such Company Adverse Recommendation Change is made.

(d) Termination by the Company.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval, by written notice of the Company:

(i) (A) if either Parent or Merger Sub has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 6.3(b) would not be satisfied, or (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 6.3(a) would not be satisfied and, in the case of either (A) or (B), such breach or failure to perform (1) is not cured within thirty (30) days after receipt of written notice thereof or (2) is incapable of being cured by Parent by the Outside Date;

(ii) if the Board of Directors shall have approved, and the Company shall concurrently with such termination enter into an Acquisition Agreement providing for the implementation of the transactions contemplated by, a Superior Proposal in accordance with Section 4.2(c); provided, however, that the Company has not breached Section 4.2 in any material respect or breached the provisions of Section 5.1(b) (other than immaterial breaches thereof); provided, further, however, that such termination shall not be effective until such time as payment of the Termination Fee required by Section 7.3(b) shall have been paid; or

(iii) if (A) the conditions set forth in Section 6.1 and Section 6.2 are satisfied (or, upon an immediate Closing, would be satisfied as of such Closing), (B) the Company shall have notified the Parent in writing of the satisfaction of such conditions and that it stands ready, willing and able to consummate the Merger at such time and (C) Parent shall have failed to consummate such Merger within two Business Days of the later of (A) or (B).

Section 7.2.  Effect of Termination.  In the event of any termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the Confidentiality Agreement and the provisions of this Section 7.2, Section 7.3 and Section 8.2 through Section 8.11, each of which shall survive the termination of this Agreement and remain in full force and effect), and there shall be no other liability on the part of the Company or Parent to the other except as provided in the Confidentiality Agreement. Notwithstanding the foregoing, to the extent that any termination of this Agreement results from the material and intentional breach by a party of any representation or warranty set forth in this Agreement or from the material and intentional breach by a party of any covenant set forth in this Agreement, then such party shall be liable for any damages incurred or suffered by the other party as a result of such breach.

Section 7.3.  Fees and Expenses.

(a) Division of Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Notwithstanding the foregoing, the Company will bear and pay all of the costs and expenses incurred in connection with the printing and mailing of the Proxy Statement, all of the SEC filing fees in respect of the Proxy Statement and all of the fees of the proxy solicitor (which shall be retained by the Company in consultation with Parent) in connection with the solicitation of proxies from the Company’s shareholders.

(b) Termination Fee.  If (i) any person makes a Company Takeover Proposal after the date of this Agreement, this Agreement is terminated pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) or Section 7.1(c)(i) and within twelve (12) months of the date of such termination the Company enters into an agreement providing for, or consummates, any Company Takeover Proposal with such person, (ii) this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii) or (iii) this Agreement is terminated pursuant to Section 7.1(c)(ii), then the Company shall pay to Parent a fee of $10,000,000 (the “Termination Fee”), which amount shall be payable by wire transfer of same day funds, in the case of the foregoing clause (i), on the date of entering into or the consummation of, as applicable, such Company Takeover Proposal, and in the case of clause (ii), on the date of termination of this Agreement, and in the case of clause (iii) within two (2) Business Days of such termination. For purposes of this Section 7.3(b), the term “Company Takeover Proposal” shall have the meaning assigned to such term in Section 4.2(b), except that all references to 15% therein shall be deemed to be references to 50%.

(c) Exclusivity.  Except as provided in Section 7.2 or for specific performance as provided in Section 8.8(a), the Termination Fee payable by the Company pursuant to Section 7.3(b) constitutes Parent and Merger Sub’s exclusive remedy for or in connection with any event or circumstance with respect to which such fee is so paid, and none of Parent, Merger Sub or any of their affiliates may seek (and Parent and Merger Sub will cause their affiliates not to seek) to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company Subsidiaries or any of the Company Representatives in connection with this Agreement or the transactions contemplated hereby. The parties confirm that each event or circumstance giving rise to Parent and Merger Sub’s right to a fee under Section 7.3(b) would cause significant damage to Parent and Merger Sub that would be inherently difficult to quantify and prove, and that the Termination Fee provided for hereunder is intended to provide fair compensation in response to that damage, is not intended to be punitive, and is reasonable in amount in relation to the circumstances under which it would become payable. Notwithstanding any provision in this Agreement to the contrary, in no event shall the Company be required to pay the Termination Fee on more than one occasion. Any payment made pursuant to this Section 7.3 shall be net of any amounts that may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax Law. If the Company fails to pay in a timely manner the Termination Fee due to Parent pursuant to this Section 7.3 and, in order to obtain such payment, Parent commences a legal proceeding that results in a final, non-appealable judgment against the Company for the Termination Fee, the Company shall pay the out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) incurred by Parent in connection with such proceeding, together with interest on all such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1.  Nonsurvival of Representations and Warranties; Scope of Representations and Warranties.

(a) None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time, except each of the covenants and agreements contained in this Agreement that by its terms contemplates performance, in whole or in part, after the Effective Time, including Article II and Article VIII and Section 5.4, will survive the Merger.

(b) Except as and to the extent expressly set forth in Section 3.1, the Company makes no, and disclaims any, representations or warranties whatsoever, whether express or implied, and Parent and Merger Sub confirm, acknowledge and agree that they are not relying upon any such representation or warranty not expressly set forth in this Agreement. The Company disclaims and shall have no liability or responsibility for any other statement or information made or communicated (orally or in writing) to Merger Sub, Parent, any of their affiliates or any stockholder, officer, director, employee, representative, consultant, attorney, agent, lender or other advisor of Merger Sub, Parent or their affiliates (including any opinion, any implied warranty or any representation as to the accuracy or completeness of any information regarding the Company, information or advice which may have been provided to any such person by any Company Representative or any other person or contained in the files or records of the Company), wherever and however made, including any documents, projections, forecasts or other material made available to Parent in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement. As part of its investigation of the Company, Parent has been given financial information, cost estimates, forecasts, projections and other oral or written information and materials with respect to the Company (the “Additional Financial Information”) by the Company or a Company Representative. None of the Company or any of its officers, directors, employees, affiliates, representatives or agents makes any representations or warranties with respect to the Additional Financial Information, except for any specific representations and warranties set forth in Section 3.1 of this Agreement.

Section 8.2.  Notices.  Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given (a) when delivered, if delivered personally, (b) when sent, if sent by facsimile (which is promptly confirmed by telephone or electronic mail) during normal business hours, or (c) one (1) Business Day after sending, if sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

if to Parent or Merger Sub, to:

Danaher Corporation
2099 Pennsylvania Avenue, 12th Floor
Washington DC 20006-1813
Facsimile No.: (202) 828-0860
Attention: Chief Counsel, Mergers & Acquisitions

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Facsimile No.: (212) 735-2000

Attention:	Joseph A. Coco, Esq.
Thomas W. Greenberg, Esq.

if to the Company, to:

Keithley Instruments, Inc.
28775 Aurora Road
Solon, OH 44139
Facsimile No.: (440) 542-8007
Attention: Chairman of the Board, President and Chief Executive Officer

with a copy (which shall not constitute notice) to:

Baker & Hostetler LLP
PNC Center
1900 East 9th Street, Suite 3200
Cleveland, OH 44114-3482
Facsimile No.: (216) 696-0740
Attention: John M. Gherlein, Esq.

Section 8.3.  Interpretation and Definitions.  When a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Except as otherwise provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References to “this Agreement” include any schedules, exhibits or other attachments hereto. The parties hereto have participated jointly in the negotiating and drafting of this Agreement and, if an ambiguity or question of intent arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. For purposes of this Agreement:

(a) “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, with “control” meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

(b) “Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other Laws (domestic or foreign) that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition;

(c) “Business Day” means any day other than Saturday, Sunday or any day on which banking and savings and loan institutions in the State of Ohio are authorized or required by Law to be closed;

(d) “Company IP” means all Intellectual Property Rights owned by the Company or any of the Company Subsidiaries;

(e) “Company Material Adverse Effect” means any event, change, circumstance or effect that (i) is materially adverse to the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) prevents or materially delays or materially impairs the ability of the Company to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement; provided, however, that in the case of clause (i) only, events, changes, circumstances or effects shall not constitute or be considered in determining a Company Material Adverse Effect to the extent: (A) generally affecting the electronic test and measurement industry in the United States or elsewhere or the economy or the financial or securities markets in the United States or elsewhere, including regulatory, social or political conditions or developments (including any outbreak or escalation of hostilities or acts of war, whether or not pursuant to the declaration of a national emergency or war, or acts of terrorism) or changes in interest rates, (B) directly or indirectly resulting from (1) except for breaches of Section 3.1(d), the announcement or the existence of, or taking actions required by, this Agreement or the announcement of the transactions contemplated by this Agreement, (2) changes in applicable Law or GAAP or accounting standards, (3) changes in the market price or trading volume of the Company Shares, (4) changes in any analyst recommendations, any financial strength rating or any other similar recommendations or ratings as to the Company or the Company Subsidiaries (including, in and of itself, any failure to meet analyst projections), (5) the loss by the Company or any of the Company Subsidiaries of any of its customers, suppliers or employees as a result of the announcement of the transactions contemplated by this Agreement, or (6) the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target, whether internal or published, for any period ending on or after the date of this Agreement as well as any change, in and of itself, by the Company in any expected or projected financial or operating performance target as compared with any target prior to the date of this Agreement; provided that any of the underlying causes of such change or failure in subclauses (3), (4) or (6) above shall not be excluded from the determination of a Company Material Adverse Effect by virtue of this clause; and further provided that, notwithstanding the foregoing, any matter described in clause (A) above shall not be excluded from the determination of a Company Material Adverse Effect to the extent that such matter disproportionately affects the Company and the Company Subsidiaries, taken as a whole, as compared to other persons engaged in the electronic test and measurement industry.

(f) “Company Share Plans” means the 1992 Stock Option Plan, 2002 Stock Incentive Plan, as amended, 2009 Stock Incentive Plan, 1996 Outside Directors Deferred Stock Plan and the 1997 Directors’ Stock Option Plan;

(g) “Company Software Products” means all material Software products developed and owned by the Company or any Company Subsidiary that are (i) offered for license by the Company or any of the Company Subsidiaries or (ii) used in the conduct of their respective businesses;

(h) “Environment” means soil, surface waters, ground water, land, stream sediment, surface and subsurface strata, ambient air, indoor air or indoor air quality, including any material or substance used in the physical structure of any building or improvement;

(i) “Environmental Condition” means any contamination, damage, injury or other condition related to Hazardous Substances and includes any present or former Hazardous Substance treatment, storage, disposal or recycling units, underground storage tanks, wastewater treatment or management systems, wetlands, sumps, lagoons, impoundments, landfills, ponds, incinerators, wells, asbestos-containing materials, or PCB-containing articles;

(j) “Environmental, Health and Safety Claim” means any written claim, demand, suit, action, proceeding, order, investigation or any other written notice to the Company or any Company Subsidiary by any person alleging any potential liability (including potential liability for investigatory costs, risk assessment costs, cleanup costs, removal costs, remedial costs, operation and maintenance costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or resulting from (i) alleged noncompliance with any Environmental, Health and Safety Law or Environmental Permit, (ii) alleged injury or damage arising from exposure to Hazardous Substances, or (iii) the presence, Release or threatened Release into the Environment of any Hazardous Substance at or from any location, whether or not owned, leased, operated or otherwise used by the Company or any Company Subsidiary;

(k) “Environmental, Health and Safety Laws” means all Laws relating to (i) pollution or protection of the Environment, (ii) emissions, discharges, Releases or threatened Releases of Hazardous Substances, (iii) threats to human health or ecological resources arising from exposure to Hazardous Substances or (iv) the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and includes the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conversation and Recovery Act, the Clean Air Act, the Clean Water Act, the Water Pollution Control Act, the Toxic Substances Control Act and any similar foreign, state or local Laws;

(l) “Environmental Permit” means all Permits and timely-submitted applications for Permits required under applicable Environmental, Health and Safety Laws;

(m) “ERISA Affiliate” means those Company Subsidiaries which are members of a “controlled group” which includes the Company (within the meaning of Section 414(b) of the Code and related regulations) or which are “under common control” in a group of corporate and non-corporate enterprises which includes the Company (within the meaning of Section 414(c) of the Code and related regulations);

(n) “Filed SEC Documents” means the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March  31,

2010, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, the Company’s Current Reports on Form 8-K filed on November 19, 2009, November 20, 2009, December  9, 2009, December 14, 2009, February 19, 2010 and August 13, 2010, the Company’s Definitive Notice and Proxy Statement for the Company’s Annual Meeting held in 2009 and the Company’s Definitive Notice and Proxy Statement for the Company’s Annual Meeting held in 2010.

(o) “Hazardous Substance” means (i) chemicals, pollutants, contaminants, hazardous wastes, toxic substances, toxic mold, radiation and radioactive materials, (ii) any substance that is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), petroleum or petroleum-derived substances or wastes, leaded paints, radon gas or related materials, (iii) any substance that requires removal or remediation under any applicable Environmental, Health and Safety Law, or is defined, listed or identified as a “hazardous waste” or “hazardous substance” thereunder, or (iv) any substance that is regulated under any applicable Environmental, Health and Safety Law;

(p) “Indebtedness” means, with respect to any person, all obligations (including all obligations in respect of principal, accrued interest, penalties, prepayment penalties, fees and premiums) of such person (i) for borrowed money (including overdraft facilities), (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of letters of credit and bankers’ acceptances, (iv) under interest rate or currency swap or other derivative or hedging instruments and transactions (valued at the termination value thereof), (v) all obligations of such person under any sale and lease back transaction, agreement to repurchase securities sold or other similar financing transaction and (vi) in the nature of guarantees of the obligations described in clauses (i) through (v) above of any other person.

(q) “Intellectual Property Rights” means all worldwide (i) inventions, whether or not patentable; (ii) patents and patent applications; (iii) trademarks, service marks, trademark and service mark registrations and applications, trade dress, logos, slogans and trade names, whether or not registered, and all goodwill associated therewith; (iv) copyrights, copyrightable works, copyright registrations and applications, rights in databases and related rights, whether or not registered; (v) mask works; (vi) Software; (vii) Internet domain names and Internet websites and the content thereof, (viii) trade secrets, confidential, technical and business information, and know-how; (ix) all rights to any of the foregoing provided by bilateral or international treaties or conventions; (x) all other intellectual property or proprietary rights; and (xii) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing;

(r) “knowledge” means (i) with respect to the Company, the actual knowledge, after reasonable inquiry, of the Chairman, President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer and the Vice President and Chief Financial Officer of the Company and (ii) with respect to Parent and Merger Sub, the actual knowledge, after reasonable inquiry, of the executive officers of Parent;

(s) “Law” means any foreign, federal, state or local law, statute, code, ordinance, regulation, rule, principle of common law or other legally enforceable obligation imposed by a court or other Governmental Entity;

(t) “Liens” means any and all pledges, claims, liens, options, charges, easements, restrictions, covenants, conditions, encroachments, encumbrances and security interests;

(u) “Parent Material Adverse Effect” means any event, circumstance, change, occurrence or state of facts that prevents or materially delays or materially impairs the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement;

(v) “Permitted Liens” means (i) statutory Liens securing payments not yet due and payable, (ii) such imperfections or irregularities of title, claims, liens, charges, security interests, easements, covenants and other restrictions or encumbrances as would not reasonably be expected to materially impair property or assets to which they relate, (iii) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company set forth in Section 8.3(v) of the Company Disclosure Letter, (iv) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings, (v) mechanics’, materialmen’s or other Liens arising by operation of law, related to an underlying obligation that is not overdue or that secure a liquidated amount that is being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (vi) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, and (vii) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business;

(w) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other legal entity (including its permitted successors and assigns);

(x) “Plans” means the Company Pension Plans, the Company Welfare Plans, the Company Incentive Compensation Plans and the Company Executive Compensation Agreements.

(y) “Registered IP” means all material U.S., international and foreign (i) patents and patent applications (including provisional applications and design patents and applications) and all reexaminations, reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof; (ii) registered trademarks, service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (iii) registered copyrights and applications for copyright registration; and (iv) domain name registrations. Notwithstanding the foregoing, Registered IP does not mean any patent, patent application, trademark, or trademark application that was intentionally abandoned by the Company or any of the Company Subsidiaries in the reasonable business judgment of the Company or such Company Subsidiary;

(z) “Release” means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, placing or the like, or otherwise entering into the Environment;

(aa) “Santa Rosa Property” means the real property leased pursuant to the Lease, dated January  9, 2004, as amended, between the Company and CA-Oak Valley Business Center Limited Partnership, as assigned to Agilent Technologies, Inc.;

(bb) “Software” shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all documentation, including user documentation, user manuals, specifications and training materials, relating to any of the foregoing;

(cc) “subsidiary” of any person means (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one of more other subsidiaries of such person or by such person and one or more other subsidiaries thereof, (ii) a partnership of which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such person or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other person (other than a corporation, partnership or limited liability company) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof;

(dd) “Taxes” includes all federal, state, local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments, including any interest, penalties or additions with respect thereto; and

(ee) “Tax Return” means any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes, including any supplement thereto or amendment thereof.

Section 8.4.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email or otherwise) to the other parties.

Section 8.5.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, including the Company Disclosure Letter and the Parent Disclosure Letter, and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Section 5.4, are not intended to confer upon any person other than the parties hereto any rights or remedies, other than the right of the Company shareholders to receive the Merger Consideration after the Closing (a claim with respect to which may not be made unless and until the Effective Time shall have occurred).

Section 8.6.  Governing Law.  This Agreement and any disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby (whether in contract, tort or otherwise) shall be governed by, and construed in accordance with, the Laws of the State of Ohio, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

Section 8.7.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Parent and/or Merger Sub may assign its rights hereunder to a direct or indirect wholly owned subsidiary of Parent (provided that no such assignment shall relieve Parent or Merger Sub from any obligation or liability under this Agreement). Any assignment in violation of this Section 8.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and permitted assigns.

Section 8.8.  Consent to Jurisdiction; Waiver of Jury Trial.

(a) The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Common Pleas in Cuyahoga County, Ohio, or if (but only if) that court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Northern District of Ohio. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Common Pleas in Cuyahoga County, Ohio, or if (but only if) that court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Northern District of Ohio. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8.8, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each of the parties, to the fullest extent permitted by Law, consents to service of process being made through the notice procedures set forth in Section 8.2.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8.9.  Amendment.  This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval; provided, however, that, after such approval, no amendment that by Law requires further approval by the Company shareholders may be made without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 8.10.  Extension; Waiver.  At any time prior to the Effective Time, the Company, on one hand, and Parent and Merger Sub, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.9, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 8.11.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

(Signatures are on the following page.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

DANAHER CORPORATION

By:	/s/ Daniel A. Raskas
Name: Daniel A. Raskas

Title:	Senior Vice President —
Corporate Development

AEGEAN ACQUISITION CORP.

By:	/s/ Daniel A. Raskas
Name:     Daniel A. Raskas

Title:	Vice President

KEITHLEY INSTRUMENTS, INC.

By:	/s/ Joseph P. Keithley
Name: Joseph P. Keithley

Title:	Chairman, President and
Chief Executive Officer

Annex B

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of September 29, 2010, is by and among Danaher Corporation, a Delaware corporation (the “Parent”), Aegean Acquisition Corp., an Ohio corporation and an indirect wholly-owned subsidiary of the Parent (the “Merger Sub”), and Keithley Investment Co. Limited Partnership, an Ohio limited partnership (the ‘‘Stockholder”).

WHEREAS, the Parent, the Merger Sub and Keithley Instruments, Inc. (the “Company”) propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented pursuant to the terms thereof, the “Merger Agreement”) providing for the merger of the Company with and into Merger Sub (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder beneficially owns the number of Class B Common Shares set forth opposite the name of the Stockholder on Schedule A hereto (together with any Common Shares, Class B Common Shares and any other voting securities of the Company that the Stockholder acquires beneficial ownership of after the date hereof, the “Owned Shares”);

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

WHEREAS, the Stockholder and the Parent desire to set forth their agreement with respect to the voting of certain Class B Common Shares upon the terms and subject to the conditions set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

1. Voting; Proxies; Etc.

(a) Agreement to Vote.  The Stockholder hereby agrees that, from and after the date hereof and until this Agreement shall have been terminated in accordance with Section 6:

(i) At any meeting of the stockholders of the Company called for purposes that include approval of the Merger and adoption of the Merger Agreement, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances in which the stockholders of the Company are entitled to vote, consent or give any other approval with respect to the Merger and adoption of the Merger Agreement, the Stockholder shall (a) appear at such meeting or otherwise cause its Covered Shares (as defined below) to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, and (b) vote or cause to be voted (including by written consent, if applicable) such number of Owned Shares beneficially owned as of the relevant time that shall equal 19.99% of the voting power (as such term is used in Chapter 1701 of the Ohio Revised Code) of the Company (the “Covered Shares”), in each case to the extent such Covered Shares are entitled to be voted and are not so voted pursuant to the proxy granted in Section 1(b), in favor of adoption of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement. It is understood and agreed that in no event shall Parent or Merger Sub acquire, directly or indirectly, voting power (as such term is used in Chapter 1701 of the Ohio Revised Code) of the Company’s Common Shares and Class B Common Shares that, in aggregate, will entitle Parent and Merger Sub, collectively, to exercise or direct the exercise of the voting power of the Company in the election of the directors equaling more than 19.99% of such voting power. Nothing herein shall restrict the right of the Stockholder to vote, consent or give any other approval for any Owned Shares that are not Covered Shares with respect to any matter in which the Stockholder is entitled to vote.

(ii) At any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, or in any other circumstances in which the Stockholder is entitled to vote, consent or give any other approval, the Stockholder shall vote or cause to be voted (including by written consent, if applicable) the Covered Shares against the following actions:

(1) any proposal that would result in a breach by the Company of the Merger Agreement or by the Stockholder hereunder; or

(2) any action or agreement that is intended to, or would be reasonably likely to, impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (A) the adoption or approval by the Company of any Company Takeover Proposal; (B) any amendment of the Company’s articles of incorporation or code of regulations; (C) any material change in the present capitalization or dividend policy of the Company; or (D) any other material change in the Company’s corporate structure or business.

(b) Proxies.  As security for the agreements of the Stockholder provided for herein, the Stockholder hereby grants, in accordance with Section 1701.48 of the Ohio Revised Code, to the Merger Sub a proxy for the term of this Agreement to vote the Covered Shares as indicated in Section 1(a) above. The Stockholder agrees that this proxy shall be irrevocable during the term of this Agreement and coupled with an interest and each of the Stockholder and the Merger Sub will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and the Stockholder hereby revokes any proxy previously granted by the Stockholder with respect to the Covered Shares. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

(c) Transfer Restrictions.  The Stockholder agrees not to directly or indirectly (i) sell, transfer, grant, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument (collectively, ‘‘Transfer”)), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Owned Shares other than pursuant to the terms hereof and the Merger Agreement, (ii) enter into any voting arrangement or understanding with respect to the Owned Shares (other than this Agreement), whether by proxy, voting agreement or otherwise, (iii) convert the Stockholder’s Class B Common Shares into Common Shares or (iv) take any action that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect in any material respect or would have the effect of preventing or disabling the Stockholder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void.

(d) Appraisal Rights.  The Stockholder hereby irrevocably waives any and all rights which he or she may have as to appraisal, dissent or any similar or related matter with respect to the Merger.

(e) No Solicitation.  The Stockholder acknowledges and agrees that it will be deemed a Company Representative for purposes of Section 4.2(a) of the Merger Agreement and agrees to be bound by and to comply with the provisions of Section 4.2(a) of the Merger Agreement as if the Stockholder was a party to the Merger Agreement. Nothing in this Agreement shall restrict the activities of Joseph P. Keithley in his capacity as a director of the Company.

(f) Recommendation Change.  The Stockholder acknowledges and agrees that, during the term of this Agreement, the obligations of the Stockholder specified in this Section 1 shall not be affected by any withdrawal, qualification or modification of the recommendation by the Company or its board of directors relating to the Merger.

2. Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to the Parent and the Merger Sub as of the date hereof as follows:

(a) Authorization; Validity of Agreement; Necessary Action.  The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and subject to general equity principles.

(b) No Violations; Consents and Approvals.

(i) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, any applicable Antitrust Laws and Sections 13(d) and 16 of the Exchange Act, neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof will directly or indirectly (with or without notice or lapse of time or both): (A) contravene, conflict with, or result in a violation of, or give any Governmental Entity or other Person the right to exercise any remedy or obtain any relief under, any governmental regulation or any order, injunction, writ or decree to which the Stockholder, or any of the Stockholder’s assets, may be subject, or (B) require a consent, approval, ratification, permission, order or authorization from any Person; except, in the case of clauses (A) and (B), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or impair the ability of the Stockholder from consummating the transactions contemplated hereby in any material respect, or otherwise prevent the Parent or the Merger Sub from exercising their respective rights under this Agreement in any material respect.

(ii) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any consent, approval, license, permit, order, declaration or authorization of, or registration or filing with or notification to, any Governmental Entity, except (A) for the pre-merger notification requirements of applicable Antitrust Laws and applicable filings under Sections 13(d) and 16 of the Exchange Act, and (B) where failure to obtain such consent, approval, license, permit, order, declaration, authorization or registration, or to make such filings or notifications, would not prevent or impair the ability of the Stockholder from consummating the transactions contemplated hereby in any material respect, or otherwise prevent the Parent or the Merger Sub from exercising their respective rights under this Agreement in any material respect.

(c) Shares.  The Owned Shares are owned of record by the Stockholder. Except as set forth on Schedule A, the Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any other voting securities of the Company. The Stockholder has and will continue to have during the term hereof, sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Owned Shares with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Stockholder has good and valid title to the Owned Shares and at all times during the term hereof and on the Closing Date will have good and valid title to the Covered Shares, free and clear of all liens, claims, security interests or other charges or encumbrances.

(d) No Broker’s Fees.  Except as disclosed in the Merger Agreement, no broker, finder, investment banker or other Person is entitled to any broker’s, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

(e) Reliance.  The Stockholder acknowledges and agrees that each of the Parent and the Merger Sub are entering into the Merger Agreement and the transactions contemplated therein in reliance upon the Stockholder’s execution and delivery of this Agreement.

3. Representations and Warranties of Parent and Merger Sub.  The Parent and the Merger Sub, jointly and severally, hereby represent and warrant to the Stockholder as of the date hereof as follows:

(a) Organization.  Each of the Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b) Corporate Authorization; Validity of Agreement; Necessary Action.  Each of the Parent and the Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Parent and the Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent or the Merger Sub are necessary to authorize the execution and delivery by them of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and the Merger Sub, and constitutes the legal, valid and binding obligation of the Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and subject to general equity principles.

(c) No Violations; Consents and Approvals.

(i) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, any applicable Antitrust Laws, neither the execution, delivery or performance of this Agreement by the Parent or the Merger Sub nor the consummation by them of the transactions contemplated hereby nor compliance by them with any of the provisions hereof will directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with or result in a violation of (A) any provision of the charter, by-laws or other organizational document of the Parent or the Merger Sub, or (B) any resolution adopted by the board of directors or the stockholders of the Parent or the Merger Sub; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Entity or other Person the right to exercise any remedy or obtain any relief under, any governmental regulation or any order, injunction, writ or decree to which the Parent or the Merger Sub, or any of the respective assets owned or used by each of them, may be subject, or (iii) require a consent, approval, ratification, permission, order or authorization from any Person; except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or impair the ability of the Parent or the Merger Sub from consummating the transactions contemplated hereby in any material respect, or otherwise prevent the Parent or the Merger Sub from exercising their respective rights under this Agreement in any material respect.

(ii) The execution and delivery of this Agreement by the Parent and the Merger Sub does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any consent, approval, license, permit, order, declaration or authorization of, or registration or filing with or notification to, any Governmental Entity, except (i) for the pre-merger notification requirements of applicable Antitrust Laws, and (ii) where failure to obtain such consent, approval, license, permit, order, declaration, authorization or registration, or to make such filings or notifications, would not prevent or impair the ability of the Parent or the Merger Sub from consummating the transactions contemplated hereby in any material respect, or otherwise prevent the Parent or the Merger Sub from exercising their respective rights under this Agreement in any material respect.

4. Further Agreement of the Stockholders.  The Stockholder hereby authorizes and requests the Company’s counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting of the Covered Shares). The Stockholder agrees with, and covenants to, the Parent that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Covered Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in any of the Covered Shares by reason of any stock dividend or distribution, or any change in any of the Covered Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Covered Shares may be changed or exchanged; provided, however, that in no event shall the Covered Shares, as adjusted by reason of any stock dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, exceed 19.99% of the voting power (as such term is used in Chapter 1701 of the Ohio Revised Code) of the Company.

5. Further Assurances.  From time to time prior to the Closing, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party hereto shall cooperate with the other parties hereto in preparing and filing any notifications required under any applicable Antitrust Laws in connection with the transactions contemplated hereby.

6. Termination.  The obligations of the parties under this Agreement shall terminate upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) at the option of the Stockholder, the execution or granting of any amendment, modification, change or waiver with respect to the Merger Agreement subsequent to the date of this Agreement that results in any decrease in the price to be paid per share for the Common Shares and/or Class B Common Shares or any changes in the form of consideration to be received by the holders of such shares in the Merger or is otherwise adverse to the stockholders of the Company. Nothing in this Section 6 shall relieve any party of liability for failure to perform its covenants under this Agreement.

7. Costs and Expenses.  All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

8. Amendment and Modification.  This Agreement may be amended, modified and supplemented in any and all respects only by written agreement of the parties hereto.

9. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as it may specify by like notice):

(i) if to the Parent or the Merger Sub, to:

Danaher Corporation
2099 Pennsylvania Avenue, 12th Floor
Washington, DC 20006-1813
Attention: Chief Counsel, Mergers & Acquisitions
Facsimile: (202) 828-0860

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attn: Joseph A. Coco, Esq.
Thomas W. Greenberg, Esq.
Facsimile: (212) 735-2000

(ii) if to the Stockholder, to the address(es) set forth on Schedule A hereto.

10. Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 29, 2010.

11. Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

12. Entire Agreement; No Third Party Beneficiaries.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

13. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

14. Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.

15. Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Parent and the Merger Sub may assign, in the Parent’s sole discretion, any or all of their respective rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of the Parent; provided, however, that no such assignment shall relieve the Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors (including the Company as successor to the Merger Sub pursuant to the Merger), heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators.

16. Consent to Jurisdiction; Waiver of Jury Trial; Specific Performance.

(a) In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the federal or state courts located in Cleveland, Ohio, and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in such courts.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

(c) The parties acknowledge and agree that the Parent, the Merger Sub and the Stockholder would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Parent, the Merger Sub or the Stockholder may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parent, the Merger Sub and the Stockholder have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.

KEITHLEY INVESTMENT CO. LIMITED PARTNERSHIP

By:	/s/ Joseph P. Keithley
Name:     Joseph P. Keithley

Title:	General Partner

DANAHER CORPORATION

By:	/s/ Daniel A. Raskas
Name:     Daniel A. Raskas

Title:	Senior Vice President — Corporate Development

AEGEAN ACQUISITION CORP.

By:	/s/ Daniel A. Raskas
Name:     Daniel A. Raskas

Title:	Vice President

Schedule A

Number of Owned Shares: 0 Common Shares; 1,954,816 Class B Common Shares.

Description of any warrants, options or other rights to purchase voting securities of the Company:

None

Address(es) for notices and other communications pursuant to Section 9 of the Agreement

Keithley Investment Co. Limited Partnership
28775 Aurora Road
Solon, OH 44139
Attention: Joseph P. Keithley, General Partner
Facsimile: (440) 542-8007

with a copy to:

Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Attention: James P. Dougherty
Facsimile: 216-579-0212

Annex C

STIFEL
  NICOLAUS
     WEISEL

September 28, 2010

Board of Directors
Keithley Instruments Inc.
28775 Aurora Road
Solon, OH 44139

Ladies and Gentlemen:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that Keithley Instruments Inc. (the “Company”) is contemplating entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Danaher Corporation (the “Buyer”) and Aegean Acquisition Corporation, a wholly-owned subsidiary of Buyer (“Merger Sub”) pursuant to which Merger Sub will be merged with and into the Company, with the Company as the surviving entity (the “Merger”). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that each common share, without par value, of the Company and each Class B Common Share, without par value, of the Company, in each case issued and outstanding immediately prior to the effective time of the Merger, other than (i) dissenting shares under applicable law and (ii) shares of the Company held by the Buyer or any subsidiary of the Buyer or held by the Company or any subsidiary of the Company immediately prior to the effective time of the Merger (collectively “the Company Shares”), will be converted automatically into the right to receive $21.60 in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

You have requested Stifel Nicolaus’ opinion as to the fairness, from a financial point of view, as of the date hereof, to the holders of Company Shares of the Merger Consideration to be received by such holders pursuant to the Merger Agreement in connection with the Merger.

In connection with our opinion, we have, among other things:

(i) made inquiries regarding and discussed the Merger and a draft copy of the Merger Agreement dated September 28, 2010, a draft copy of the Voting Agreement dated September 28, 2010 and other matters related thereto with the Company’s counsel;

(ii) reviewed and analyzed the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and the unaudited consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

(iii) held meetings and discussions with the Company concerning the Company’s past, current and expected future financial and operating data and other business matters, including, without limitation, financial forecasts and related assumptions of the Company;

(iv) reviewed and analyzed certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company, including, without limitation, financial forecasts and related assumptions of the Company;

(v) reviewed the reported prices and trading activity of the publicly traded equity securities of the Company;

(vi) reviewed and analyzed certain publicly available financial and stock market data and pricing metrics for selected publicly traded broadline test and measurement and semiconductor test and metrology companies that we considered may have relevance to our analysis;

The Board of Directors
Keithley Instruments Inc.
September 28, 2010

(vii) reviewed the financial terms and valuation metrics, to the extent publicly available, of certain test and measurement and semiconductor test and metrology acquisitions that we considered may have relevance to our analysis; and

(ix) conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion.

In connection with our review, we relied upon and assumed, without independent verification, the accuracy and completeness of all financial, operational and other information that was made available, supplied, or otherwise communicated to Stifel Nicolaus by or on behalf of the Company, or their respective advisors, or that was otherwise reviewed by Stifel Nicolaus, and have not assumed any responsibility for independently verifying any of such information. With respect to any financial forecasts supplied to us by the Company, we have assumed that the forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company, and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof. We have further relied upon the assurances by the Company it is unaware of any facts that would make any information provided by or on behalf of it incomplete or misleading. Stifel Nicolaus assumed, with the consent of the Company, that any material liabilities (contingent or otherwise, known or unknown), if any, relating to the Company and the Buyer, respectively, have been disclosed to Stifel Nicolaus.

We assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the financial statements contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010. We have relied on advice of counsel and independent accountants to the Company as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Merger and the Merger Agreement, including, without limitation, the legal status and financial reporting of litigation involving the Company.

Our opinion is limited to whether the Merger Consideration is fair to the holders of Company Shares, from a financial point of view. Our opinion does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Company or the Company’s Board of Directors (the “Board”); (ii) the legal, tax or accounting consequences of the Merger on the Company or the holders of the Company’s equity securities; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public holders of the Company’s equity securities; or (iv) the treatment of, or effect of the Merger on, the Company Shares Options or the Company Share-Based Awards (each as defined in the Merger Agreement).

Our opinion is necessarily based upon financial, economic, monetary, market and other conditions and circumstances existing and disclosed to us by the Company, or their advisors as of the date hereof. It is understood that subsequent developments may affect the conclusions reached in this opinion, and that Stifel Nicolaus does not have or assume any obligation to update, revise or reaffirm this opinion. We have also assumed that the Merger will be consummated on the terms and conditions described in the draft Merger Agreement, without any further amendment thereto and without waiver of material terms or conditions by the Company, the Buyer, or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company or its equity securities. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state

The Board of Directors
Keithley Instruments Inc.
September 28, 2010

statutes, rules and regulations. We have not been requested to make, have not assumed responsibility for making, and have not made, an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company or the Buyer, nor have we been furnished with any such appraisals.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. There are no other material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and any party to the Merger. Thomas Weisel Partners LLC, an affiliate of Stifel Nicolaus, provides investment advisory services to Mr. Joseph P. Keithley, Chief Executive Officer and Chairman of the Board of the Company, and to certain trusts for which he serves as trustee, for which it receives customary compensation. In addition, Thomas Weisel Partners LLC provides investment advisory services to the Company with respect to its defined benefit plan, for which it receives customary compensation. Stifel Nicolaus may seek to provide investment banking services to the Buyer or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel Nicolaus and its clients may transact in the equity securities of the Company and the Buyer and may at any time hold a long or short position in such securities.

It is understood that this letter is solely for the information of, and directed to, the Board for its information and assistance in connection with its evaluation of the financial terms of the Merger. Our opinion does not constitute a recommendation to the Company or the Board as to whether the Company should enter into the Merger Agreement or effect the Merger or any other transaction contemplated by the Merger Agreement, or to any holder of the Company’s equity securities as to how such holder should vote at any shareholders’ meeting at which the Merger is considered, or whether or not such shareholder should enter into any voting, support or shareholders’ agreement in connection with the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder. Our opinion does not compare the relative merits of the Merger with those of any other transaction or business strategy which may have been available to or considered by the Board or the Company as alternatives to the Merger and does not address the underlying business decision of the Board or the Company to proceed with or effect the Merger.

Stifel Nicolaus’ Fairness Opinion Committee has approved the issuance of this opinion. This letter is not to be quoted or referred to, in whole or in part, nor shall this letter be used for any other purposes, without the prior written consent of Stifel Nicolaus, which consent is hereby given to the inclusion of this opinion in any proxy statement filed with the Securities and Exchange Commission in connection with the Merger, provided that the opinion is reproduced in full and any description of or reference to us or our opinion or any summary of our opinion or presentation is in form and substance reasonably acceptable to us and our legal counsel.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Shares in connection with the Merger pursuant to the Merger Agreement is fair to such holders of Company Shares, from a financial point of view.

Very truly yours,

/s/ STIFEL, NICOLAUS & COMPANY, INCORPORATED
STIFEL, NICOLAUS & COMPANY, INCORPORATED

Annex D

OHIO REVISED CODE SECTION 1701.85

Section 1701.85. Dissenting shareholder’s demand for fair cash value of shares

(A) (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

(4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(5) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

(D) (1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 am., Eastern Time, on November 19, 2010.

Vote by Internet · Log on to the Internet and go to www.investorvote.com/KEIT · Follow the steps outlined on the secured website.

Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	· Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR Item 1.

+

		For	Against	Abstain

1.	Approval and adoption of the Agreement and Plan of Merger, dated as of September 29, 2010, among Danaher Corporation, Aegean Acquisition Corp. and Keithley Instruments, Inc. and the transactions contemplated thereby.	☐	☐	☐	2.	To vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

+

Special Meeting of Shareholders
November 19, 2010
9:00 a.m.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KEITHLEY INSTRUMENTS, INC.
COMMON SHARES

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, NOVEMBER 19, 2010.
The undersigned hereby appoints JOSEPH P. KEITHLEY, MARK J. PLUSH and JOHN M. GHERLEIN and each of them, as proxies and attorneys, with full power of substitution, to appear and vote all the Common Shares of Keithley Instruments, Inc. which the undersigned shall be entitled to vote at the Special Meeting of Shareholders of the Company to be held November 19, 2010, and at any postponements or adjournments thereof, and directs said proxies to vote as specified herein on the matters set forth in the notice of the meeting, and to transact such other business as may properly come before the Special Meeting or any adjournment thereof, hereby revoking any and all proxies heretofore given.
You are encouraged to specify your choices by marking the appropriate boxes but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote your shares unless you sign and return this card.
This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this Proxy will be voted FOR Item 1 and with discretionary authority on all other matters that may properly come before the meeting or any adjournment or postponement thereof.
SIGN AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.
(Continued on the other side)

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 am., Eastern Time, on November 19, 2010.

Vote by Internet · Log on to the Internet and go to www.investorvote.com/KEITB · Follow the steps outlined on the secured website.

Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	· Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR Item 1.

+

		For	Against	Abstain

1.	Approval and adoption of the Agreement and plan of Merger, dated as of September 29, 2010, among Danaher Corporation, Aegean Acquisition Corp. and Keithley Instruments, Inc. and the transactions contemplated thereby.	☐	☐	☐	2.	To vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

+

Special Meeting of Shareholders
November 19, 2010
9:00 a.m.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KEITHLEY INSTRUMENTS, INC.
CLASS B COMMON SHARES

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, NOVEMBER 19, 2010.
The undersigned hereby appoints JOSEPH P. KEITHLEY, MARK J. PLUSH and JOHN M. GHERLEIN and each of them, as proxies and attorneys, with full power of substitution, to appear and vote all the Class B Common Shares of Keithley Instruments, Inc. which the undersigned shall be entitled to vote at the Special Meeting of Shareholders of the Company to be held November 19, 2010, and at any postponements or adjournments thereof, and directs said proxies to vote as specified herein on the matters set forth in the notice of the meeting, and to transact such other business as may properly come before the Special Meeting or any adjournment thereof, hereby revoking any and all proxies heretofore given.
You are encouraged to specify your choices by marking the appropriate boxes but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote your shares unless you sign and return this card.
This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this Proxy will be voted FOR Item 1 and with discretionary authority on all other matters that may properly come before the meeting or any adjournment or postponement thereof.
SIGN AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.
(Continued on the other side)